FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-17

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,132,834,836

  (Approximate Initial Pool Balance)

$996,894,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2017-C39

 as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

 Barclays Bank PLC

 Argentic Real Estate Finance LLC

 Natixis Real Estate Capital LLC

 Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-C39

August 3, 2017

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Citigroup Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Natixis Securities Americas LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$27,816,000	30.000%	(7)	2.90	09/17 – 07/22	41.2%	16.0%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$80,706,000	30.000%	(7)	4.90	07/22 – 07/22	41.2%	16.0%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$4,389,000	30.000%	(7)	6.90	07/24 – 07/24	41.2%	16.0%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$44,790,000	30.000%	(7)	7.18	07/22 – 12/26	41.2%	16.0%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$305,000,000	30.000%	(7)	9.72	12/26 – 06/27	41.2%	16.0%
A-5	AAAsf/AAA(sf)/Aaa(sf)	$330,283,000	30.000%	(7)	9.84	06/27 – 07/27	41.2%	16.0%
A-S	AAAsf/AAA(sf)/Aa2(sf)	$106,203,000	20.625%	(7)	9.90	07/27 – 07/27	46.7%	14.1%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$792,984,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B(10)	NR/AAA(sf)/NR	$222,942,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
B	AA-sf/AA(sf)/NR	50,978,000	16.125%	(7)	9.93	07/27 – 08/27	49.3%	13.3%
C	A-sf/A(sf)/NR	46,729,000	12.000%	(7)	9.98	08/27 – 08/27	51.7%	12.7%
Non-Offered Certificates
D(10)	BBB+sf/A-(sf)/NR	19,032,000	10.320%	(7)	9.98	08/27 – 08/27	52.7%	12.5%
Risk Retention Certificates
E-RR(10)	BBB-sf/BBB-(sf)/NR	37,610,000	7.000%	(7)	9.98	08/27 – 08/27	54.7%	12.0%
F-RR(10)	BB-sf/BB-(sf)/NR	25,489,000	4.750%	(7)	9.98	08/27 – 08/27	56.0%	11.7%
G-RR(10)	B-sf/B(sf)/NR	11,328,000	3.750%	(7)	9.98	08/27 – 08/27	56.6%	11.6%
H-RR(10)	NR/NR/NR	42,481,836	0.000%	(7)	9.98	08/27 – 08/27	58.8%	11.2%

Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated August 3, 2017 (the “Preliminary Prospectus”). KBRA, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A or Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates may not be issued on the closing date of this securitization.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates in the aggregate.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR, G-RR and H-RR Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The initial notional amount of the Class X-B certificates and the initial certificate balance of each of the Class D, E-RR, F-RR, G-RR and H-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B, C and D Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B, C and D Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	17	17	$333,036,782	29.4%
Barclays Bank PLC	11	87	301,354,734	26.6
Argentic Real Estate Finance LLC	19	27	269,737,998	23.8
Natixis Real Estate Capital LLC	8	9	154,458,553	13.6
Basis Real Estate Capital II, LLC	9	9	74,246,771	6.6
Total	64	149	$1,132,834,836	100.0%

Loan Pool:

Initial Pool Balance:	$1,132,834,836
Number of Mortgage Loans:	64
Average Cut-off Date Balance per Mortgage Loan:	$17,700,544
Number of Mortgaged Properties:	149
Average Cut-off Date Balance per Mortgaged Property(1):	$7,602,918
Weighted Average Mortgage Interest Rate:	4.372%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	45.2%
Weighted Average Original Term to Maturity or ARD (months):	115
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	354
Weighted Average Remaining Amortization Term (months)(2):	353
Weighted Average Seasoning (months):	2

(1)    Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)    Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.15x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	58.8%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.2%
% of Mortgage Loans with Additional Subordinate Debt(2):	29.5%
% of Mortgage Loans with Single Tenants(3):	10.6%

(1)   With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)   The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the WFCM 2017-C39 pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

(3)   Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 50.6% of the mortgage pool (50 mortgage loans) has scheduled amortization, as follows:

33.4% (26 mortgage loans) provides for an interest-only period followed by an amortization period; and

17.2% (24 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 49.4% of the mortgage pool (14 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 52.6% and 2.72x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 70.3% of the mortgage pool (31 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	64.8% of the pool
Insurance:	42.5% of the pool
Capital Replacements:	77.4% of the pool
TI/LC:	48.2% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

87.9% of the mortgage pool (55 mortgage loans) features a lockout period, then defeasance only until an open period;

8.9% of the mortgage pool (six mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period; and

3.1% of the mortgage pool (three mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$996,894,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).

Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Barclays Bank PLC (“Barclays”), Argentic Real Estate Finance LLC (“AREF”), Natixis Real Estate Capital LLC (“NXS”) and Basis Real Estate Capital II, LLC (“Basis”)

Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and Barclays Capital Inc.

Co-Managers:	Citigroup Global Markets Inc. and Natixis Securities Americas LLC

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	LNR Partners, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Trimont Real Estate Advisors, LLC

Asset Representations Reviewer:	Trimont Real Estate Advisors, LLC

Initial Majority Controlling Class Certificateholder:	B-Piece Holdings Cayman Limited or an affiliate. B-Piece Holdings Cayman Limited or such affiliate will be a “majority-owned affiliate” (as defined in the U.S. credit risk retention rules) of Argentic Real Estate Finance LLC.

U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by AREF, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in August 2017 (or, in the case of any mortgage loan that has its first due date in September 2017, the date that would have been its due date in August 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about August 22, 2017.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in September 2017.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in September 2017.

Rated Final Distribution Date:	The Distribution Date in September 2050.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Issue Characteristics

Clean-up Call:	1.0%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms / SF	Cut-off Date Balance Per Room / SF	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
Barclays	225 & 233 Park Avenue South	New York	NY	1 / 1	$70,000,000	6.2%	Office	675,756	$348	31.3%	31.3%	3.27	x	12.6%
WFB	211 Mount Airy Road	Basking Ridge	NJ	1 / 1	65,000,000	5.7	Office	306,194	212	67.2	67.2	2.20		9.2
WFB	Lakeside Shopping Center	Metairie	LA	1 / 1	58,000,000	5.1	Retail	1,211,349	144	47.9	47.9	2.74		11.3
Barclays	Long Island Prime Portfolio - Uniondale	Uniondale	NY	1 / 2	50,000,000	4.4	Office	1,750,761	113	61.9	61.9	2.49		12.6
AREF	Columbia Park Shopping Center	North Bergen	NJ	1 / 1	50,000,000	4.4	Retail	345,703	181	60.3	60.3	1.63		8.4
Natixis	245 Park Avenue	New York	NY	1 / 1	45,000,000	4.0	Office	1,723,993	626	48.9	48.9	2.73		10.7
Natixis	Two Independence Square	Washington	DC	1 / 1	45,000,000	4.0	Office	605,897	271	43.7	43.7	3.80		12.5
AREF	Yeshiva University Portfolio	New York	NY	1 / 5	45,000,000	4.0	Office	696,371	201	40.5	36.1	1.97		12.9
WFB	Lincolnshire Commons	Lincolnshire	IL	1 / 1	43,500,000	3.8	Mixed Use	133,024	327	74.6	68.2	1.37		8.7
Barclays	Starwood Capital Group Hotel Portfolio	Various	Various	1 / 65	40,000,000	3.5	Hospitality	6,366	90,680	60.4	60.4	2.72		13.9
Top Three Total/Weighted Average				3 / 3	$193,000,000	17.0%				48.4%	48.4%	2.75	x	11.1%
Top Five Total/Weighted Average				5 / 6	$293,000,000	25.9%				52.7%	52.7%	2.51	x	10.9%
Top Ten Total/Weighted Average				10 / 79	$511,500,000	45.2%				53.0%	52.0%	2.52	x	11.2%
Non-Top Ten Total/Weighted Average				54 / 70	$621,334,836	54.8%				63.6%	56.0%	1.85	x	11.2%

(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans
Property Name	Mortgage Loan Seller	Note(s)	Original Balance		Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
225 & 233 Park Avenue South	Barclays	A-1	$70,000,000		WFCM 2017-C39	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2, A-3	$120,000,000		Barclays	No
		A-4	$45,000,000		WFCM 2017-C38	No
Lakeside Shopping Center	WFB	A-1	$59,000,000		Morgan Stanley Bank, N.A.	Yes(2)	Wells Fargo Bank, National Association(2)	LNR Partners, LLC(2)
		A-2	$58,000,000		WFCM 2017-C39	No
		A-3	$58,000,000		Barclays	No
Long Island Prime Portfolio – Uniondale	Barclays	A-1-1	$85,000,000		GSMS 2017-GS7(3)	Yes	Wells Fargo Bank, National Association(3)	LNR Partners, LLC(3)
		A-1-2	$33,770,000		Goldman Sachs Mortgage Company	No
		A-2-1	$50,000,000		WFCM 2017-C39	No
		A-2-2	$29,180,000		Barclays	No
Columbia Park Shopping Center	AREF	A-1	$50,000,000		WFCM 2017-C39	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$12,700,000		AREF	No
245 Park Avenue	NXS	A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	$380,000,000	(4)	245 Park Avenue Trust 2017-245P	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
		A-2-A-1	$98,000,000		JPMCC 2017-JP6	No
		A-2-A-2, A-2-C-1-A	$93,750,000		DBJPM 2017-C6	No
		A-2-A-3	$75,000,000		JPMCC 2017-JP7	No
		A-2-A-4	$32,000,000		JPMorgan Chase Bank, N.A.	No
		A-2-B-1	$80,000,000		CSAIL 2017-C8	No
		A-2-B-2, A-2-B-3-B	$85,000,000		NXS	No
		A-2-B-3-A	$45,000,000		WFCM 2017-C39	No
		A-2-C-1-B, A-2-C-2	$51,250,000		Deutsche Bank AG, New York Branch	No
		A-2-D-1, A-2-D-2, A-2-D-3	$70,000,000		Société Générale	No
		A-2-E-1	$55,000,000		WFCM 2017-C38	No
		A-2-E-2	$15,000,000		Barclays	No
Two Independence Square	NXS	A-1	$64,000,000	(4)	CSMC 2017-MOON	Yes	KeyBank National Association	AEGON USA Realty Advisors, LLC
		A-2	$30,000,000		Column Financial, Inc.	No
		A-3-A	$45,000,000		WFCM 2017-C39	No
		A-3-B	$25,000,000		NXS	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller	Note(s)	Original Balance		Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Yeshiva University Portfolio	AREF	A-1, A-3	$60,000,000		MSC 2017-H1	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-2	$45,000,000		WFCM 2017-C39	No
		A-4	$35,000,000		CFCRE 2017-C8	No
Starwood Capital Group Hotel Portfolio	Barclays	A-1, A-7	$80,000,000		DBJPM 2017-C6	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2-1, A-16-1	$60,000,000		JPMCC 2017-JP7	No
		A-2-2, A-9, A-14	$46,817,500		JPMorgan Chase Bank, N.A.	No
		A-3	$72,500,000		BANK 2017-BNK5	No
		A-4	$59,317,500		BANK 2017-BNK6	No
		A-5	$50,000,000		WFCM 2017-C38	No
		A-6-1	$40,000,000		WFCM 2017-C39	No
		A-6-2, A-17	$41,817,500		Barclays	No
		A-8, A-10	$40,000,000		CD 2017-CD5(5)	No
		A-11, A-12, A-13-2	$37,500,000		UBS 2017-C2(6)	No
		A-13-1	$14,317,500		Deutsche Bank AG, New York Branch	No
		A-15, A-16-2	$35,000,000		Starwood Mortgage Funding II LLC	No
University Center Chicago	WFB	A-1	$85,600,000		WFB	Yes(2)	Wells Fargo Bank, National Association(3)	LNR Partners, LLC(3)
		A-2	$35,000,000		WFCM 2017-C39	No
Del Amo Fashion Center	Barclays	A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1	$59,300,000	(4)	DAFC 2017-AMO	Yes	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank
		A-1-2, A-4-2, B-1-2, B-4-2	$90,000,000		BANK 2017-BNK5	No
		A-1-3, A-4-4, B-1-3, B-1-4, B-4-4	$59,543,000		BANK 2017-BNK6	No
		A-1-4	$20,457,000		Bank of America, N.A.	No
		A-2-2-A, B-2-2-A	$30,000,000		WFCM 2017-C39	No
		A-2-2-B, A-2-4, B-2-2-B, B-2-4	$40,000,000		Barclays	No
		A-2-3, A-4-3, B-2-3, B-4-3	$60,000,000		WFCM 2017-C38	No
		A-3-2, A-3-4, B-3-2, B-3-4	$55,000,000		Société Générale	No
		A-3-3, B-3-3	$45,000,000		UBS 2017-C2(6)	No
Cleveland East Office Portfolio	AREF	A-1	$30,000,000		WFCM 2017-C39	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$12,000,000		AREF	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
First Stamford Place	WFB	A-1-A	$60,000,000	JPMCC 2017-JP7	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
		A-1-B, A-1-C	$54,800,000	JPMorgan Chase Bank, N.A.	No
		A-2-A	$25,000,000	WFB	No
		A-2-B	$24,200,000	WFCM 2017-C39	No
iStar Leased Fee Portfolio	Barclays	A-1-1	$55,000,000	MSC 2017-H1	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-1-2	$40,600,000	WFCM 2017-C38	No
		A-1-3-1	$20,600,000	WFCM 2017-C39	No
		A-1-3-2	$20,000,000	Barclays	No
		A-2	$45,400,000	DBJPM 2017-C6	No
		A-3	$45,400,000	BANK 2017-BNK5	No
Crowne Plaza JFK	AREF	A-1	$20,250,000	MSC 2017-H1	No	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$20,250,000	WFCM 2017-C39	Yes
Hilton Garden Inn Chicago/North Loop	WFB	A-1	$20,000,000	WFB	Yes(2)	Wells Fargo Bank, National Association(3)	LNR Partners, LLC(3)
		A-2	$14,000,000	WFCM 2017-C39	No
Marble Hall Gardens	NXS	A-1	$11,500,000	CSAIL 2017-C8	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$10,000,000	WFCM 2017-C39	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.
(2)	The related whole loan is expected to initially be serviced under the WFCM 2017-C39 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2017-C39 certificates after the closing of such securitization.
(3)	The GSMS 2017-GS7 transaction is expected to close on August 24, 2017.
(4)	The related whole loan also includes certain related junior notes, which have been contributed to the related standalone securitization listed under the “Holder of Note” column. Such related junior notes are not reflected in the “Note(s)” column.
(5)	The CD 2017-CD5 transaction is expected to close on August 15, 2017.
(6)	The UBS 2017-C2 transaction is expected to close on August 17, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
1	Barclays	225 & 233 Park Avenue South	$70,000,000	6.2%	NAP	$195,000,000	4.1133%	3.27	x	1.59	x	12.6%	6.9%	31.3%	57.3%
4	Barclays	Long Island Prime Portfolio - Uniondale	$50,000,000	4.4	NAP	$45,970,000	5.4159	2.49		1.66		12.6	10.2	61.9	76.2
5	AREF	Columbia Park Shopping Center	$50,000,000	4.4	NAP	$7,958,333	5.3875	1.63		1.21		8.4	7.5	60.3	68.0
6	Natixis	245 Park Avenue	$45,000,000	4.0	$120,000,000	$568,000,000	4.3000	2.73		1.42		10.7	6.5	48.9	80.0
7	Natixis	Two Independence Square	$45,000,000	4.0	$61,700,000	NAP	3.2300	3.80		2.76		12.5	9.1	43.7	60.2
13	Barclays	Del Amo Fashion Center	$30,000,000	2.6	$125,700,000	NAP	3.6575	3.34		2.63		12.9	10.1	39.8	50.6
16	WFB	First Stamford Place	$24,200,000	2.1	NAP	$16,000,000	4.2800	2.71		1.73		12.7	11.5	57.5	63.2
19	AREF	Crowne Plaza JFK	$20,250,000	1.8	NAP	$4,300,000	6.2407	1.63		1.35		13.4	12.1	65.3	72.3
Total/Weighted Average			$334,450,000	29.5%	$307,400,000	$837,228,333	4.5048%	2.77	x	1.77	x	11.8%	8.7%	49.0%	65.9%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
3	WFB	Lakeside Shopping Center	Metairie	LA	Retail	58,000,000	5.1%	BACM 2007-4
4.01	Barclays	RXR Plaza	Uniondale	NY	Office	29,767,618	2.6	GSMS 2007-GG10
4.02	Barclays	Omni	Uniondale	NY	Office	20,232,382	1.8	GCCFC 2007-GG9
5	AREF	Columbia Park Shopping Center	North Bergen	NJ	Retail	50,000,000	4.4	CGCMT 2007-C6
10.01	Barclays	Larkspur Landing Sunnyvale	Sunnyvale	CA	Hospitality	2,360,633	0.2	COMM 2013-CR7
10.02	Barclays	Larkspur Landing Milpitas	Milpitas	CA	Hospitality	1,989,094	0.2	COMM 2013-CR7
10.03	Barclays	Larkspur Landing Campbell	Campbell	CA	Hospitality	1,748,953	0.2	COMM 2013-CR7
10.04	Barclays	Larkspur Landing San Francisco	South San Francisco	CA	Hospitality	1,440,847	0.1	COMM 2013-CR7
10.05	Barclays	Larkspur Landing Pleasanton	Pleasanton	CA	Hospitality	1,409,130	0.1	COMM 2013-CR7
10.06	Barclays	Larkspur Landing Bellevue	Bellevue	WA	Hospitality	1,255,077	0.1	COMM 2013-CR7
10.07	Barclays	Larkspur Landing Sacramento	Sacramento	CA	Hospitality	937,910	0.1	COMM 2013-CR7
10.09	Barclays	Larkspur Landing Hillsboro	Hillsboro	OR	Hospitality	915,255	0.1	COMM 2013-CR7
10.10	Barclays	Larkspur Landing Renton	Renton	WA	Hospitality	906,193	0.1	COMM 2013-CR7
10.11	Barclays	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington	TX	Hospitality	869,945	0.1	WFCM 2012-LC5
10.13	Barclays	Residence Inn Williamsburg	Williamsburg	VA	Hospitality	824,636	0.1	WFRBS 2013-C11
10.14	Barclays	Hampton Inn Suites Waco South	Waco	TX	Hospitality	761,202	0.1	WFCM 2012-LC5
10.15	Barclays	Holiday Inn Louisville Airport Fair Expo	Louisville	KY	Hospitality	747,609	0.1	WFRBS 2012-C10
10.16	Barclays	Courtyard Tyler	Tyler	TX	Hospitality	734,016	0.1	WFCM 2012-LC5
10.17	Barclays	Hilton Garden Inn Edison Raritan Center	Edison	NJ	Hospitality	734,016	0.1	WFRBS 2013-C11
10.20	Barclays	Peoria, AZ Residence Inn	Peoria	AZ	Hospitality	711,362	0.1	GSMS 2012-GCJ9
10.25	Barclays	Courtyard Wichita Falls	Wichita Falls	TX	Hospitality	638,866	0.1	WFCM 2012-LC5
10.26	Barclays	Hampton Inn Morehead	Morehead City	NC	Hospitality	620,742	0.1	CSMC 2008-C1
10.28	Barclays	Courtyard Lufkin	Lufkin	TX	Hospitality	575,433	0.1	WFCM 2012-LC5
10.29	Barclays	Hampton Inn Carlisle	Carlisle	PA	Hospitality	570,902	0.1	WFRBS 2013-C11
10.30	Barclays	Springhill Suites Williamsburg	Williamsburg	VA	Hospitality	570,902	0.1	WFRBS 2013-C11
10.32	Barclays	Waco Residence Inn	Waco	TX	Hospitality	552,778	0.0	GSMS 2012-GCJ9
10.33	Barclays	Holiday Inn Express Fishers	Fishers	IN	Hospitality	516,530	0.0	WFRBS 2012-C10
10.34	Barclays	Larkspur Landing Folsom	Folsom	CA	Hospitality	502,937	0.0	COMM 2013-CR7
10.36	Barclays	Holiday Inn Express & Suites Paris	Paris	TX	Hospitality	471,220	0.0	WFCM 2012-LC5
10.37	Barclays	Toledo Homewood Suites	Maumee	OH	Hospitality	471,220	0.0	GSMS 2012-GCJ9
10.38	Barclays	Grand Rapids Homewood Suites	Grand Rapids	MI	Hospitality	457,627	0.0	GSMS 2012-GCJ9
10.39	Barclays	Fairfield Inn Laurel	Laurel	MD	Hospitality	425,911	0.0	WFRBS 2013-C11
10.40	Barclays	Cheyenne Fairfield Inn and Suites	Cheyenne	WY	Hospitality	425,911	0.0	GSMS 2012-GCJ9
10.41	Barclays	Courtyard Akron Stow	Stow	OH	Hospitality	416,849	0.0	WFRBS 2012-C10
10.43	Barclays	Larkspur Landing Roseville	Roseville	CA	Hospitality	394,194	0.0	COMM 2013-CR7
10.44	Barclays	Hampton Inn Danville	Danville	PA	Hospitality	389,663	0.0	WFRBS 2013-C11
10.45	Barclays	Holiday Inn Norwich	Norwich	CT	Hospitality	385,132	0.0	WFRBS 2013-C11
10.46	Barclays	Hampton Inn Suites Longview North	Longview	TX	Hospitality	380,601	0.0	WFCM 2012-LC5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
10.48	Barclays	Hampton Inn Suites Buda	Buda	TX	Hospitality	376,070	0.0	WFCM 2012-LC5
10.49	Barclays	Shawnee Hampton Inn	Shawnee	OK	Hospitality	376,070	0.0	GSMS 2012-GCJ9
10.50	Barclays	Racine Fairfield Inn	Racine	WI	Hospitality	367,008	0.0	GSMS 2012-GCJ9
10.51	Barclays	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam	PA	Hospitality	357,946	0.0	WFRBS 2013-C11
10.52	Barclays	Holiday Inn Express & Suites Terrell	Terrell	TX	Hospitality	339,822	0.0	WFCM 2012-LC5
10.53	Barclays	Westchase Homewood Suites	Houston	TX	Hospitality	328,912	0.0	GSMS 2012-GCJ9
10.54	Barclays	Holiday Inn Express & Suites Tyler South	Tyler	TX	Hospitality	326,229	0.0	WFCM 2012-LC5
10.55	Barclays	Holiday Inn Express & Suites Huntsville	Huntsville	TX	Hospitality	312,637	0.0	WFCM 2012-LC5
10.56	Barclays	Hampton Inn Sweetwater	Sweetwater	TX	Hospitality	285,451	0.0	WFCM 2012-LC5
10.57	Barclays	Comfort Suites Buda Austin South	Buda	TX	Hospitality	240,141	0.0	WFCM 2012-LC5
10.58	Barclays	Fairfield Inn & Suites Weatherford	Weatherford	TX	Hospitality	226,548	0.0	WFCM 2012-LC5
10.59	Barclays	Holiday Inn Express & Suites Altus	Altus	OK	Hospitality	183,578	0.0	WFCM 2012-LC5
10.60	Barclays	Comfort Inn & Suites Paris	Paris	TX	Hospitality	163,115	0.0	WFCM 2012-LC5
10.61	Barclays	Hampton Inn Suites Decatur	Decatur	TX	Hospitality	156,090	0.0	WFCM 2012-LC5
10.62	Barclays	Holiday Inn Express & Suites Texarkana East	Texarkana	AR	Hospitality	144,545	0.0	WFCM 2012-LC5
10.63	Barclays	Mankato Fairfield Inn	Mankato	MN	Hospitality	129,531	0.0	GSMS 2012-GCJ9
10.64	Barclays	Candlewood Suites Texarkana	Texarkana	TX	Hospitality	100,147	0.0	WFCM 2012-LC5
10.65	Barclays	Country Inn & Suites Houston Intercontinental Airport East	Humble	TX	Hospitality	95,109	0.0	WFCM 2012-LC5
15	WFB	Crowne Plaza Dallas	Dallas	TX	Hospitality	27,000,000	2.4	CSMC 2007-C4
16	WFB	First Stamford Place	Stamford	CT	Office	24,200,000	2.1	MSC 2007-IQ15; JPMCC 2017-JP7
17	Natixis	181 Second Avenue	San Mateo	CA	Office	22,600,000	2.0	WBCMT 2007-C32
22	Basis	River City Plaza	Muskogee	OK	Retail	14,965,102	1.3	JPMCC 2007-CB19
23	AREF	Super 8 Resort Portfolio	Various	Various	Hospitality	14,431,851	1.3	MLCFC 2007-7
24	Basis	Village Shopping Center	Davenport	IA	Retail	14,372,326	1.3	RAITF 2014-FL3
25	AREF	Melville Plaza	Melville	NY	Retail	14,000,000	1.2	JPMCC 2007-LD12
28	Basis	White Flint - ExtraSpace Self Storage	Kensington	MD	Self Storage	11,650,000	1.0	BSCMS 2007-PW16
29	Natixis	SoNo Square	Norwalk	CT	Mixed Use	11,500,000	1.0	JPMCC 2007-LD12
30	Barclays	Village at Peachtree Corners	Norcross	GA	Retail	10,585,384	0.9	MLCFC 2007-8
35	WFB	Lotte Plaza	Ellicott City	MD	Retail	9,972,515	0.9	BSCMS 2007-T28
37	Basis	Millersville - ExtraSpace Self Storage	Millersville	MD	Self Storage	9,100,000	0.8	BSCMS 2007-PW16
38	AREF	Bennett Street Design District	Atlanta	GA	Retail	8,977,376	0.8	GSMS 2013-GC12
44	AREF	Hampton Inn & Suites - Albuquerque	Albuquerque	NM	Hospitality	7,536,121	0.7	JPMCC 2007-CB20
48	AREF	Sam Houston Technology Center	Houston	TX	Office	6,492,296	0.6	WBCMT 2007-C33
49	WFB	Camp Creek Pointe	East Point	GA	Retail	6,467,973	0.6	MLCFC 2007-9
50	WFB	Sandpointe Apartments	Redding	CA	Multifamily	6,150,000	0.5	BSCMS 2007-PW17
57	Basis	Landover - ExtraSpace Self Storage	Landover	MD	Self Storage	3,400,000	0.3	BSCMS 2007-PW16
59.01	AREF	6556 Siegen Lane	Baton Rouge	LA	Retail	2,369,669	0.2	CSMSC 2007-C3
59.02	AREF	9827 Bluebonnet Boulevard	Baton Rouge	LA	Retail	939,696	0.1	BSCMS 2007-PW18
	Total					$416,332,554	36.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at ARD ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF / Rooms	Loan per SF / Room ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon Or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to ARD (mos.)
7	Natixis	Two Independence Square	DC	Office	$45,000,000	4.0%	$45,000,000	55.8%	605,897	$271	3.80	x	12.5%	43.7%	43.7%	59	59
14	AREF	Cleveland East Office Portfolio	OH	Office	30,000,000	2.6	28,255,991	35.0	499,454	84	1.55		11.6	70.0	65.9	11	59
45	WFB	Holiday Inn Express – Huntsville	AL	Hospitality	7,291,551	0.6	6,694,131	8.3	109	66,895	2.01		13.9	60.3	55.3	0	59
Total/Weighted Average					$82,291,551	7.3%	$79,950,122	99.1%			2.82	x	12.3%	54.8%	52.8%	36	59

(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)   Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	Units	Loan per Unit ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
51	AREF	The Preserve at Tumbling Creek	GA	Multifamily	$5,073,538	0.4%	$4,389,817	100.0%	243	$20,879	1.69	x	11.9%	64.2%	55.6%	0	83
Total/Weighted Average					$5,073,538	0.4%	$4,389,817	100.0%			1.69	x	11.9%	64.2%	55.6%	0	83

(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)   Reflects the percentage equal to the Balloon Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	17	$410,521,645	36.2%	51.9%	50.7%	2.63	x	11.7%	11.0%	4.015%
CBD	10	251,800,000	22.2	42.8	42.0	2.96		12.2	11.6	3.737
Suburban	7	158,721,645	14.0	66.4	64.5	2.11		10.9	10.0	4.456
Retail	23	340,690,724	30.1	60.4	54.7	1.90		10.2	9.6	4.432
Anchored	10	183,655,327	16.2	65.6	58.5	1.54		9.5	8.9	4.656
Super Regional Mall	2	88,000,000	7.8	45.1	45.1	2.94		11.8	11.1	3.732
Unanchored	5	45,895,348	4.1	68.0	57.8	1.51		10.1	9.5	4.804
Shadow Anchored	3	13,980,352	1.2	66.1	56.7	1.44		9.7	9.3	4.688
Single Tenant	3	9,159,696	0.8	55.1	50.3	1.76		9.4	9.4	4.421
Hospitality	81	185,259,868	16.4	62.5	54.0	1.98		13.5	11.9	4.936
Limited Service	53	102,159,801	9.0	63.8	53.6	1.94		13.5	12.0	5.008
Full Service	5	49,252,687	4.3	62.1	54.3	1.89		14.0	12.1	5.008
Extended Stay	22	19,880,493	1.8	60.4	60.4	2.72		13.9	12.4	4.486
Select Service	1	13,966,888	1.2	57.2	46.8	1.59		11.2	10.0	4.800
Multifamily	6	76,725,986	6.8	63.6	58.0	2.12		10.9	10.4	4.325
Student Housing	2	40,073,538	3.5	59.9	58.8	2.56		11.0	10.8	4.059
Garden	4	36,652,447	3.2	67.7	57.0	1.63		10.7	10.0	4.617
Mixed Use	3	64,953,660	5.7	73.3	65.6	1.36		8.9	8.4	4.592
Office/Retail	1	43,500,000	3.8	74.6	68.2	1.37		8.7	8.3	4.460
Retail/Office	1	11,500,000	1.0	72.3	63.8	1.42		10.0	9.0	4.810
Multifamily/Retail	1	9,953,660	0.9	68.6	56.6	1.26		8.2	8.1	4.920
Self Storage	6	31,697,855	2.8	63.2	56.1	1.39		9.1	8.9	4.979
Self Storage	6	31,697,855	2.8	63.2	56.1	1.39		9.1	8.9	4.979
Other	12	20,600,000	1.8	65.6	65.6	2.12		8.2	8.2	3.795
Leased Fee	12	20,600,000	1.8	65.6	65.6	2.12		8.2	8.2	3.795
Industrial	1	2,385,098	0.2	61.6	52.2	1.25		9.6	8.8	5.730
Flex	1	2,385,098	0.2	61.6	52.2	1.25		9.6	8.8	5.730
Total/Weighted Average:	149	$1,132,834,836	100.0%	58.8%	54.2%	2.15	x	11.2%	10.4%	4.372%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	11	$244,250,000	21.6%	47.4%	45.2%	2.53	x	12.2%	11.2%	4.150%
New Jersey	5	138,315,121	12.2	65.5	63.7	1.86		9.0	8.7	4.476
Illinois	7	102,767,477	9.1	66.0	60.5	1.89		10.2	9.7	4.400
Maryland	8	84,596,860	7.5	67.3	58.4	1.59		10.0	9.6	4.544
California	16	83,037,088	7.3	51.2	50.0	2.85		12.2	11.6	3.921
Northern	13	42,581,007	3.8	55.4	54.4	2.80		12.3	11.6	3.891
Southern	3	40,456,081	3.6	46.9	45.4	2.90		12.0	11.5	3.953
Louisiana	4	71,263,025	6.3	51.2	48.5	2.47		10.9	10.2	3.991
Other(3)	98	408,605,265	36.1	62.7	55.8	2.00		11.7	10.6	4.584
Total/Weighted Average	149	$1,132,834,836	100.0%	58.8%	54.2%	2.15	x	11.2%	10.4%	4.372%

(1)	The mortgaged properties are located in 34 states and Washington D.C.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 28 other states and Washington D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool (1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1,897,855 - 2,000,000	1	$1,897,855	16.8%
2,000,001 - 3,000,000	4	10,301,886	0.9
3,000,001 - 4,000,000	6	21,629,312	1.9
4,000,001 - 5,000,000	2	9,105,000	0.8
5,000,001 - 6,000,000	1	5,073,538	0.4
6,000,001 - 7,000,000	4	26,110,269	2.3
7,000,001 - 8,000,000	4	29,687,021	2.6
8,000,001 - 9,000,000	5	43,539,782	3.8
9,000,001 - 10,000,000	5	49,003,622	4.3
10,000,001 - 15,000,000	11	138,886,551	12.3
15,000,001 - 20,000,000	2	36,850,000	3.3
20,000,001 - 30,000,000	7	174,650,000	15.4
30,000,001 - 50,000,000	9	393,100,000	34.7
50,000,001 - 70,000,000	3	193,000,000	17.0
Total:	64	$1,132,834,836	100.0%
Average	$17,700,544
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1.28 - 1.30	1	$9,953,660	0.9%
1.31 - 1.40	7	50,788,753	4.5
1.41 - 1.50	10	153,916,794	13.6
1.51 - 1.60	7	52,458,240	4.6
1.61 - 1.70	3	21,677,296	1.9
1.71 - 1.80	8	136,383,900	12.0
1.81 - 1.90	3	37,456,797	3.3
1.91 - 2.00	2	11,556,105	1.0
2.01 - 2.50	12	228,870,777	20.2
2.51 - 3.00	5	197,972,515	17.5
3.01 - 3.50	5	186,800,000	16.5
3.51 - 3.83	1	45,000,000	4.0
Total:	64	$1,132,834,836	100.0%
Weighted Average:	2.30x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1.25 - 1.30	7	$56,996,767	5.0%
1.31 - 1.40	9	146,342,441	12.9
1.41 - 1.50	9	73,435,152	6.5
1.51 - 1.60	9	93,330,746	8.2
1.61 - 1.70	4	82,552,887	7.3
1.71 - 1.80	4	35,965,403	3.2
1.81 - 1.90	3	30,520,000	2.7
1.91 - 2.00	1	45,000,000	4.0
2.01 - 2.50	8	188,918,926	16.7
2.51 - 3.00	6	212,172,515	18.7
3.01 - 3.50	3	122,600,000	10.8
3.51 - 3.80	1	45,000,000	4.0
Total:	64	$1,132,834,836	100.0%
Weighted Average:	2.15x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Refinance	41	$694,976,984	61.3%
Acquisition	21	408,982,852	36.1
Recapitalization	1	20,600,000	1.8
Acquisition/Refinance	1	8,275,000	0.7
Total:	64	$1,132,834,836	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
3.230 - 3.500	1	$45,000,000	4.0%
3.501 - 3.750	4	167,600,000	14.8
3.751 - 4.000	4	119,750,000	10.6
4.001 - 4.250	3	99,172,515	8.8
4.251 - 4.500	9	244,122,376	21.5
4.501 - 4.750	14	141,396,051	12.5
4.751 - 5.000	12	168,709,008	14.9
5.001 - 5.250	7	73,728,323	6.5
5.251 - 5.500	3	30,109,732	2.7
5.501 - 5.750	4	34,145,781	3.0
5.751 - 6.000	2	6,269,947	0.6
6.001 - 6.130	1	2,831,105	0.2
Total:	64	$1,132,834,836	100.0%
Weighted Average:	4.372%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
8.2 - 9.0	12	$233,341,633	20.6%
9.1 - 10.0	14	157,081,064	13.9
10.1 - 11.0	8	131,662,681	11.6
11.1 - 12.0	8	150,156,588	13.3
12.1 - 13.0	11	302,073,474	26.7
13.1 - 14.0	6	95,306,551	8.4
14.1 - 15.0	3	50,409,226	4.4
15.1 - 16.0	1	2,831,105	0.2
16.1 – 16.6	1	9,972,515	0.9
Total:	64	$1,132,834,836	100.0%
Weighted Average:	11.2%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
7.8 - 8.0	3	$68,400,000	6.0%
8.1 - 9.0	18	231,864,993	20.5
9.1 - 10.0	11	153,487,273	13.5
10.1 - 11.0	6	177,529,349	15.7
11.1 - 12.0	14	231,173,825	20.4
12.1 - 13.0	10	257,575,777	22.7
13.1 - 15.0	1	2,831,105	0.2
15.1 - 16.0	1	9,972,515	0.9
Total:	64	$1,132,834,836	100.0%
Weighted Average:	10.4%
ORIGINAL TERM TO MATURITY OR ARD
Original Term to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
60	3	$82,291,551	7.3%
84	1	5,073,538	0.4
120	60	1,045,469,748	92.3
Total:	64	$1,132,834,836	100.0%
Weighted Average:	115 months
(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
59 - 60	3	$82,291,551	7.3%
61 - 84	1	5,073,538	0.4
85 - 120	60	1,045,469,748	92.3
Total:	64	$1,132,834,836	100.0%
Weighted Average:	114 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	14	$559,300,000	49.4%
240	1	3,309,365	0.3
241 - 300	4	33,536,483	3.0
301 - 360	45	536,688,988	47.4
Total:	64	$1,132,834,836	100.0%
Weighted Average(3):	354 months
(2) The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3) Excludes the non-amortizing mortgage loans.
REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	14	$559,300,000	49.4%
238 - 240	1	3,309,365	0.3
241 - 300	4	33,536,483	3.0
301 - 360	45	536,688,988	47.4
Total:	64	$1,132,834,836	100.0%
Weighted Average(5):	353 months
(4) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5) Excludes the non-amortizing mortgage loans.
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Hard/Springing Cash Management	25	$541,499,248	47.8%
Hard/Upfront Cash Management	6	254,965,102	22.5
Springing	24	237,754,696	21.0
Soft/Springing Cash Management	2	49,977,447	4.4
None	7	48,638,343	4.3
Total:	64	$1,132,834,836	100.0%
PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Lockout / Defeasance / Open	55	$995,959,890	87.9%
Lockout / GRTR 1% or YM / Open	6	101,299,947	8.9
Lockout / GRTR 1% or YM or D / Open	3	35,575,000	3.1
Total:	64	$1,132,834,836	100.0%
(6) As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
31.3 - 35.0	1	$70,000,000	6.2%
35.1 - 40.0	1	30,000,000	2.6
40.1 - 45.0	2	90,000,000	7.9
45.1 - 50.0	6	131,999,890	11.7
50.1 - 55.0	2	25,431,105	2.2
55.1 - 60.0	7	117,461,638	10.4
60.1 - 65.0	15	229,852,298	20.3
65.1 - 70.0	19	268,066,797	23.7
70.1 - 75.0	11	170,023,107	15.0
Total:	64	$1,132,834,836	100.0%
Weighted Average:	58.8%
BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
31.3 - 35.0	1	$70,000,000	6.2%
35.1 - 40.0	5	97,259,256	8.6
40.1 - 45.0	4	64,566,489	5.7
45.1 - 50.0	6	144,036,145	12.7
50.1 - 55.0	10	93,754,021	8.3
55.1 - 60.0	21	227,493,140	20.1
60.1 - 65.0	12	237,025,785	20.9
65.1 - 68.2	5	198,700,000	17.5
Total:	64	$1,132,834,836	100.0%
Weighted Average:	54.2%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Interest-only, Balloon	12	$473,700,000	41.8%
Interest-only, Amortizing Balloon	25	333,710,000	29.5
Amortizing Balloon	24	194,824,836	17.2
Interest-only, ARD	2	85,600,000	7.6
Interest-only, Amortizing ARD	1	45,000,000	4.0
Total:	64	$1,132,834,836	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
12	5	$61,380,000	5.4%
18	1	14,000,000	1.2
24	6	71,010,000	6.3
36	6	90,250,000	8.0
48	1	45,000,000	4.0
60	7	97,070,000	8.6
Total:	26	$378,710,000	33.4%
Weighted Average:	37 months
SEASONING
Range of Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
0	10	$213,240,000	18.8%
1 - 3	42	829,247,018	73.2
4 - 6	9	70,889,809	6.3
7 - 8	3	19,458,009	1.7
Total:	64	$1,132,834,836	100.0%
Weighted Average:	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class V and R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, V or R Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A and X-B certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

(1) The Class X-A and X-B Certificates are interest-only certificates. (2) Non-Offered Certificates.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A and X-B Certificates: To interest on the Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A and X-B Certificates, pro rata, according to their respective interest entitlements.

2. Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates: To principal on the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3. Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4, A-5 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.   After the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR, G-RR and H-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E-RR, F-RR, G-RR or H-RR certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR, G-RR and H-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-SB, A-4 or A-5 Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B, C or D Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A and X-B Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan as of the date of such determination.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes (other than the Class V and R Certificates) of certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class E-RR, F-RR, G-RR and H-RR Certificates.

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class of Certificates among the Control Eligible Certificates.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class(es)) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when (i) the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of a majority of the Class E-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the WFCM 2017-C39 pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder and except with respect to Servicing Shift Whole Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that KBRA, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party and except with respect to Servicing Shift Whole Loans (as defined below)) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a Servicing Shift Whole Loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each whole loan marked with footnote (3) under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” (each, a “Servicing Shift Whole Loan”), prior to the applicable Servicing Shift Securitization Date, the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the WFCM 2017-C39 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the three preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, if the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2017-C39 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2017-C39 pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause KBRA, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to KBRA, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the Control Eligible Certificates, if any, that would be the controlling class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2017-C39 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the directing certificateholder for any securitization holding a pari passu companion loan will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

With respect to (x) any serviced whole loan and (y) any Servicing Shift Whole Loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the WFCM 2017-C39 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitute a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the appraisal-reduced voting rights of all Principal Balance Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2017-C39 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2017-C39 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2017-C39 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:

The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2017-C39 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2017-C39 pooling and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Certain Terms and Conditions

servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that B-Piece Holdings Cayman Limited or an affiliate will be the initial majority controlling class certificateholder. B-Piece Holdings Cayman Limited or such affiliate will be a “majority-owned affiliate” (as defined in the U.S. credit risk retention rules) of Argentic Real Estate Finance LLC.

Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

225-233 PARK AVENUE SOUTH

225
233
19
Facebook 21,063 SF 10/2027
18
Facebook 27,677 SF 10/2027
17
Facebook 27,766 SF 10/2027
16
Buzzfeed 27,766 SF 5/2026
15
Buzzfeed 27,653 SF 5/2026
14
Buzzfeed 27,044 SF 5/2026
13
Buzzfeed 2,288 SF 5/2026
Buzzfeed 27,044 SF 5/2026
12
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
11
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
10
Facebook 13,418 SF 10/2027
Facebook 27,073 SF 10/2027
9
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
8
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
7
Facebook 13,053 SF 10/2027
Facebook 26,979 SF 10/2027
6
STV 13,053 SF 5/2024
Facebook 26,979 SF 10/2027
5
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
4
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
3
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
2
T. Rowe Price 13,450 SF 3/2028
CUNY 3,790 SF 6/2021
Vacant 5,926 SF
WB Wood 13,397 SF 12/2022
1
233 PAS Restaurant Co. 9,528 SF 4/2032
Vacant 568 SF
Ainsworth 6,540 SF 10/2022
Buzzfeed 1,800 SF 5/2026
Flushing Savings Bank 7,208 SF 10/2026
Florian Cafe 6,953 SF 6/2029
Basement
233 PAS Restaurant Co. 1,433 SF 4/2032
Ainsworth 5,200 SF 10/2022
Vacant 7,980 SF
Facebook 1,658 SF 10/2027
Vacant
2021 – 2022
2023 – 2024
2025 – 2026
2027+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

225 & 233 Park Avenue South
225 & 233 Park Avenue South
New York, NY 10003
MANHATTAN
Midtown
East Side
Garment District
Kips Bay
Gramercy Park
Flatiron District
Chelsea
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
Madison Square Park
Bryant Park
Union Square
Washington Square
Tompkins Square Park
Times Square
Grand Central Terminal
Port Authority Bus Terminal
New York Public Library
Herald Square
Empire State Building
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
LONG ISLAND RAILROAD
Fashion Institute of Technology
The Museum at FIT
Baruch College
School of Visual Arts
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA New York Harbor Medical Center
NYU School of Dentistry
Beth Israel Medical Center
Cabrini Medical Center
New York Eye & Ear Infirmary
Cooper Union
New York University
Tisch School of the Arts
Theo. Roosevelt Birthplace Natl. Historic Site
NY Film Academy School of Film & Acting
Metropolitan Life Building
Flatiron Building
Con Edison Building
FDR Drive
Broadway
Park Ave. South
Lexington Ave.
Park Ave.
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
8th Ave.
3rd Ave.
2nd Ave.
1st Ave.
4th Ave.
Greenwich Ave.
W. 42nd St.
W. 34th St.
W. 23rd St.
W. 14th St.
E. 34th St.
E. 23rd St.
E. 20th St.
E. 14th St.
QUEENS
BROOKLYN
JERSEY CITY
NEW JERSEY
Hoboken
Union City
Weehawken
North Bergen
Astoria
Long Island City
Williamsburg
Brooklyn Heights
Park Slope
Central Park
Upper West Side
Upper East Side
Hudson River
East River
SoHo
Tribeca
Chinatown
Financial District

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – 225 & 233 Park Avenue South

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB+/A/NR			Property Type:	Office
Original Principal Balance(1):	$70,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$70,000,000			Location:	New York, NY
% of Initial Pool Balance:	6.2%			Size:	675,756 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$347.76
Borrower Name:	225 Fourth LLC			Year Built/Renovated:	1909/2017
Borrower Sponsor:	Orda Management Corporation			Title Vesting:	Fee
Mortgage Rate:	3.6514%			Property Manager:	Self-Managed
Note Date:	May 31, 2017			4th Most Recent Occupancy (As of)(5):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	95.8% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(5):	49.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	96.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5)(6):	97.9% (5/24/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(7):	$21,053,461 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(7):	$22,749,971 (12/31/2015)
Call Protection(2):	L(26),D(89),O(5)			2nd Most Recent NOI (As of)(7):	$16,244,360 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(7):	$15,248,156 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine; Future Mezzanine
				U/W Revenues:	$48,106,942
				U/W Expenses:	$18,601,103
				U/W NOI(7):	$29,505,839
Escrows and Reserves(4):				U/W NCF:	$28,439,583
				U/W NOI DSCR(1):	3.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	3.27x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.1%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value(8):	$750,000,000
TI/LC Reserve	$8,106,455	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Remaining Capital Expenditures	$11,529,288	$0	NAP	Cut-off Date LTV Ratio(1)(8):	31.3%
Free Rent Reserve	$14,864,252	$0	NAP	LTV Ratio at Maturity or ARD(1)(8):	31.3%
Buzzfeed Rollover Reserve	$0	Springing	$13,000,000

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan (as defined below). The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 225 & 233 Park Avenue South Total Debt (as defined below), including the 225 & 233 Park Avenue South Mezzanine Loan (as defined below), are 57.3%, 1.59x and 6.9%, respectively.

(2)	The lockout period will be at least 26 payments, beginning with and including the first payment date of July 6, 2017. Defeasance of the 225 & 233 Park Avenue South Mortgage Loan is permitted at any time after the earlier to occur of (i) May 31, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Historical Occupancy” section.

(6)	Current Occupancy includes the Facebook Expansion Space (as defined below) and Facebook’s 8th floor space (40,397 square feet), which have lease commencement dates of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

(7)	See “Cash Flow Analysis” section.

(8)	See “Appraisal” section. The As-Is Appraised Value reflects the “As-is assuming holdbacks” value for the 225 & 233 Park Avenue South Property (as defined below) which assumes that all outstanding amounts for TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date. The “As-is” appraised value is $720,000,000, which results in a Cut-off Date LTV Ratio and an LTV at Maturity or ARD for the 225 & 233 Park Avenue South Whole Loan and 225 & 233 Park Avenue South Total Debt of 32.6% and 59.7%, respectively.

The Mortgage Loan. The mortgage loan (the “225 & 233 Park Avenue South Mortgage Loan”) is part of a whole loan (the “225 & 233 Park Avenue South Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee interest in two, contiguous office buildings located on Park Avenue South between East 18th and East 19th streets in Manhattan, New York (the “225 & 233 Park Avenue South Property”). The 225 & 233 Park Avenue South Whole Loan was originated on May 31, 2017 by Barclays Bank PLC. The 225 & 233 Park Avenue South Whole Loan had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.6514% per annum. The 225 & 233 Park Avenue South Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

off Date and requires payments of interest-only through the term of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Whole Loan matures on June 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents the controlling interest in the 225 & 233 Park Avenue South Whole Loan. The non-controlling Note A-4, which had an original principal balance of $45,000,000, was contributed to the WFCM 2017-C38 Trust. The non-controlling Notes A-2 and A-3, which have an aggregate original principal balance of $120,000,000, are currently held by Barclays Bank PLC and are expected to be contributed to a future securitization trust or trusts. Each of the mortgage loans evidenced by Note A-2, A-3 and A-4 are referred to herein as the “225 & 233 Park Avenue South Companion Loans”. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	WFCM 2017-C39	Yes
A-2	$60,000,000	Barclays Bank PLC	No
A-3	$60,000,000	Barclays Bank PLC	No
A-4	$45,000,000	WFCM 2017-C38	No
Total	$235,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, on any date before February 6, 2027, the borrower has the right to defease the 225 & 233 Park Avenue South Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) May 31, 2020. The 225 & 233 Park Avenue South Whole Loan is prepayable without penalty on or after February 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$235,000,000	54.7%	Loan Payoff	$226,370,056	52.6%
Mezzanine Loan	195,000,000	45.3	Return of equity	159,383,488	37.1
			Reserves	34,499,995	8.0
			Closing costs	9,746,461	2.3

Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

The Property. The 225 & 233 Park Avenue South Property comprises two contiguous Class A office buildings, totaling 675,756 square feet, located on Park Avenue South, between East 18th and East 19th Streets in Manhattan, New York. 225 Park Avenue South is a 19-story Class A office building with 503,104 square feet built in 1910. 233 Park Avenue South is a 13-story Class A office building built in 1909 with 172,652 square feet. The two buildings operate as a single property, as they are interconnected on each floor. The 225 & 233 Park Avenue South Property provides various amenities, including, but not limited to, exclusive outdoor spaces on the roof of each building, bike storage and separate entrances, one on Park Avenue South and one on East 18th Street. The 225 & 233 Park Avenue South Property is located one block north of Union Square and one block south of Gramercy Park. According to the appraisal, the 225 & 233 Park Avenue South Property is considered to be located in a trendy, upscale neighborhood with access to restaurants, nightclubs, galleries, theaters and universities. As of May 24, 2017, the 225 & 233 Park Avenue South Property was 97.9% leased to 10 tenants.

Prior to 2014, the 225 & 233 Park Avenue South Property was 100.0% occupied by the Port Authority of New York and New Jersey (the “Port Authority”) and STV. Once the Port Authority elected to leave the building in 2015, the borrower sponsor commenced an approximately $133 million capital improvement plan for the 225 & 233 Park Avenue South Property. Of the $133 million, approximately $113.6 million had been spent as of the origination date on various hard and soft improvements and tenant improvements and leasing costs for Facebook, Buzzfeed, T. Rowe Price and the new ground floor restaurant. The remaining $19.6 million was deposited into escrow by the borrower on the origination date. The outstanding hard and soft improvements include upgrading the elevators, building out the 19th floor garden courtyard/rooftop and finishing the build-out of the ground floor retail.

The 225 & 233 Park Avenue South Property’s largest tenant is Facebook, a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook utilizes the 225 & 233 Park Avenue South Property as its marketing headquarters and leases 39.4% of net rentable area through October 2027. Facebook has been a tenant at the 225 & 233 Park Avenue South Property since October 2016 and has invested approximately $60 million in excess of its initial tenant improvement allowance into its respective space. The build-out includes a sit-down restaurant and garden courtyard/rooftop on the 19th floor, a contiguous staircase between the 8th, 9th and 10th floors and interior design by Frank Gehry. On May 26, 2017, Facebook exercised an expansion option to lease a portion of the 6th floor and the entire 7th floor, an increase of 67,011 square feet. The tenant is currently engaged in the build-out of the expansion space and is expected to take occupancy in July 2018. As of December 31, 2016, Facebook had approximately 1.23 billion daily active users.

The second largest tenant, Buzzfeed, leases 28.7% of net rentable area through May 2026 (see “Escrows” below). Buzzfeed is an independent digital media company delivering news and entertainment to millions of users globally. Buzzfeed, who has its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

headquarters at 225 & 233 Park Avenue South, has been a tenant at the 225 & 233 Park Avenue South Property since June 2015 and has spent approximately $23.9 million in excess of its initial tenant improvement allowance into its space. Buzzfeed has its own separate building entrance on East 18th street and has a garden courtyard/rooftop on the 13th floor (the top floor of the 233 Park Avenue South Property). As of November 2016, Buzzfeed raised approximately $200 million from NBCUniversal, increasing the company’s investment in Buzzfeed to approximately $400 million. Based on the terms of the NBCUniversal investment, Buzzfeed would be valued at approximately $1.7 billion.

The third largest tenant is STV, a firm offering engineering, architectural, planning, environmental and construction management services. STV leases 19.7% of net rentable area through May 2024, has been a tenant at the 225 & 233 Park Avenue South Property since 1983 and recently expanded into a portion of the fourth floor totaling 13,053 square feet.

The following table presents certain information relating to the tenancy at the 225 & 233 Park Avenue South Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Facebook(2)(3)	NR/NR/NR	266,460	39.4%	$79.36	$21,146,899	45.1%	10/31/2027(4)(5)
Buzzfeed(6)(7)	NR/NR/NR	194,123	28.7%	$76.28	$14,808,325	31.6%	5/31/2026
STV	NR/NR/NR	133,200	19.7%	$45.33	$6,037,948	12.9%	5/31/2024(8)
233 PAS Restaurant Co.(9)	NR/NR/NR	10,961	1.6%	$100.36	$1,100,000	2.3%	4/30/2032(10)
T. Rowe Price(11)	NR/NR/NR	13,450	2.0%	$78.00	$1,049,100	2.2%	3/31/2028(12)
Total Major Tenants		618,194	91.5%	$71.41	$44,142,272	94.2%

Non-Major Tenants		43,088	6.4%	$63.64	$2,742,314	5.8%

Occupied Collateral Total		661,282	97.9%	$70.90	$46,884,586	100.0%

Vacant Space		14,474	2.1%

Collateral Total		675,756	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Facebook recently exercised its expansion option at the 225 & 233 Park Avenue South Property for a portion of the 6th floor and the entire 7th floor totaling 67,011 square feet (the “Facebook Expansion Space”).

(3)	Facebook is entitled to 19 months of free rent through December 2018 for the Facebook Expansion Space (9.9% of net rentable area), 12 months of free rent through May 2018 for the 8th floor, totaling 40,397 square feet (6.0% of net rentable area) and five months of free rent through October 2017 for the 18th and 19th floors, totaling 48,740 square feet (7.2% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(4)	Facebook has one five-year lease renewal option on the (i) 8th, 9th, 10th, 17th, 18th and 19th floors, (ii) 9th and 10th floors, (iii) 17th, 18th and 19th floors or (iv) 9th, 10th, 17th, 18th and 19th floors.

(5)	Facebook has a one-time right to terminate its lease effective March 31, 2024 by providing 18 months’ written notice and delivering a termination payment of $32,991,937. However, the termination payment will be increased by seven months of fixed rent with respect to the Facebook Expansion Space and the unamortized value of the transaction costs with respect to the Facebook Expansion Space amortized at a 6% interest rate over the term of the Facebook Expansion Space.

(6)	Buzzfeed currently subleases the entire 11th floor of the 225 building (26,921 square feet) to Teacher Synergy, LLC, through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC give six months’ termination notice to one another.

(7)	Buzzfeed is entitled to 16 months of free rent through September 2018 on 2,288 square feet (0.3% of the net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(8)	STV has one, ten-year lease renewal option. The renewal may apply to all or a part of the STV premises, provided that the renewal may not consist of less than two full contiguous floors within the 225 & 233 Park Avenue South Property.

(9)	233 PAS Restaurant Co. is entitled to 10 months of free rent through March 2018 on 9,488 square feet (1.4% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(10)	233 PAS Restaurant Co. has one, five-year lease renewal option.

(11)	T. Rowe Price is entitled to nine months of free rent through February 2018 on 13,450 square feet (2.0% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(12)	T. Rowe Price has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to the lease rollover schedule at the 225 & 233 Park Avenue South Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	3,790	0.6%	3,790	0.6%	$287,547	0.6%	$75.87
2022	2	25,137	3.7%	28,927	4.3%	$1,353,139	2.9%	$53.83
2023	0	0	0.0%	28,927	4.3%	$0	0.0%	$0.00
2024	1	133,200	19.7%	162,127	24.0%	$6,037,948	12.9%	$45.33
2025	0	0	0.0%	162,127	24.0%	$0	0.0%	$0.00
2026	2	201,331	29.8%	363,458	53.8%	$15,309,953	32.7%	$76.04
2027	1	266,460	39.4%	629,918	93.2%	$21,146,899	45.1%	$79.36
Thereafter	3	31,364	4.6%	661,282	97.9%	$2,749,100	5.9%	$87.65
Vacant	0	14,474	2.1%	675,756	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	675,756	100.0%			$46,884,586	100.0%	$70.90

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 225 & 233 Park Avenue South Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	5/24/2017(3)(4)
100.0%	95.8%	49.2%	96.6%	97.9%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2014 to year-end 2015 is a result of Port Authority vacating its premises at the 225 & 233 Park Avenue South Property, except for Floors 4 and 8 in the 233 Park Avenue South building. The borrower sponsor commenced gut renovating the space made available after Port Authority vacated.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy includes the Facebook Expansion Space and Facebook’s 8th floor space (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 225 & 233 Park Avenue South Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)(2)	TTM 3/31/2017(2)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(4)	$34,757,905	$36,390,135	$30,962,652	$31,901,632	$45,723,854	95.0%	$67.66
Grossed Up Vacant Space	0	0	0	0	977,863	2.0	1.45
Rent Steps	0	0	0	0	445,767	0.9	0.66
Total Reimbursables	5,329,836	5,220,534	4,283,556	2,896,654	2,082,476	4.3	3.08
Other Income(5)	311,227	271,394	248,411	245,387	245,387	0.5	0.36
Less Vacancy & Credit Loss	0	0	0	0	(1,368,405)	(2.8)	(2.02)
Effective Gross Income	$40,398,967	$41,882,063	$35,494,619	$35,043,673	48,106,942	100.0%	$71.19

Total Operating Expenses	$19,345,506	$19,132,092	$19,250,259	$19,795,518	$18,601,103	38.7%	$27.53

Net Operating Income	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$29,505,839	61.3%	$43.66
TI/LC	0	0	0	0	991,923	2.1	1.47
Capital Expenditures	0	0	0	0	74,333	0.2	0.11
Net Cash Flow	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$28,439,583	59.1%	$42.09

NOI DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.39x
NCF DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.27x
NOI DY(6)	9.0%	9.7%	6.9%	6.5%	12.6%
NCF DY(6)	9.0%	9.7%	6.9%	6.5%	12.1%

(1)	The decrease in Net Operating Income from 2015 to 2016 is primarily due to the Port Authority of New York and New Jersey vacating its premises in March 2015, with the exception of Floors 4 and 8. The Port Authority of New York and New Jersey previously occupied 305,426 square feet and at rental rates between $56 and $62 per square foot on a modified gross basis.

(2)	The decrease in Net Operating Income from 2016 to TTM 3/31/2017 is a result of the borrower sponsor’s gut renovation of the space previously occupied by the Port Authority of New York and New Jersey. Additionally, two tenants, Buzzfeed and Facebook, totaling 186,368 square feet (27.6% of the net rentable area) were in free rent periods.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to U/W is primarily due to (i) Facebook’s signed-not-occupied rent of $8,163,008 for the Facebook Expansion Space and its space on the 8th floor, (ii) three tenants (Buzzfeed, Facebook and STV) totaling 198,791 square feet (29.4% of net rentable area) concluding their rent abatement period and (iii) rent steps taken through April 2018.

(4)	Underwritten Base Rent is inclusive of a rent credit of $714,965 for Facebook who is reimbursed $2.70 per square foot for cleaning costs.

(5)	Other Income consists of cleaning income and other miscellaneous items.

(6)	Debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan.

Appraisal. As of the appraisal valuation date of April 1, 2017 the 225 & 233 Park Avenue South Property had an “as-is” appraised value of $720,000,000, which equates to an “as-is” Cut-off Date LTV of 32.6% and 59.7% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The appraiser also concluded to an “as-is assuming holdbacks” value of $750,000,000 as of April 1, 2017, which equates to an “as-is assuming holdbacks” Cut-off Date LTV Ratio of 31.3% and 57.3% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The “as-is assuming holdbacks” value presumes that all outstanding amounts related to the TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date.

Environmental Matters. According to a Phase I environmental site assessment dated April 13, 2017, there was no evidence of any recognized environmental conditions at the 225 & 233 Park Avenue South Property.

Market Overview and Competition. The 225 & 233 Park Avenue South Property is located in the Madison/Union Square office submarket of the Midtown South Manhattan market, a block north of Union Square and a few blocks south of Madison Square Park. The 225 & 233 Park Avenue South Property is located within “Silicon Alley”, the stretch of Broadway from the Flatiron District to SoHo, and is also considered a hub for startups and tech companies. A few of the corporate neighbors to the 225 & 233 Park Avenue South Property are Tumblr, Sony, MasterCard and Digitas. The 225 & 233 Park Avenue South Property also benefits from its vicinity to numerous retailers and various fine and casual dining options. Proximity to Union Square provides access to multiple subway lines, including the 4, 5, 6, N, Q, R, W and L, all of which connect to various parts of New York City.

As of the first quarter of 2017, the Madison/Union Square office submarket had approximately 32.0 million square feet of office inventory, direct weighted average Class A asking rents of $84.23 per square foot and a vacancy rate of 3.9%. According to the appraisal, average Class A office rents in the Madison/Union Square submarket are $81.83 per square foot, with multiple spaces in the market exceeding $90.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to comparable leases to the 225 & 233 Park Avenue South Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
412 West 13th Street New York, NY	1900/2001	8	3 – 6	80,330	1.5 miles	Bumble & Bumble	Feb 2017 / 15 Yrs	41,210	$93.00	Gross
853 Broadway New York, NY	1929	21	21	126,000	0.3 miles	21st Century Fox / True XMedia	Jan 2017 / 10 Yrs	5,864	$110.00	Gross
413 West 14th Street New York, NY	2017	5	3, 4, PH	110,358	1.4 miles	Argo Group	Feb 2017 / 15 Yrs	45,495	$92.00	Gross
430 West 15th Street New York, NY	1950/2016	7	2 – 7	98,087	1.4 miles	Live Nation Entertainment, Inc.	Jan 2017 / 15 Yrs	76,915	$98.66	Gross
315 Park Avenue South New York, NY	1928/2007	20	11 – 12	276,000	0.3 miles	BDG Media	Nov 2016 / 10 Yrs	34,100	$85.00	Gross
330 Hudson Street New York, NY	2013	13	Pt. 9 - 10	394,315	2.0 miles	Deloitte Digital	Nov 2016 / 12 Yrs	37,356	$80.00	Gross
250 Hudson Street New York, NY	1928	14	8	30,000	2.3 miles	Lieff Cabraser Heimann & Bernstein	Sept 2016 / 10 Yrs	27,778	$78.00	Gross
315 Park Avenue South New York, NY	1928/2007	20	19 – 20	276,000	0.3 miles	Winton Capital	July 2016 / 10 Yrs	34,844	$100.00	Gross
200 Park Avenue South New York, NY	1908	17	6 – 7	225,000	0.05 miles	Elizabeth Arden	Mar 2016 / 10 Yrs	35,698	$64.00	Gross
770 Broadway New York, NY	1905	15	14	911,213	0.5 miles	Facebook	Feb. 2016 / 12 Yrs	79,998	$105.00	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the 225 & 233 Park Avenue South Whole Loan is 225 Fourth LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver and Orda Management Corporation are the guarantors of certain nonrecourse carveouts under the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver’s carveouts under the 225 & 233 Park Avenue South Whole Loan are limited to (i) transfers by the borrower of ownership of all or any material portion of the real property comprising part of the 225 & 233 Park Avenue South Property, (ii) a sale, assignment, pledge or other encumbrance by the borrower of the rents and (iii) bankruptcy related carveouts.

The Borrower Sponsor. The borrower sponsor is Orda Management Corporation (“ORDA”). ORDA is a New York-based family-owned business organized in New York in 1952 as a company and incorporated in 1956. ORDA predominantly develops, manages and owns residential and commercial real estate in the New York metropolitan area. ORDA has also gained a reputation for developing and renovating historic buildings. ORDA, in conjunction with the Related Companies, has developed the Armory, The Sierra, the Tate and the Westport.

Escrows. The loan documents provide for upfront reserves in the amount of $14,864,252 for free rent, $11,529,288 for remaining base building costs and fees and $8,106,455 for outstanding tenant improvements and leasing commissions.

The loan documents do not require monthly reserve deposits for real estate taxes, replacement reserves and TI/LCs so long as no Trigger Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) the borrower provides the lender with evidence that the 225 & 233 Park Avenue South Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to make monthly deposits of one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums, $11,176 (approximately $0.20 per square foot annually) for replacement reserves and $55,878 (approximately $1.00 per square foot annually) for TI/LCs.

The borrower is required, no later than one business day after receipt of the Facebook lease termination payment, to deposit such lease termination payment into the TI/LC reserve (“Facebook Rollover Reserve Fund”). The Facebook Rollover Reserve Fund will be used for tenant improvements and leasing commissions incurred in connection with the re-leasing of the Facebook space.

On the payment date occurring in June 2018 and each payment date thereafter prior to the occurrence of a Buzzfeed Trigger Period (as defined below), the borrower will be required to deposit $112,623 into a reserve (the “Buzzfeed Rollover Reserve”) and on each payment date during the continuation of a Buzzfeed Trigger Period, the borrower will be required to sweep all excess cash flow from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

the 225 & 233 Park Avenue South Property into the Buzzfeed Rollover Reserve until the amounts on deposit equal or exceed $13,000,000 (the “Buzzfeed Rollover Cap”).

A “Trigger Period” means the occurrence of a (i) Default Trigger Period, (ii) Buzzfeed Trigger Period, (iii) Mezzanine Trigger Period or (iv) DSCR Trigger Period.

A “Default Trigger Period” will commence upon the occurrence and continuance of an event of default under the 225 & 233 Park Avenue South Whole Loan documents and expire upon the cure of such event of default.

A “Buzzfeed Trigger Period” will commence on April 1, 2025, the date that is 14 months prior to the scheduled expiration of the Buzzfeed lease, and terminate upon (i) Buzzfeed renewing or extending its lease in accordance with the 225 & 233 Park Avenue South Whole Loan documents and (a) Buzzfeed paying full, unabated rent under such renewed or extended lease or (b) Buzzfeed being obligated to begin paying full unabated rent under such renewed or extended lease if the borrower reserves with the lender the amount equal to the aggregate amount of the rent that would accrue during such free rent period, (ii) (1) the borrower leasing the entire Buzzfeed space to one or more tenants pursuant to replacement lease(s) acceptable to the lender, (2) such tenants being in physical occupancy of their space, (3) such tenants being open for business and the landlord’s leasing obligations for such replacement lease(s) having been paid and (4) the applicable replacement tenant(s) paying full, unabated rent equaling or exceeding the rent payable under the Buzzfeed lease or (iii) the amount reserved in the Buzzfeed Rollover Reserve equaling or exceeding the Buzzfeed Rollover Cap. However, if clauses (i) and (ii) above occur prior to April 1, 2025, a Buzzfeed Trigger Period will not commence.

A “Mezzanine Trigger Period” will commence upon the date that the lender has received written notice from the mezzanine lender that an event of default under the 225 & 233 Park Avenue South Mezzanine Loan exists and expire upon the date that the lender has received written notice from the mezzanine lender that such event of default no longer exists.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt), as calculated in the loan documents, being less than 1.20x and expire upon the date that the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt) is equal to or greater than 1.25x for two consecutive quarters.

Lockbox and Cash Management. The 225 & 233 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 225 & 233 Park Avenue South Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt, unless a Trigger Period has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

Property Management. The 225 & 233 Park Avenue South Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time (other than the period 90 days prior to a securitization of a note or the period 90 days after a securitization of a note) the right to transfer the 225 & 233 Park Avenue South Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 30 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents, (iv) the payment of an assumption fee of $136,628 for the first such assumption of the 225 & 233 Park Avenue South Whole Loan and $273,256 for each subsequent assumption of the 225 & 233 Park Avenue South Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C39 certificates and similar confirmations from each rating agency rating any securities backed by any of the 225 & 233 Park Avenue South Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $195,000,000 mezzanine loan (the “225 & 233 Park Avenue South Mezzanine Loan” and together with the 225 & 233 Park Avenue South Whole Loan, the “225 & 233 Park Avenue South Total Debt”) with the origination of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Mezzanine Loan is coterminous with the 225 & 233 Park Avenue South Whole Loan and accrues interest at a fixed per annum rate equal to 4.6700%. The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield on the 225 & 233 Park Avenue South Total Debt is 57.3%, 1.59x and 6.9%, respectively. An intercreditor agreement is in place with respect to the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Mezzanine Loan. The 225 & 233 Park Avenue South Mezzanine Loan may be split into a senior mezzanine loan and one or more junior mezzanine loans. Barclays Bank PLC currently holds the 225 & 233 Park Avenue South Mezzanine Loan and expects to sell the 225 & 233 Park Avenue South Mezzanine Loan to one or more third-party investors.

Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness, provided (a) prior written notice of not less than 45 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is at least coterminous with the 225 & 233 Park Avenue South Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the 225 & 233 Park Avenue South Total Debt and permitted mezzanine loan will not be greater than 54.46%, (f) the debt service coverage ratio of the 225 & 233 Park Avenue South Total Debt and the permitted mezzanine loan is equal to or greater than 1.67x, (g) if the mezzanine loan is floating rate, the borrower is required to acquire and maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 225 & 233 Park Avenue South Companion Loans with respect to the ratings of such securities, and (i) any other requirements as stated under the 225 & 233 Park Avenue South Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The 225 & 233 Park Avenue South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 225 & 233 Park Avenue South Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

211 MOUNT AIRY ROAD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

211 MOUNT AIRY ROAD

211 Mount Airy Road
211 Mount Airy Road
Basking Ridge, NJ 07920
Morristown
Mendham
Mendham Rd
Corey Ln
Mountain Ave
Morristown Natl. Historical Park
Mendham Golf Course
Spring Brook Country Club
Wick Farm and Garden
Jockey Hollow Visitors Center
Washington's Headquarters Museum
Honeywell
Morristown Memorial Hospital
New Vernon
Glen Alpin Rd
Blue Mill Rd
Loantaka Park
Morris County
Roxiticus Golf Club
Lees Hill Rd
Verizon
Bernardsville
Somerset Hills Country Club
Basking Ridge
Great Swamp National Wildlife Refuge
Lord Stirling Park
Maple Ave
Mount Airy Rd
NJ Transit
Far Hills
Hamilton Farm Golf Club
Lyons
Lyons Rd
Meyersville Rd
River Rd
Gillette
Millington
Gladstone Line
Stirling
Berkeley Heights
Lamington
Lamington Rd
Bernards
VA New Jersey Health Care - Lyons Campus
Valley Rd
Passaic River County Park
Newark Intl. Airport 17 miles
New Jersey National Golf Club
Fiddlers Elbow Country Club
Mountainview Rd
Mt. Horeb Rd
Mt. Bethel
Watchung
Twin Brooks Country Club
Burnt Mills Rd
Somerset Airport
Branchburg Township
Country Club Rd
Washington Valley Rd
Somerset County
Mountain Blvd
North Plainfield
Fox Hollow Golf Club
Raritan Valley Community College
Warrenbrook Golf Course
Plainfield
Easton Tpke
Meadow Rd
Green Knoll Golf Course
Bridgewater
Foothill Rd
Newmans Ln
King George Rd
Garretson Rd
Solberg-Hunterdon Airport
North Branch
Bridgewater Commons
Washington Valley Park
Dunellen
North Branch Park
Bridgewater Towne Center
Raritan
Somerville
Middlesex
Bound Brook Rd
Raritan Valley Line
William St
Old York Rd
Somerset Med. Ctr.
Union Ave
Main St
Bound Brook
Middlesex County
Washington Ave
Duke Island Park
Manville
Piscataway
Weston Canal Rd
Elizabeth Ave
Campain Rd
Central Jersey Regional Airport
Triangle Rd
Hillsborough Promenade
Royce Brook Golf Club
Colonial Park
Cedar Grove Ln
Somerset
Easton Ave
River Rd
Morris Ave
Rutgers University
High Point Solutions Stadium
New York
Penn
New Jersey
Port Jervis
Monroe
Peekskill
Vernon Twp.
Ringwood
Franklin
Newton
Kinnelon
Ramsey
White Plains
Paramus
Wayne
Paterson
Yonkers
Fort Lee
East Stroudsburg
Hopatcong
Dover
Morristown
Passaic
Mendham
Washington
Newark
New York City
Easton
Phillipsburg
Basking Ridge
Elizabeth
Jersey City
Plainfield
Bridgewater Twp.
Edison
Flemington
New Brunswick
East Brunswick
Old Bridge
Atlantic Ocean
Lambertville
Princeton
Plainsboro
Long Branch
Doylestown
Eatontown
Lansdale
Trenton
Freehold

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 211 Mount Airy Road

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$65,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$65,000,000			Location:	Basking Ridge, NJ
% of Initial Pool Balance:	5.7%			Size:	306,194 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$212.28
Borrower:	RW 211 Mount Airy, LLC; 211 Mount Airy Associates, LLC			Year Built/Renovated:	1975/2017
Borrower Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate(2):	4.070%			Property Manager:	Self-managed
Note Date:	June 30, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date(2):	July 11, 2027			3rd Most Recent Occupancy(4):	NAV
Maturity Date(2):	January 11, 2033			2nd Most Recent Occupancy(4):	NAV
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt:	None			Most Recent NOI(4):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$8,290,203
				U/W Expenses:	$2,326,564
				U/W NOI:	$5,963,638
				U/W NCF:	$5,902,400
Escrows and Reserves(3):				U/W NOI DSCR:	2.22x
				U/W NCF DSCR:	2.20x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.2%
Taxes	$15,264	$75,374	NAP	U/W NCF Debt Yield:	9.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$96,700,000
Replacement Reserves	$0	$5,103	NAP	As-Is Appraisal Valuation Date:	July 1, 2017
Tenant Specific TI/LC Reserve	$2,243,437	$0	NAP	Cut-off Date LTV Ratio:	67.2%
Rent Concession Reserve	$8,514,457	$0	NAP	LTV Ratio at Maturity or ARD:	67.2%

(1)	See “The Borrower Sponsor” section.

(2)	See “The Mortgage Loan” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” and “Cash Flow Analysis” sections.

The Mortgage Loan. The mortgage loan (the “211 Mount Airy Road Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in a suburban office building located in Basking Ridge, New Jersey (the “211 Mount Airy Road Property”). The 211 Mount Airy Road Mortgage Loan was originated on June 30, 2017 by Wells Fargo Bank, National Association. The 211 Mount Airy Road Mortgage Loan had an original principal balance of $65,000,000, has an outstanding principal balance of $65,000,000 as of the Cut-off Date and accrues interest at an interest rate of 4.070% per annum. The 211 Mount Airy Road Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is July 11, 2027 and the final maturity date is January 11, 2033. In the event the 211 Mount Airy Road Mortgage Loan is not paid off in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate equal to the greater of (i) the Mortgage Rate plus 5.000% per annum, and (ii) the sum of (A) the most recent issue 10-year offer side swap rate or Treasury Rate, whichever is greater and (B) 6.800% per annum. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the 211 Mount Airy Road Mortgage Loan. See “Description of the Mortgage Pool—ARD Loans” in the Preliminary Prospectus.

Following the lockout period, the borrower has the right to defease the 211 Mount Airy Road Mortgage Loan in whole, but not in part, on any date before April 11, 2027. In addition, the 211 Mount Airy Road Mortgage Loan is prepayable without penalty on or after April 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

211 MOUNT AIRY ROAD

Sources and Uses

Sources			Uses
Original loan amount	$65,000,000	64.5%	Purchase price	$98,500,000	97.7%
Sponsor’s new cash contribution	35,806,546	35.5	Reserves	10,773,158	10.7
			Closing costs	2,401,997	2.4
			Acquisition credits(1)	(10,868,609)	(10.8)
Total Sources	$100,806,546	100.0%	Total Uses	$100,806,546	100.0%

(1)	The seller provided the borrower sponsor acquisition credits for outstanding free rent ($8,514,457), outstanding tenant improvement allowance ($2,243,437) and pro rata expense credits ($110,715).

The Property. The 211 Mount Airy Road Property consists of the fee interest in a three-story, class A office building totaling approximately 306,194 square feet and located in Basking Ridge, New Jersey. The 211 Mount Airy Road Property was constructed in 1975 and fully renovated from 2013 to 2017 for a total cost of $11.5 million ($38 per square foot). The 211 Mount Airy Road Property consists of one building segregated into three separate pods on a 52.0-acres site. The 211 Mount Airy Road Property features a modern glass façade that provides natural light and panoramic views, along with amenities such as high-tech conference and training facilities; a 127-seat auditorium; a 100-seat, full-service café with patio seating; and a state-of-the-art fitness center with locker rooms. The 211 Mount Airy Road Property contains 1,288 surface parking spaces, equating to a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. As of August 1, 2017, the 211 Mount Airy Road Property was 100.0% occupied.

The 211 Mount Airy Road Property is 100.0% leased by Daiichi Sankyo, Inc. (“DSI”), the United States subsidiary of Daiichi Sankyo Company, Limited (“DSCL”). The 211 Mount Airy Road Property serves as DSI’s North American headquarters location and represents the consolidation of two prior DSI office locations in Parsippany and Edison, New Jersey. DSI signed a 16-year lease at the 211 Mount Airy Road Property in April 2016 with a lease expiration date of January 31, 2033, with one, 10-year extension option. In conjunction with the DSI lease, the tenant invested approximately $23.0 million ($75 per square foot) into improvement of their space. In addition, DSI’s lease is backed by a $25.0 million letter of credit issued by Bank of America, N.A., which will remain in-place throughout the lease term.

DSCL is rated A1 by Moody’s and is listed on the Tokyo Stock Exchange (4568) and has American Depositary Receipt shares listed on the Nasdaq Stock Exchange (DSNKY). DSCL is a Japan-based researcher, developer, manufacturer, producer and seller of pharmaceuticals. DSCL employs approximately 15,000 people in more than 20 countries. DSCL is the second-largest pharmaceutical company in Japan and had fiscal year 2016 total revenues of approximately ¥955.1 billion (or $8.6 billion, as of June 1, 2017), resulting in a net profit of ¥47.5 billion (or $427.0 million, as of June 1, 2017).

The following table presents certain information relating to the tenancy at the 211 Mount Airy Road Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
DSI	NR/A1/NR(2)	306,194	100.0%	$28.50	$8,726,529	100.0%	1/31/2033(3)(4)
Total Major Tenant		306,194	100.0%	$28.50	$8,726,529	100.0%

Vacant Space		0	0.0%

Collateral Total		306,194	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF represent DSI’s average rent over the term of the 211 Mount Airy Road Mortgage Loan. DSI is currently in a rent abatement period through February 2021. All future rent credits or abatements under the DSI lease were reserved at the origination of the 211 Mount Airy Road Mortgage Loan (see “Escrows” section below).

(2)	The Credit Rating shown represents DSI’s parent company, DSCL, which does not guarantee the lease, however, DSI’s lease is backed by a $25,000,000 letter of credit, issued by Bank of America, N.A., which will remain in place through DSI’s lease term.

(3)	DSI has one, ten-year lease extension options.

(4)	DSI has a one-time option on January 31, 2029 to terminate its lease with 12 months’ written notice and payment of a termination fee in an amount equal to $34,178,013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

211 MOUNT AIRY ROAD

The following table presents certain information relating to the lease rollover schedule at the 211 Mount Airy Road Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	306,194	100.0%	306,194	100.0%	$8,726,529	100.0%	$28.50
Vacant	0	0	0.0%	306,194	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	306,194	100.0%			$8,726,529	100.0%	$28.50

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 211 Mount Airy Road Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(2)	8/1/2017(2)
NAV	NAV	NAV	100.0%	100.0%

(1)	The 211 Mount Airy Road Mortgage Loan represents acquisition financing. As such, historical information prior to the signing of the DSI lease in April 2016 is not available

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 211 Mount Airy Road Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$8,726,529	105.3%	$28.50
Grossed Up Vacant	0	0.0	0.00
Total Reimbursables	0	0.0	0.00
Less Vacancy & Credit	(436,326)(3)	(5.3)	(1.43)
Effective Gross Income	$8,290,203	100.0%	$27.08

Total Operating Expenses	$2,326,564	28.1%	$7.60

Net Operating Income	$5,963,638	71.9%	$19.48
TI/LC	0	0.0	0.00
Capital Expenditures	61,239	0.7	0.20
Net Cash Flow	$5,902,400	71.2%	$19.28

NOI DSCR	2.22x
NCF DSCR	2.20x
NOI DY	9.2%
NCF DY	9.1%

(1)	The 211 Mount Airy Road Mortgage Loan represents acquisition financing. As such, historical information prior to the signing of the DSI lease in April 2016 is not available.

(2)	U/W Base Rent and U/W Base Rent per SF represent DSI’s average rent over the term of the 211 Mount Airy Road Mortgage Loan. DSI is currently in a rent abatement period through February 2021. All future rent credits or abatements under the DSI lease were reserved at the origination of the 211 Mount Airy Road Mortgage Loan (see “Escrows” section below).

(3)	The underwritten economic vacancy is 5.0%. The 211 Mount Airy Road Property was 100.0% physically occupied as of August 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

211 MOUNT AIRY ROAD

Appraisal. As of the appraisal valuation date of July 1, 2017, the 211 Mount Airy Road Property had an “as-is” appraised value of $96,700,000. The appraiser also concluded to a dark value of $69,400,000, as of June 5, 2017.

Environmental Matters. According to the Phase I environmental site assessment dated May 30, 2017, there are no recognized environmental conditions at the 211 Mount Airy Road Property.

Market Overview and Competition. The 211 Mount Airy Road Property is located in Basking Ridge, New Jersey, approximately 7.2 miles from the Interstate 78/Interstate 287 interchange and 39.0 miles west of Manhattan. In close proximity to the 211 Mount Airy Road Property are several large corporate offices along the Interstate 78 corridor including Johnson & Johnson, Sanofi-Aventis, GlaxoSmithKline, Pfizer, Actavis, Celegen and Valeant Pharmaceuticals. The most notable office lease and location in the area is Verizon, who executed a 20-year sale-leaseback at its Basking Ridge headquarters location for approximately 1.4 million square feet. The June 2015 transaction totaled approximately $650.3 million ($464 per square foot). The 211 Mount Airy Road Property benefits from its affluent location in Somerset County. According to a third party report, the estimated 2017 population within a five- and ten-mile radius of the 211 Mount Airy Road Property was 59,121, and 363,102, respectively. The estimated 2017 average household income within the same radii was $156,944 and $136,926, respectively.

According to a third party market research report, the 211 Mount Airy Road Property is located in the Route 78 East office submarket of Northern New Jersey. As of the second quarter of 2017, the Route 78 East office submarket comprised 378 buildings totaling 18.8 million square feet with a reported vacancy rate of 9.1%. For the same period, the Route 78 East class A office submarket comprised 62 buildings totaling 11.7 million square feet with a reported vacancy rate of 9.7%. The appraiser concluded to a market rent of $26.00 per square foot, modified gross, with $0.50 per square foot annual rent increase, which is in-line with DSI’s current rental rate (as of August 1, 2017) of $26.00 per square foot, modified gross.

The following table presents certain information relating to comparable office leases for the 211 Mount Airy Road Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Class	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Park Place 200 Park Avenue Florham Park, NJ	1976/2001	3	165,000	A	12.6 miles	Confidential	November 2016 / 11.0 Yrs	52,787	$29.50	MG
Somerset Corporate Center I 100 Somerset Corporate Boulevard Bridgewater, NJ	1997/NAP	8	240,000	A	10.0 miles	Confidential	September 2016 / 10.0 Yrs	115,158	$28.50	MG
Arbor Circle North 7 Sylvan Way Parsippany, NJ	1986/NAP	4	145,983	A	16.3 miles	Confidential	April 2016 / 12.0 Yrs	50,000	$30.00	MG
Somerset Corporate Center II 200 Somerset Corporate Boulevard Bridgewater, NJ	1998/NAP	8	250,000	A	10.1 miles	Confidential	February 2016 / 12.0 Yrs	115,634	$28.50	MG
The Crossings at Jefferson Park 115 South Jefferson Road - Building 200 Whippany, NJ	2001/NAP	4	150,558	A	12.8 miles	Confidential	July 2016 / 10.0 Yrs	59,651	$24.65	MG
The Offices at Fox Hill 169 Lackawanna Avenue Parsippany, NJ	2001/NAP	3	256,000	A	19.7 miles	Confidential	May 2016 / 11.0 Yrs	59,848	$25.00	MG

(1)	Information obtained from the appraisal.

The Borrower. The borrower comprises two tenants-in-common (RW 211 Mount Airy, LLC and 211 Mount Airy Associates, LLC), both of which are Delaware limited liability companies structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 211 Mount Airy Road Mortgage Loan. HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; and HGGP Capital XI, LLC are the guarantors of certain nonrecourse carveouts under the 211 Mount Airy Road Mortgage Loan.

The Borrower Sponsor. The sponsors are HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; and HGGP Capital XI, LLC, entities ultimately controlled by Harbor Group International, LLC (“HGI”). Founded in 1990, HGI is a privately-held global real estate management and investment services firm. HGI currently owns in excess of 5.1 million square feet of commercial properties and in excess of 25,000 apartment units, with a portfolio valued at approximately $4.7 billion. HGI, or an affiliate, has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings or deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

211 MOUNT AIRY ROAD

Escrows. The 211 Mount Airy Road Mortgage Loan documents provide for an upfront escrow at closing in the amount of $15,264 for real estate taxes, $2,243,437 for all existing tenant improvements and leasing commissions (“TI/LCs”) obligations and $8,514,457 for all future rent credits or abatements under the DSI lease. Until February 2018, DSI has fully abated rent; for February 2018, DSI will pay an effective annual base rent of $0.36 per square foot; from March 2018 to July 2018, DSI will pay an effective annual base rent of $21.16 per square foot; for August 2018, DSI will pay an effective annual base rent of $22.66 per square foot; from September 2018 to January 2019, DSI will pay an effective annual base rent of $23.37 per square foot; from February 2019 to January 2020, DSI will pay an effective annual base rent of $23.81 per square foot; from February 2020 to January 2021, DSI will pay an effective annual base rent of $24.25 per square foot; and for February 2021, DSI will pay an effective annual base rent of $26.82 per square foot. Beginning March 2021, DSI will pay fully unabated rent.

The 211 Mount Airy Road Mortgage Loan documents require monthly escrows of $75,374 for real estate taxes and $5,103 for replacement reserves. The 211 Mount Airy Road Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default; (ii) insurance requirements are being satisfied by a blanket policy acceptable to the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The 211 Mount Airy Road Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the date that the DSI lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or DSI gives notice of its intent to commence any of the foregoing, (iii) the date that DSI discontinues its business (i.e. “goes dark”) at 20% or more of the 211 Mount Airy Road Property or DSI gives notice of its intent to commence the foregoing; (iv) a monetary or material non-monetary default under the DSI lease that continues beyond any applicable notice and cure period; (v) DSI or DSCL becoming involved, as a debtor, in a bankruptcy proceeding or other insolvency proceeding; (vi) a decline in the credit rating of DSCL to “Baa3” or lower by Moody’s or the equivalent by any rating agency; or (vii) the 211 Mount Airy Road Mortgage Loan not being paid off in full on or before the ARD.

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clauses (ii) and (iii), upon the entirety of the DSI’s space (or applicable portion thereof) being leased pursuant to one or more lender qualified leases and sufficient funds having been accumulated to cover all anticipated qualified leasing expenses, free rent periods, and/or rent abatement periods; with respect to clause (iv), upon the date on which the subject default has been cured, and no other monetary or material non-monetary default under the DSI lease having occurred for a period of three consecutive months following such cure; with respect to clause (v), upon the date which the applicable DSI bankruptcy proceeding or other insolvency proceeding has terminated and the DSI lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; and with respect to clause (vi), upon the date the credit rating of DSCL has been restored to above “Baa3” by Moody’s or the equivalent by the relevant rating agencies. No cure of a Cash Trap Event Period with regard to clause (vii) is permitted.

Property Management. The 211 Mount Airy Road Property is managed by an affiliate of the borrower.

Assumption. The borrower has a three-time right to transfer the 211 Mount Airy Road Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 211 Mount Airy Road Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 211 Mount Airy Road Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

VETERANS MEMORIAL BOULEVARD
SECOND FLOOR
PARKING DECK
macy's
FOREVER 21
J.CREW
EXPRESS
BRAVO
SUCRÉ
PACSUN
HOLLISTER
AÉROPOSTALE
Disney store
BLINK
VANS
SEPHORA
COACH
ZARA
GAP
RESTORATION HARDWARE
LANE BRYANT
chico's
FOOD COURT
Madewell
ATHLETA
PANDORA
zumiez
Free People
jcpenney
The Cheesecake Factory
VICTORIA'S SECRET
Lids
AVEDA
Microsoft
ALDO
GameStop
lululemon athletica
Abercrombie & Fitch
Brookstone
ANN TAYLOR
CHAMPS
AMERICAN EAGLE
Justice
LEE MICHAELS
MIMI KIDS
RED LOBSTER
Dillard's
NORTH CAUSEWAY BOULEVARD
SEVERN AVENUE
WHITNEY BANK
Fleming's
DICK'S SPORTING GOODS
LOFT
Anchor
Major
In-Line
Food Court
Vacant
17TH STREET
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

Lake Pontchartrain
Pontchartrain Causeway
Lakeside Shopping Center
3301 Veterans Memorial Boulevard
Metairie, LA 70002
Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Marrero
Harvey
Gretna
Terrytown
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Linear Park
Folse Dr
Esplanade Ave
Louis Armstrong New Orleans Intl. Airport 4 miles
Clearview Pkwy
East Jefferson General Hospital
Cleary Ave
Lakeway Center
The Place Plaza
Veterans Memorial Blvd
Clearview Mall
Lafreniere Park
10
Tulane Lakeside Hospital
W. Napoleon Ave
Transcontinental Dr
METAIRIE
JEFFERSON PARISH
W. Metairie Ave
61
New Orleans Saints Headquarters
NO Zephyrs Baseball Stadium
Louisiana Tech. Coll.- Jefferson
Airline Dr
Earhart Expwy
LA 3139
Citrus Blvd
Elmwood Shopping Center
Central Ave
Jefferson
Jefferson Hwy
90
Ochsner Medical Center
River Ridge
Elmwood
ELMWOOD INDUSTRIAL PARK
Hickory Ave
Jefferson Hwy
Riverside Rd
HUEY P. LONG BRIDGE
Colonial Club Dr
LA 48
Harahan
Colonial Golf and Country Club
Mississippi River
River Rd
Bridge City
Bridge City Ave
LA 18
River Rd
Waggaman
Westwego
Causeway Blvd
Bonnabel Blvd
Live Oak St
Esplanade Ave
Veterans Blvd
Metairie Rd
Metairie Country Club
Lake Ave
Breakwater Park
New Canal Lighthouse
West End
Canal Blvd
Lakeview
New Orleans Country Club
Lakeshore Dr
University of New Orleans
Elysian Fields Ave
Robert E. Lee Blvd
Gentilly
Filmore Ave
Mirabeau Ave
North Course at City Park
ORLEANS PARISH
LaBorde Lookout
City Park
Dillard University
610
Ted Gormley Stadium
New Orleans Museum of Art
Delgado Community College
Fairgrounds Racetrack
Esplanade Ave
Broad Ave
STREETCAR
Orleans Ave
Canal St
Tulane Ave
Treme-Lafitte
Tulane-Gravier
LSU/VA Complex
Medical Center of Louisiana
Carrollton Ave
Claiborne Ave
NEW ORLEANS
French Market
FRENCH QUARTER
Champion Square
Audubon Aquarium
Mercedes- Benz Superdome
Riverwalk Marketplace
CBD
Smoothie King Ctr.
New Orleans E. N. Morial Conv. Ctr.
Willow St
Yulman Stadium
Nashville Ave
Broadmoor
Leake Ave
Tulane University
Claiborne Ave
Central City
Ochsner Baptist Medical Ctr.
Loyola University
Freret St
Lower Garden District
Audubon Park Golf Course
St. Charles Ave
Napoleon Ave
Audubon
Garden District
Audubon Zoo
Magazine St
Children's Hospital New Orleans
Tchoupitoulas St
West Riverside
Mississippi River
Gretna
Harvey

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Lakeside Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$58,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$58,000,000			Location:	Metairie, LA
% of Initial Pool Balance:	5.1%			Size:	1,211,349 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$144.47
Borrower Name:	Causeway LLC			Year Built/Renovated:	1960/2008
Borrower Sponsor:	Jeffrey J. Feil			Title Vesting:	Fee/Leasehold
Mortgage Rate:	3.770%			Property Manager:	Self-managed
Note Date:	July 28, 2017			4th Most Recent Occupancy (As of):	98.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	97.1% (12/31/2014)
Maturity Date:	August 1, 2027			2nd Most Recent Occupancy (As of):	98.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	98.9% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	97.5% (6/1/2017)
Seasoning:	0 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$19,748,210 (12/31/2014)
Call Protection(2):	L(24),D(91),O(5)			3rd Most Recent NOI (As of):	$19,177,687 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$19,025,476 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$18,822,381 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$32,713,717
				U/W Expenses:	$12,933,343
				U/W NOI:	$19,780,375
Escrows and Reserves(3):				U/W NCF:	$18,307,305
				U/W NOI DSCR(1):	2.96x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.74x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.5%
Replacement Reserves	$0	Springing	$1,00,000	As-Is Appraised Value:	$365,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 7, 2017
Rent Concession Reserve	$1,214,427	$0	NAP	Cut-off Date LTV Ratio(1):	47.9%
Tenant Specific TI/LC Reserve	$7,606,095	$0	NAP	LTV Ratio at Maturity or ARD(1):	47.9%
Ground Rent Reserve	$0	Springing	NAP
Lease Termination Reserve	$0	Springing	NAP

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Lakeside Shopping Center Whole Loan (as defined below).
(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of September 1, 2017. Defeasance of the Lakeside Shopping Center Whole Loan is permitted at any time after the earlier to occur of (i) July 28, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized
(3)	See “Escrows” section.
(4)	As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants.

The Mortgage Loan. The mortgage loan (the “Lakeside Shopping Center Mortgage Loan”) is part of a whole loan (the “Lakeside Shopping Center Whole Loan”) that is evidenced by 3 pari passu promissory notes in the aggregate original principal amount of $175,000,000, which are secured by a first priority fee and leasehold mortgage encumbering a 1,211,349 square foot regional mall in Metairie, Louisiana (the “Lakeside Shopping Center Property”). Promissory Note A-2 (contributed by Wells Fargo Bank, National Association), in the aggregate principal amount of $58,000,000, represents the Lakeside Shopping Center Mortgage Loan and will be included in the WFCM 2017-C39 securitization trust.

The Lakeside Shopping Center Whole Loan was co-originated on July 28, 2017 by Morgan Stanley Bank, National Association, Wells Fargo Bank, National Association and Barclays Bank PLC. The Lakeside Shopping Center Whole Loan had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.770% per annum. The Lakeside Shopping Center Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the term of the Lakeside Shopping Center Whole Loan. The Lakeside Shopping Center Whole Loan matures on August 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

The remaining Notes A-1 and A-3 from the Lakeside Shopping Center Whole Loan, which had an aggregate original principal balance of $117,000,000, are expected to be contributed to future securitization trusts. The following table presents a summary of the promissory notes comprising the Lakeside Shopping Center Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$59,000,000	Morgan Stanley Bank, N.A	Yes
A-2	$58,000,000	WCM 2017-C39	No
A-3	$58,000,000	Barclays Bank PLC	No
Total	$175,000,000

Following the lockout period, the borrower has the right to defease the Lakeside Shopping Center Whole Loan in whole, but not in part, on any date before April 1, 2027. In addition, the Lakeside Shopping Center Whole Loan is prepayable without penalty on or after April 1, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 28, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$175,000,000	100.0%	Loan Payoff(1):	$95,495,796	54.6%
			Closing Costs:	635,826	0.4
			Upfront reserves:	8,820,522	5.0
			Return of Equity:	70,047,856	40.0
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

(1)	The Lakeside Shopping Center Property was previously securitized in the BACM 2007-4 transaction.

The Property. The Lakeside Shopping Center Property consists of a one- to three-story, 1,211,349 square foot regional mall located at the northwestern corner of the intersection of Veterans Boulevard and Causeway Boulevard in Metairie, Louisiana, approximately 7.8 miles northwest of the New Orleans central business district. The Lakeside Shopping Center Property is anchored by J.C. Penney, Macy’s and Dillard’s, which collectively account for 10.9% of the underwritten base rent. Aside from the anchor tenants, the Lakeside Shopping Center Property includes a diverse rent roll of national tenants, including Zara, Victoria’s Secret, Forever 21, Dick’s Sporting Goods, Champs, Apple and Express and restaurants such as Cheesecake Factory, Red Lobster, Flemings Prime Steakhouse and P.F. Chang’s China Bistro. The Lakeside Shopping Center Property provides a variety of first-to-market tenants, including 42 tenants that are the respective company’s exclusive location in New Orleans and 16 tenants that are the respective company’s exclusive location in Louisiana. The Lakeside Shopping Center Property contains 2,029 surface parking spaces and 3 multi-level parking decks providing an additional 3,203 parking spaces, for a total of 5,232 parking spaces (approximately 4.4 spaces per 1,000 square feet).

Since 2005, the borrower sponsor has invested approximately $86.7 million ($72 per square foot) in repairs and capital improvements to the Lakeside Shopping Center Property. In addition, the borrower sponsor is currently undertaking an approximately $10.0 million capital improvement program which is scheduled for completion in 2018 and is anticipated to renovate all common areas and corridors, as well as complete the construction and build-out of the Zara space (scheduled lease commencement of May 2018).

For the trailing 12-month period ending April 30, 2017, the Lakeside Shopping Center Property reported in-line sales of $187.0 million, which equates to $795 PSF and an occupancy cost of 9.9%, including Apple. Excluding Apple, the comparable in-line sales for the same trailing 12-month period equated to $651 per square foot with an occupancy cost of 12.0%. Since 2012, comparable in-line sales per square foot have increased from $706 per square foot to $795 per square foot, representing a 12.6% increase. In-line sales per square foot includes food court tenants. As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants. The leased percentage includes the Zara and four other tenants, which account for a combined 4.8% of net rentable area and are all anticipated to take occupancy by June 2018. Since 2007, the Lakeside Shopping Center Property has averaged 97.7% occupancy, never dropping below 95.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

The following table presents certain information relating to the tenancy at the Lakeside Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
J.C. Penney	B+/B1/B+	203,410	16.8%	$6.49	$1,320,131	5.6%	$116	8.5%	11/30/2022(4)
Macy’s(5)	BBB/Baa3/BBB-	229,520	18.9%	$2.83	$649,542	2.8%	$168	2.1%	1/31/2029(6)
Dillard’s	BBB-/Baa3/BBB-	291,700	24.1%	$1.71	$499,974	2.1%	$199	2.4%	12/31/2019(7)
Dillard’s Mens	BBB-/Baa3/BBB-	18,958	1.6%	$5.00	$94,790	0.4%	N/A	N/A	12/31/2019(8)
Total Anchor Tenants		743,588	61.4%	$3.45	$2,564,436	10.9%

Major Tenants
Zara(9)	NR/NR/NR	34,722	2.9%	$29.08	$1,009,716	4.3%	N/A	N/A	4/30/2028(10)
Victoria’s Secret	BB+/Ba1/BB+	13,459	1.1%	$55.00	$740,245	3.2%	$742	10.3%	11/30/2025
Forever 21	NR/NR/NR	15,094	1.2%	$48.00	$724,512	3.1%	$417	16.6%	1/31/2018
Dick’s Sporting Goods	NR/NR/NR	36,667	3.0%	$14.50	$531,672	2.3%	$252	8.6%	1/31/2021(11)
Champs	NR/Ba1/BB+	4,500	0.4%	$110.00	$495,000	2.1%	$1,191	11.2%	1/31/2024
Apple	NR/Aa1/AA+	5,260	0.4%	$88.72	$466,667	2.0%	$7,096	1.3%	1/31/2019
Express	NR/NR/NR	8,464	0.7%	$55.00	$465,520	2.0%	$596	9.2%	7/31/2027
Total Major Tenants		118,166	9.8%	$37.52	$4,433,331	18.9%

Non-Major Tenants(12)		319,596	26.4%	$51.40	$16,427,195	70.1%

Occupied Collateral Total		1,181,350	97.5%	$19.83	$23,424,962	100.0%

Vacant Space		29,999	2.5%

Collateral Total		1,211,349	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 30, 2018.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending April 30, 2017, except for J.C. Penney, which represents 2016 data.
(4)	J.C. Penny has three, five-year lease extension options.
(5)	Macy’s is subject to a ground lease and owns its improvements.
(6)	Macy’s has five, five-year lease extension options.
(7)	Dillard’s has one, 10-year lease extension options.
(8)	Dillard’s Mens has one, 10-year lease extension options.
(9)	Zara is currently constructing and building out approximately 15,000 square feet of second floor space, which is in addition to its approximately 19,722 square feet of ground level space. Zara has an executed a 10-year lease with an expected May 2018 commencement date for its entire 34,722 square foot space.
(10)	Zara has one, five-year lease extension option.
(11)	Dick’s Sporting Goods has four, five-year lease extension option.
(12)	Non-Major Tenants includes Flemings Prime Steakhouse (0.6% of NRA and 0.8% of underwritten rent) with a signed lease but a future rent commencement date (November 2017).

The following table presents a summary of historical comparable in-line sales per square foot and occupancy cost at the Lakeside Shopping Center Property:

Comparable In-Line Sales (PSF)(1)(2)

	2014	2015	2016	4/31/2017 TTM
In-Line Sales PSF	$740	$784	$799	$795
In-Line Sales PSF (excluding Apple)	$608	$648	$657	$651
Occupancy Cost	10.6%	10.0%	9.8%	9.9%
Occupancy Cost (excluding Apple)	12.8%	12.0%	11.9%	12.0%

(1)	Information as provided by the borrower sponsor.
(2)	Comparable In-Line Sales (PSF) includes food court tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

The following table presents certain information relating to the historical anchor sales at the Lakeside Shopping Center Property:

Anchor Sales Summary(1)

Tenant Name	2014	2015	2016	4/31/2017 TTM	Sales PSF
J.C. Penney	$20,123,607	$24,937,466	$23,676,934	NAV	$116(2)
Macy’s	$46,918,633	$43,337,465	$39,222,133	$38,523,848	$168
Dillard’s	$64,544,357	$62,962,609	$57,212,818	$57,919,534	$199

(1)	Information as provided by the borrower sponsor.

(2)	J.C. Penney’s Sales PSF represents 2016 data.

The following table presents certain information relating to the lease rollover schedule at the Lakeside Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	6	10,905	0.9%	10,905	0.9%	$24,002	0.1%	$2.20
2017	2	2,322	0.2%	13,227	1.1%	$549,668	2.3%	$236.72
2018	26	52,024	4.3%	65,251	5.4%	$2,442,261	10.4%	$46.94
2019	15	358,007	29.6%	423,258	34.9%	$3,195,857	13.6%	$8.93
2020	14	30,050	2.5%	453,308	37.4%	$1,729,215	7.4%	$57.54
2021	11	63,990	5.3%	517,298	42.7%	$2,088,586	8.9%	$32.64
2022	12	235,698	19.5%	752,996	62.2%	$3,021,892	12.9%	$12.82
2023	11	24,888	2.1%	777,884	64.2%	$1,747,188	7.5%	$70.20
2024	7	30,568	2.5%	808,452	66.7%	$1,613,418	6.9%	$52.78
2025	13	53,657	4.4%	862,109	71.2%	$2,613,729	11.2%	$48.71
2026	4	7,183	0.6%	869,292	71.8%	$603,132	2.6%	$83.97
2027	5	25,274	2.1%	894,566	73.8%	$1,267,383	5.4%	$50.15
Thereafter	6	286,784	23.7%	1,181,350	97.5%	$2,528,633	10.8%	$8.82
Vacant	0	29,999	2.5%	1,211,349	100.0%	$0	0.0%	$0.00
Total/Weighted Average	132(4)	1,211,349	100.0%			$23,424,962	100.0%	$19.83

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	MiMi’s Kids Boutique, Starbucks and Maggie G operate under two leases each.

The following table presents historical occupancy percentages at the Lakeside Shopping Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/1/2017(2)(3)
98.3%	97.1%	98.2%	98.9%	97.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Lakeside Shopping Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$22,511,952	$22,224,455	$22,643,543	$22,644,279	$23,424,962(1)(2)	71.6%	$19.34
Total Reimbursables	7,819,042	7,732,795	7,909,595	7,853,546	7,415,542	22.7	6.12
Percentage Rent Income(3)	1,904,324	1,892,475	1,601,600	1,558,077	1,462,657	4.5	1.21
Other Income(4)	413,733	556,196	460,051	447,054	410,556	1.3	0.34
Less Vacancy & Credit Loss	0	0	0	0	0(2)	0.0	0.00
Effective Gross Income	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	100.0%	$27.01

Total Operating Expenses	$12,900,841	$13,228,233	$13,589,313	$13,680,575	$12,933,343	39.5%	$10.68

Net Operating Income	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$19,780,375	60.5%	$16.33
Capital Expenditures	0	0	0	0	242,270	0.7	0.20
TI/LC	0	0	0	0	1,230,800	3.8	1.02
Net Cash Flow	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$18,307,305	56.0%	$15.11

NOI DSCR(5)	2.95x	2.87x	2.84x	2.81x	2.96x
NCF DSCR(5)	2.95x	2.87x	2.84x	2.81x	2.74x
NOI DY(5)	11.3%	11.0%	10.9%	10.8%	11.3%
NCF DY(5)	11.3%	11.0%	10.9%	10.8%	10.5%

(1)	U/W Base Rent includes contractual rent steps through July 30, 2018.

(2)	The Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants as of June 1, 2017. All outstanding rent concessions and gap rent have been reserved at origination of the Lakeside Shopping Center Whole Loan. The underwritten economic vacancy is included in the U/W Base Rent.

(3)	Percentage Rent Income represents overage rent in addition to base rent for gross tenant sales above a threshold. U/W Percentage Rent Income is based on the trailing 12-month period ending April 30, 2017.

(4)	Other income includes income from rubbish removal, advertising, storage and other miscellaneous income.

(5)	Debt service coverage ratios and debt yields are based on the Lakeside Shopping Center Whole Loan.

Appraisal. As of the appraisal valuation date of June 7, 2017, the Lakeside Shopping Center Property had an “as-is” appraised value of $365,000,000.

Environmental Matters. Based on the Phase I environmental site assessment and other information, certain elevated environmental matters related to prior automotive service uses at the Lakeside Shopping Center Property were identified. The borrower has an existing Premises Pollution Liability-type environmental insurance policy covering multiple locations with an aggregate $20,000,000 limits of liability and $5,000,000 per claim (with a $2,000,000 sublimit being set-aside for the Lakeside Shopping Center Property) with a term expiring June 18, 2022 and a $25,000 deductible. In addition, the loan documents include the borrower’s covenant to renew the environmental insurance policy for an additional 5-year term in 2022, and for an additional 3 year term in 2027. The lender and its successors will be an additional named insured to the environmental insurance policy. The loan documents further provide that the borrower and guarantor are personally liable for losses related to such environmental matters. See “Description of the Mortgage Pool–Environmental Considerations” in the prospectus.

Market Overview and Competition. The Lakeside Shopping Center Property is located in Metairie, Jefferson Parish, Louisiana, along North Causeway Boulevard, between Interstate 10 (0.4 miles south) and the Lake Pontchartrain Causeway (0.7 miles north). The Lake Pontchartrain Causeway is a 23.8-mile-long bridge spanning the entirety of Lake Pontchartrain – connecting northeast Louisiana to Metairie and New Orleans. According to a third party report, the estimated 2016 population within a three-, five- and seven-mile radius of the Lakeside Shopping Center Property was 120,280, 269,800 and 484,994, respectively, and average household income within the same radii was $83,024, $78,656 and $74,785, respectively. The area surrounding the Lakeside Shopping Center Property is mainly comprised of commercial uses with larger residential concentrations further from North Causeway Boulevard, West Esplanade Avenue and Veterans Memorial Boulevard. The Lakeside Shopping Center Property benefits from its large draw as a super-regional mall located in close proximity to the heavily-trafficked Interstate 10 and Lake Pontchartrain Causeway and 7.8 miles northwest of New Orleans, as well as a high daytime population in the immediate area. Within a one-mile radius of the Lakeside Shopping Center Property there are 223 office properties, comprising approximately 5.4 million square feet, with a total occupancy of 92.1% and a five-year average total occupancy of 93.1%.

The Lakeside Shopping Center Property is located in the Causeway Corridor submarket of the New Orleans/Metairie/Kenner retail market, which as of the second quarter of 2017 contained 146 buildings comprising approximately 2.4 million square feet with a vacancy rate of 2.4%. As of the same period, the Mall subsector of the New Orleans/Metairie/Kenner retail market contained 10 centers comprising approximately 5.8 million square feet with a vacancy rate of 4.7%. Since 2009, the Mall subsector of the New Orleans/Metairie/Kenner retail market has maintained and average year-end occupancy of 94.5%, never falling below 91.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

The following table presents certain information relating to comparable properties to the Lakeside Shopping Center Property:

Competitive Set(1)

	Lakeside Shopping Center (Subject)	Clearview Mall	The Esplanade	The Shops at Canal Place	Oakwood Center
Location	Metairie, LA	Metairie, LA	Kenner, LA	New Orleans, LA	Gretna, LA
Distance from Subject	--	1.6 miles	5.5 miles	6.7 miles	9.2 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Specialty Center	Super-Regional Mall
Year Built/Renovated	1960/2002	1966/2002	1984/2011	1982/2006	1966/2007
Anchors	Dillard’s, Macy’s, JC Penney, Dick’s Sporting Goods	Target, Sears, AMC Theatres, Bed Bath & Beyond	Dillard’s, Target, The Grand Theatre Image	Saks Fifth Avenue	Dillard’s, JC Penney, Dick’s Sporting Goods, Shoe Depot/Encore
Total GLA	1,211,349 SF	700,000 SF	965,858 SF	269,376 SF	907,145 SF
Sales PSF	$795	$285	$235	$625	$400
Total Occupancy	97.5%	90.0%	89.0%	98.0%	98.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is Causeway LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Lakeside Shopping Center Whole Loan. Jeffrey J. Feil is the guarantor of certain nonrecourse carveouts under the Lakeside Shopping Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is Jeffrey J. Feil, CEO of The Feil Organization, a real estate investment, development and management firm based New York City. Founded over 60 years ago, The Feil Organization developed and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. The Feil organization’s New Orleans market real estate holdings include approximately 1.7 million square feet of retail, 2.9 million square feet of space, 700,000 square feet of industrial space and 942 multifamily units. Mr. Feil is involved in two ongoing litigations: (i) a civil rights case that is currently open in the State of New York Supreme Court, and (ii) as borrower sponsor, an uncontested foreclosure. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $7,606,095 for all outstanding tenant improvement and leasing commission (“TI/LC”) costs relating to Zara ($3,000,000), Charles Schwab ($2,000,000), Whitney Bank ($1,035,325), Free People ($475,000), Express ($423,200), Flemings Prime Steakhouse ($390,320), J. Jill ($247,250) and Regis Corporation ($35,000); and $1,214,427 for all outstanding rent credits, concessions and abatements relating to Zara ($841,430), Charles Schwab ($325,000), and Flemings Prime Steakhouse ($47,997).

During a Trigger Period (as defined below), the borrower is required to deposit monthly escrows for real estate taxes and insurance premiums (unless the Lakeside Shopping Center Property is insured under an acceptable blanket insurance policy), monthly escrows of $20,193 for replacement reserves (capped at $1,000,000), a monthly amount equal to $0.10 per square foot for leases at the Lakeside Shopping Center Property covering less than 20,000 square feet for tenant improvement and leasing commissions, monthly escrows totaling $5,643 for ground rent (see “Ground Lease” section below), and any lease termination fee incurred by the termination of a tenant’s lease, which will be used for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Lakeside Shopping Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay their rents directly into such lockbox account. The Lakeside Shopping Center Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of Trigger Period (as defined below), all funds are required to be distributed to the borrower. During a Trigger Period, all rents are required to be swept to a lender-controlled cash management account and excess cash flow shall be held by the lender.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield being less than 8.0% for two consecutive calendar quarters. A Trigger Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt yield being at least 8.0% for two consecutive calendar quarters. However, with respect to clause (ii), the failure to maintain a debt yield of at least 8.0% for two consecutive calendar quarters shall not result in the occurrence of a Trigger Period hereunder if within 10 business days after the borrowers sponsor’s receipt of written notice of the failure to satisfy the debt yield requirement, the borrower sponsor delivers a letter of credit in an amount which, if applied as a partial prepayment of the Lakeside Shopping Center Whole Loan, would cause the debt yield to be greater than or equal to 8.0%.

Property Management. The Lakeside Shopping Center Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

Assumption. The borrower has the right to transfer the Lakeside Shopping Center Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRS and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates and similar confirmations from each rating agency rating any securities backed by the Lakeside Shopping Center Whole Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Lakeside Shopping Center Property is subject to two separate long-term ground leases encompassing a total of 24,560 square feet with a current aggregate annual ground rent payment of $67,710, subject to re-adjustments every 10 years based on the appraised value of the two ground lease premises. Both ground leases have expirations in 2056. One of the ground leases totaling 5,760 square feet is subject to re-appraisal after August 31, 2017, which may result in rent escalation.

Terrorism Insurance. The Lakeside Shopping Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower to provide coverage for terrorism in an amount equal to the full replacement cost of the Lakeside Shopping Center Property, subject to a cap equal to one and a half times the premium for the casualty and business interruption insurance coverage on a stand-alone basis, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of the Lakeside Shopping Center Property during the loan term. At the time of loan closing, the Lakeside Shopping Center Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

Long Island Prime Portfolio - Uniondale
1 RXR Plaza Uniondale, NY
2 Omni Uniondale, NY
Port Washington
Flower Hill
Roslyn Harbor
Roslyn
Munsey Park
Manhasset
East Hills
Old Westbury
New York Institute of Technology
Long Island University- C.W. Post Campus
North Hills
Albertson
Roslyn Heights
Searingtown
Manhasset Hills
N.Y. City 19 miles
Northern State Pkwy
Long Island Expwy
Jericho
Broadway Mall
New Cassel
Westbury
Hicksville
Mineola
North New Hyde Park
New Hyde Park
Winthrop Univ. Hospital
Old Country Rd.
Westbury Shopping Center
The Source
NASSAU COUNTY
Levittown
Garden City
Nassau Co. Court House
Roosevelt Field
Nassau Community College
Eisenhower Park
Nassau Univ. Medical Center
Nassau Veterans Mem. Coliseum
Hofstra University
Adelphi University
Floral Park
Elmont
East Meadow
Meadowbrook State Pkwy
Wantagh State Pkwy
Franklin Square
West Hempstead
Hempstead
Uniondale
Nassau Co. District Court
Southern State Pkwy
North Merrick
North Bellmore
Mercy Medical Center
Molloy College
South Hempstead
Roosevelt
Malverne
Lakeview
Hempstead Lake
JFK Intl. Airport 9 miles
Rockville Centre
Baldwin
Valley Stream
Lynbrook
Oceanside
South Nassau Comm. Hospital
Freeport
Merrick
Bellmore
Wantagh
Long Island Sound
NEW YORK CITY
MANHATTAN
QUEENS
BROOKLYN
BRONX
YONKERS
LONG ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Long Island Prime Portfolio - Uniondale

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment	NR/NR/NR			Property Type:	Office
(Fitch/KBRA/Moody’s):				Specific Property Type:	Suburban
Original Principal Balance(1):	$50,000,000			Location:	Uniondale, NY
Cut-off Date Balance(1):	$50,000,000			Size:	1,750,761 SF
% of Initial Pool Balance:	4.4%			Cut-off Date Balance Per SF(1):	$113.07
Loan Purpose:	Refinance			Year Built/Renovated:	Various – See Table
Borrower Names:	333 Earle Ovington Boulevard SPE LLC;			Title Vesting:	Leasehold
	Rexcorp Plaza SPE LLC			Property Manager:	Self-managed
Borrower Sponsor:	RXR Realty LLC			4th Most Recent Occupancy (As of)(4):	83.7% (12/31/2013)
Mortgage Rate:	4.450%			3rd Most Recent Occupancy (As of)(4):	86.9% (12/31/2014)
Note Date:	June 6, 2017			2nd Most Recent Occupancy (As of)(4):	89.1% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	86.9% (12/31/2016)
Maturity Date:	June 6, 2027			Current Occupancy (As of):	85.5% (4/20/2017)
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$19,225,204 (12/31/2014)
Call Protection(2):	L(26),D(87),O(7)			3rd Most Recent NOI (As of):	$21,599,852 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$19,274,181 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$18,177,231 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu, Mezzanine
				U/W Revenues:	$53,504,787
				U/W Expenses:	$28,574,757
Escrows and Reserves(3):				U/W NOI(5):	$24,930,030
				U/W NCF(5):	$22,222,017
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.79x
Taxes	$2,049,623	$906,920	NAP	U/W NCF DSCR(1):	2.49x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.6%
Replacement Reserves	$0	$33,207	NAP	U/W NCF Debt Yield(1):	11.2%
Deferred Maintenance	$0	$55,603	$1,334,472	As-Is Appraised Value:	$320,000,000
TI/LC Reserve	$3,350,000	$199,244	NAP	As-Is Appraisal Valuation Date:	March 24, 2017
Unfunded Obligations Reserve	$11,598,911	$0	NAP	Cut-off Date LTV Ratio(1):	61.9%
Ground Rent Reserve	$110,240	$0	NAP	LTV Ratio at Maturity or ARD(1):	61.9%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio - Uniondale Whole Loan (as defined below). See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $45,970,000. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Long Island Prime Portfolio - Uniondale Whole Loan and the Long Island Prime Portfolio - Uniondale Mezzanine Loan (as defined below) were $139.32, 1.66x, 10.2%, 76.2% and 76.2%, respectively.

(2)	The lockout period will be at least 26 payments beginning with and including the first payment date of July 6, 2017. Defeasance of the Long Island Prime Portfolio - Uniondale Whole Loan is permitted at any time after the earlier to occur of (i) June 6, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Long Island Prime Portfolio - Uniondale Mortgage Loan”) is part of a whole loan (the “Long Island Prime Portfolio - Uniondale Whole Loan”) that is evidenced by four pari passu notes (Note A-1-1, Note A-1-2, Note A-2-1 and Note A-2-2) secured by a first mortgage encumbering the leasehold interest in two Class A office buildings located in Uniondale, New York on Long Island (the “Long Island Prime Portfolio - Uniondale Properties”). The Long Island Prime Portfolio - Uniondale Whole Loan was originated on June 6, 2017 by Barclays Bank PLC and Goldman Sachs Mortgage Company. The Long Island Prime Portfolio - Uniondale Whole Loan had an original principal balance of $197,950,000, has an outstanding principal balance as of the Cut-off Date of $197,950,000 and accrues interest at an interest rate of 4.450% per annum. The Long Island Prime Portfolio - Uniondale Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the term of the Long Island Prime Portfolio - Uniondale Whole Loan. The Long Island Prime Portfolio - Uniondale Whole Loan matures on June 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

The Long Island Prime Portfolio - Uniondale Mortgage Loan is evidenced by the non-controlling Note A-2-1, which had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2017-C39 Trust. The controlling Note A-1-1, had an aggregate original principal balance of $85,000,000, has an outstanding principal balance as of the Cut-off Date of $85,000,000, is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to the GSMS 2017-GS7 securitization trust. The non-controlling Note A-1-2, had an aggregate original principal balance of $33,770,000, has an outstanding principal balance as of the Cut-off Date of $33,770,000, is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization trust or trusts. The non-controlling Note A-2-2, had an aggregate original principal balance of $29,180,000, has an outstanding principal balance as of the Cut-off Date of $29,180,000, is currently held by Barclays Bank PLC and is expected to be contributed to a future securitization trust or trusts (Note A-1-1, Note A-1-2 and Note A-2-2 collectively, the “Long Island Prime Portfolio - Uniondale Pari Passu Companion Loan”). The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$85,000,000	GSMS 2017-GS7 (expected)	Yes
A-1-2	$33,770,000	Goldman Sachs Mortgage Company	No
A-2-1	$50,000,000	WFCM 2017-C39	No
A-2-2	$29,180,000	Barclays Bank PLC	No
Total	$197,950,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Long Island Prime Portfolio - Uniondale Whole Loan in whole or in part (see “Partial Release” section). The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) June 6, 2020. In addition, the Long Island Prime Portfolio - Uniondale Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$197,950,000	63.9%	Loan payoff(2)	$279,997,156	90.3%
Mezzanine Loan(1)	45,970,000	14.8	Reserves	17,108,774	5.5
Preferred Equity(1)	40,525,135	13.1	Closing costs	12,868,362	4.2
Borrower Sponsor’s new cash contribution(2)	25,529,157	8.2

Total Sources	$309,974,292	100.0%	Total Uses	$309,974,292	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” and “Preferred Equity” sections.

(2)

Loan payoff represents (i) a loan collateralized by the RXR Plaza property previously securitized in the GSMS 2007-GG10 trust and (ii) a loan collateralized by the Omni property previously securitized in the GCCFC 2007-GG9 trust. Prior to loan origination, the previous financing for the RXR Plaza property resulted in a loss to the related trust in connection with a previous loan modification and a maturity default and the previous financing for the Omni property resulted in a loss to the trust due to a maturity default. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Long Island Prime Portfolio - Uniondale Properties consist of two Class A office properties (the RXR Plaza and the Omni) located in Uniondale, New York, on Long Island, approximately 20.0 miles east of Manhattan. Constructed in 1985 and 1990, the Long Island Prime Portfolio - Uniondale Properties total 1,750,761 square feet. The RXR Plaza property features amenities including 24-hour/7-day access, a winter garden public space within a 60-foot atrium, a four-story parking facility connected via a protected pedestrian walkway, a cafe, retail amenities (including a U.S. postal office, sundry shop, dry cleaner, jewelry store and day care center), an outdoor ice skating facility and a full service fitness center. The Omni property features amenities including 24-hour/7-day access, retail amenities (including a travel agency and dry cleaners), a lobby which features a fully accredited art gallery, an executive dining room, a 150 seat teleconferencing theatre, a private VIP boardroom and a full service fitness center with an indoor pool.

The Long Island Prime Portfolio - Uniondale Properties are located adjacent to the Meadowbrook State Parkway and Route 24 in Uniondale, New York which is in Nassau County, Long Island. The Meadowbrook Parkway offers access to Interstate 495 (also known as the Long Island Expressway), which connects Manhattan to Nassau and Suffolk counties in Long Island. The Long Island Prime Portfolio - Uniondale Properties are accessible by the Long Island Rail Road from the Garden City station, using the Hempstead branch, which directly connects to Penn Station in Manhattan. Notable attractions in the immediate vicinity of the Long Island Prime Portfolio - Uniondale Properties include the Nassau Coliseum, Hofstra University, Nassau County Community, the Long Island Children’s Museum, the Cradle of Aviation Museum and the Firefighter’s Museum.

The Long Island Prime Portfolio - Uniondale Properties are leased to 77 unique tenants across a diverse spectrum of industries, including the legal, insurance, financial services, telecommunications and healthcare industries. No single tenant represents more than 5.5% of net rentable area or 7.7% of annual in-place underwritten base rent of the Long Island Prime Portfolio - Uniondale Properties. The largest tenants at the Long Island Prime Portfolio - Uniondale Properties include OpenLink Financial LLC at the RXR Plaza property (6.8% of U/W base rent), Flushing Bank at the RXR Plaza property (4.4% of U/W base rent) and Rivkin Radler LLP at the RXR Plaza property (7.7% of U/W base rent). As of April 20, 2017, the Long Island Prime Portfolio - Uniondale Properties were 85.5% occupied by 77 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

The following table presents certain information relating to the Long Island Prime Portfolio - Uniondale Properties:

Property Name	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
RXR Plaza	$117,850,000	59.5%	84.9%	1985/NAP	1,085,298	$189,000,000	62.4%
Omni	$80,100,000	40.5%	86.5%	1990/NAP	665,463	$131,000,000	61.1%
Total/Weighted Average	$197,950,000	100.0%	85.5%		1,750,761	$320,000,000	61.9%

The following table presents certain information relating to the tenancies at the Long Island Prime Portfolio - Uniondale Properties:

Major Tenants

Tenant Name - Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
OpenLink Financial LLC(3) RXR Plaza	NR/NR/NR	96,325	5.5%	$33.85	$3,261,014	6.8%	12/31/2025(4)
Flushing Bank(5) RXR Plaza	NR/NR/NR	90,877	5.2%	$23.52	$2,137,313	4.4%	12/31/2026(6)
Rivkin Radler LLP(7) RXR Plaza	NR/NR/NR	84,736	4.8%	$43.72	$3,704,882	7.7%	6/30/2023
Healthplex Inc. Omni	NR/NR/NR	77,464	4.4%	$33.51	$2,595,654	5.4%	3/31/2022(8)
Congdon Flaherty O’Callaghan(9) Omni	NR/NR/NR	67,109	3.8%	$36.93	$2,478,380	5.1%	12/31/2018(10)
Total Major Tenants		416,511	23.8%	$34.04	$14,177,242	29.4%

Non-Major Tenants		1,080,501	61.7%	$31.51	$34,041,895	70.6%

Occupied Collateral Total		1,497,012	85.5%	$32.21	$48,219,138	100.0%

Vacant Space		253,749	14.5%

Collateral Total		1,750,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes rent steps through July 2018 totaling, $1,734,163.
(3)	OpenLink Financial LLC has a rent abatement period from January 2021 to March 2021 and January 2025 to February 2025. Such free rent amount was deposited into escrow by the borrower on the origination date. See “Escrows” section below.
(4)	OpenLink Financial LLC has 360 square feet of storage space that expires December 31, 2018. OpenLink Financial has two, five-year renewal options.
(5)	Flushing Bank has an approximately 50% rent abatement period through December 2018. Such free rent amount was deposited into escrow by the borrower on the origination date. See “Escrows” section below.
(6)	Flushing Bank has one, five year renewal option.
(7)	Rivkin Radler LLP has an approximately $6,000/month rent abatement period from March 2021 through June 2023. Such free rent amount was deposited into escrow by the borrower on the origination date.
(8)	Healthplex Inc. has one, five year renewal option.
(9)	Congdon Flaherty O’Callachan has a rent abatement period for the month of December 2018. Such free rent amount was deposited into escrow by the borrower on the origination date.
(10)	Congdon Flaherty O’Callaghan has one, five year renewal option. Congdon Flaherty O’Callaghan has the right to terminate 2,540 of storage space with 60-days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

The following table presents certain information relating to the lease rollover schedule at the Long Island Prime Portfolio - Uniondale Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	4	17,451	1.0%	17,451	1.0%	$277,961	0.6%	$15.93
2017	1	14,926	0.9%	32,377	1.8%	500,571	1.0%	$33.54
2018	13	145,447	8.3%	177,824	10.2%	5,140,709	10.7%	$35.34
2019	7	58,075	3.3%	235,899	13.5%	2,044,981	4.2%	$35.21
2020	9	148,798	8.5%	384,697	22.0%	5,220,301	10.8%	$35.08
2021	9	144,856	8.3%	529,553	30.2%	4,394,539	9.1%	$30.34
2022	11	222,585	12.7%	752,138	43.0%	6,482,810	13.4%	$29.13
2023	5	121,012	6.9%	873,150	49.9%	4,891,942	10.1%	$40.43
2024	3	35,319	2.0%	908,469	51.9%	1,333,549	2.8%	$37.76
2025	7	243,788	13.9%	1,152,257	65.8%	8,398,031	17.4%	$34.45
2026	4	203,361	11.6%	1,355,618	77.4%	5,424,878	11.3%	$26.68
2027	4	121972	7.0%	1,477,590	84.4%	4,108,865	8.5%	$33.69
Thereafter	0	19,422	1.1%	1,497,012	85.5%	0	0.0%	$0.00
Vacant	0	253,749	14.5%	1,750,761	100.0%	0	0.0%	$0.00
Total/Weighted Average	77	1,750,761	100.0%			$48,219,138	100.0%	$32.21

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.
(3)	No. of Leases Expiring does not include miscellaneous administrative space (auditorium, tenant storage spaces, cafeteria, fitness and conference space) and tenants which have no attributable base rent.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Long Island Prime Portfolio - Uniondale Properties:

Historical Occupancy(1)

2013(2)	2014(2)	2015(2)	2016(2)	4/20/2017(3)
83.7%	86.9%	89.1%	86.9%	85.5%

(1)	Approximately 87,587 square feet (5.0% of net rentable area) is below grade office space with no windows, which was formerly occupied by Citibank and has been vacant since 2010. Excluding this space, the Long Island Prime Portfolio – Uniondale properties are 90.5% occupied as of April 20, 2017.

(2)	Information obtained from the borrower and represents the average occupancy for the year stated.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Long Island Prime Portfolio - Uniondale Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W(1)(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$43,715,452	$44,823,950	$41,924,024	$40,623,924	$48,234,239	90.1%	$27.55
Grossed Up Vacant Space	0	0	0	0	8,352,081	15.6	4.77
Total Reimbursables	5,690,588	5,552,157	4,611,207	4,635,643	4,643,884	8.7	2.65
Other Income	788,748	655,823	683,299	702,082	626,664	1.2	0.36
Less Vacancy & Credit Loss	(100,821)	(224,646)	(54,708)	165,667	(8,352,081)(3)	(15.6)	(4.77)
Effective Gross Income	$50,093,967	$50,807,283	$47,163,821	$46,127,315	$53,504,787	100.0%	$30.56

Total Operating Expenses	$30,868,763	$29,207,431	$27,889,640	$27,950,084	$28,574,757	53.4%	$16.32

Net Operating Income	$19,225,204	$21,599,852	$19,274,181	$18,177,231	$24,930,030	46.6%	$14.24
TI/LC	0	0	0	0	2,270,323	4.2	1.30
Capital Expenditures	0	0	0	0	437,690	0.8	0.25
Net Cash Flow	$19,225,204	$21,599,852	$19,274,181	$18,177,231	$22,222,017	41.5%	$12.69

NOI DSCR(4)	2.15x	2.42x	2.16x	2.04x	2.79x
NCF DSCR(4)	2.15x	2.42x	2.16x	2.04x	2.49x
NOI DY(4)	9.7%	10.9%	9.7%	9.2%	12.6%
NCF DY(4)	9.7%	10.9%	9.7%	9.2%	11.2%

(1)	The increase in Base Rent, Effective Gross Income and Net Operating Income from TTM 3/31/2017 to U/W was a result of (i) approximately 230,059 square feet (13.1% of net rentable area) having signed a new or renewal lease since 3/31/2016 at an average base rent of $32.48 per square foot, (ii) rent steps through July 2018 totaling $1,734,163, (iii) approximately $2,462,416 of free rent which was not included in the TTM 3/31/2017 period and was included in U/W (all outstanding free rent has been reserved) and (iv) the present value of investment grade tenant rent steps discounted at 7.0% totaling $15,101.
(2)	A third party sub-leases a portion of the land (approximately 22.5% of the acreage) from the borrower. Both the $183,886 ground lease expense and the $183,886 third party sub-lease rent were excluded from the underwriting. See “Ground Lease” section.
(3)	The underwritten economic vacancy is 13.5%. The Long Island Prime Portfolio - Uniondale Properties were 85.5% physically occupied as of April 20, 2017.
(4)	The debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio – Uniondale Whole Loan.

Appraisal. As of the appraisal valuation date of March 24, 2017, the Long Island Prime Portfolio - Uniondale Properties had an aggregate “as-is” appraised value of $320,000,000.

Environmental Matters. According to the Phase I environmental site assessment for the RXR Plaza property dated April 7, 2017, the currently existing and previously removed underground storage tanks (“USTs”) was considered a recognized environmental condition. According to the Phase II environmental site assessment for the RXR Plaza property dated May 15, 2017, the RXR Plaza property has not been significantly impacted by the USTs and no further action or investigation was recommended. According to the Phase I environmental site assessments dated April 10, 2017, there are no recognized environmental conditions at the Omni property. The borrower has provided the lender with an environmental insurance policy in lieu of an environmental recourse carveout. See “Description of the Mortgage Pool – Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Market Overview and Competition. The Long Island Prime Portfolio - Uniondale Properties are located in Uniondale, New York which is in Nassau County, Long Island. According to the appraisal, leasing activity in the Nassau-Suffolk region for the fourth quarter of 2016 totaled 625,000 square feet, up 17.0% from its five-year quarterly average. As of the fourth quarter of 2016, the Long Island Class A office market reported a total inventory of 104 office buildings, totaling approximately 19.0 million square feet, with a 8.2% vacancy rate and average asking rents of $30.62 per square foot. The Long Island Prime Portfolio - Uniondale Properties are situated in the Central Nassau submarket, which reported a total inventory of 26 office buildings, totaling approximately 5.4 million square feet, with a 8.7% vacancy rate and average asking rents of $32.02 per square foot. As of 2016, the estimated population within a one-, three- and five- mile radius of the RXR Plaza property was 18,384, 213,749 and 535,317, respectively. The 2016 estimated average household income within the same radii of the RXR Plaza property was $96,873, $105,523 and $119,402, respectively. As of 2016, the estimated population within a one-, three- and five- mile radius of the Omni property was 11,689, 203,784 and 528,108, respectively. The 2016 estimated average household income within the same radii of the Omni property was $98,822, $104,164 and $121,415, respectively. The unemployment rate in Nassau County has steadily declined over the past five years to 3.6% as of December 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

The following table presents certain information relating to comparable office leases for the Long Island Prime Portfolio - Uniondale Properties:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
900 Stewart Avenue Garden City, NY	1986/NAP	235,431	<3.0 miles	Quickfund	8.5 Yrs	5,330	$33.70	Modified Gross
				Signature Bank	11.0 Yrs	8,600	$34.93	Modified Gross
400 Garden City Plaza Garden City, NY	1989/2001	176,073	<4.0 miles	Scully, Scott Murpy & Presser	7.3 Yrs	21,840	$30.53	Modified Gross
				Morritt Hock & Hamroff	8.8 Yrs	31,471	$30.86	Modified Gross
100 Quentin-Roosevelt Boulevard Garden City, NY	1990/NAP	200,000	<3.0 miles	Beacon Health Partners	10.9 Yrs	17,188	$31.19	Modified Gross
				Vincent Russo	9.8 Yrs	9,213	$30.19	Modified Gross
330 Old Country Road Mineola, NY	1989/NAP	107,071	<5.0 miles	Liberty Mutual	5.5 Yrs	13,846	$31.69	Modified Gross
825 East Gate Boulevard Garden City, NY	1985/NAP	81,396	<4.0 miles	Richard Allen Marketing	7.3 Yrs	1,643	$28.38	Modified Gross
				Auerbach Grayson Global Express	7.0 Yrs	1,881	$30.65	Modified Gross
1225 Franklin Avenue Garden City, NY	1980/NAP	198,066	<5.0 miles	Israeloff, Trattner & Co.	12.0 Yrs	15,000	$33.11	Modified Gross
90 Merrick Avenue East Meadow, NY	1985/NAP	249,659	<1.5 miles	HIBU	5.0 Yrs	7,130	$30.19	Modified Gross
1055 Franklin Avenue Garden City, NY	1970/2004	60,000	<5.0 miles	UBS Financial	10.0 Yrs	10,982	$37.26	Modified Gross
50 Charles Lindbergh Boulevard Uniondale, NY	1984/NAP	232,443	<2.0 miles	Gewurz & Zaccaria	5.4 Yrs	2,398	$28.01	Modified Gross
				Struass Law Firm	5.4 Yrs	1,391	$28.01	Modified Gross

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are 333 Earle Ovington Boulevard SPE LLC and Rexcorp Plaza SPE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Long Island Prime Portfolio - Uniondale Whole Loan. RXR Properties Holdings LLC is the guarantor of certain nonrecourse carveouts under the Long Island Prime Portfolio - Uniondale Whole Loan.

The Borrower Sponsor. The borrower sponsor is RXR Realty LLC (“RXR”), a New York-based, vertically integrated real estate owner/operator and investment management firm. RXR manages 81 commercial real estate properties and investments with an aggregate gross asset value of approximately $15.4 billion as of March 31, 2017, comprised of approximately 23.0 million square feet of commercial operating properties and approximately 3,200 multi-family and for sale units under active development in the New York Metropolitan area. Affiliates of RXR have previously negotiated three discounted loan payoffs, including RXR Plaza. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The Long Island Prime Portfolio - Uniondale Whole Loan documents provide for upfront escrows at origination in the amount of $2,049,623 for real estate taxes, $3,350,000 for general tenant improvements and leasing commissions (“TI/LCs”), $110,240 for ground rent and $11,598,911 for unfunded obligations reserves comprised of (i) $8,396,722 for free rent related to 21 tenants at the Long Island Prime Portfolio – Uniondale Properties, (ii) $676,988 for TI/LCs related to 13 tenants at the Long Island Prime Portfolio – Uniondale Properties and (iii) $2,525,200 for a Ruskin Incentive Payment, in which free rent periods can be converted, at the landlord’s option, into obligations by Ruskin to pay fixed monthly rents in exchange for certain payments to Ruskin set forth in their lease.

The Long Island Prime Portfolio - Uniondale Whole Loan documents provide for ongoing monthly escrows for taxes ($906,920 as of the origination date), $33,207 for replacement reserves (to be reduced by approximately $0.02 per square foot for each property released pursuant to the “Partial Release” section below) and $199,244 for TI/LCs (to be reduced by $0.125 per square foot for each property released pursuant to the “Partial Release” section below). Additionally, the Long Island Prime Portfolio - Uniondale Whole Loan documents provide for ongoing monthly escrows for deferred maintenance through and including June 6, 2019 in an amount equal to $55,603 (subject to a cap of $1,334,472 less (a) the amount disbursed from the escrow account pursuant to the Long Island Prime Portfolio – Uniondale Whole Loan documents and (b) the aggregate amount with respect to each item set forth in the Long Island Prime Portfolio - Uniondale Whole Loan documents that the lender has received reasonably satisfactory evidence that the work related to such item has been completed and no amounts have been disbursed with respect to such item). The Long Island Prime Portfolio - Uniondale Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Long Island Prime Portfolio - Uniondale Properties is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The Long Island Prime Portfolio - Uniondale Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay all rents directly into such lockbox account. In the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

absence of a Trigger Period (as defined below) or event of default, the funds in the lockbox account will be remitted to the borrower’s operating account. During a Trigger Period or event of default, any transfers to the borrower’s operating account are required to cease and sums on deposit in the lockbox account will be transferred on a daily basis to a lender-controlled cash management account. To the extent there is a Trigger Period continuing, all excess cash flow after payment of the Long Island Prime Portfolio – Uniondale Whole Loan debt service, required reserves, operating expenses and mezzanine debt service will be swept into an excess cash flow reserve to be held in a lender controlled account. Upon the expiration of a Trigger Period, any remaining excess cash flow funds will be disbursed to the borrower’s operating account.

A “Trigger Period” will commence upon any of the following: (i) the net operating income of the Long Island Prime Portfolio - Uniondale Properties falling below $21,178,075 (as calculated in the Long Island Prime Portfolio - Uniondale Whole Loan documents and tested quarterly), (ii) the failure of the borrower to deliver required financial reports to the lender or (iii) the occurrence and continuance of an event of default under the Long Island Prime Portfolio – Uniondale Mezzanine Loan (as defined below). A Trigger Period will be cured, with regard to clause (i), upon the conclusion of the second of two consecutive quarters thereafter during each of which the net operating income of the Long Island Prime Portfolio - Uniondale Properties is equal to or greater than $21,178,075; with regard to clause (ii), upon the borrower delivering such financial reports to the lender indicating that, in fact, no Trigger Period is ongoing; and with regard to clause (iii), upon the waiver by mezzanine lender of such event of default under the Long Island Prime Portfolio – Uniondale Mezzanine Loan (as defined below).

Property Management. The Long Island Prime Portfolio - Uniondale Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Long Island Prime Portfolio - Uniondale Properties from and after June 6, 2018 provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee is controlled be a qualified transferee as provided in the Long Island Prime Portfolio - Uniondale Whole Loan documents (including total assets in excess of $650.0 million, shareholder’s equity in excess of $250.0 million); and (iii) the lender has received confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Uniondale Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrower is permitted to release either of the Long Island Prime Portfolio - Uniondale Properties with partial defeasance of 115% of the released property’s allocated loan balance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) after giving effect to such defeasance, the debt yield (with respect to the Long Island Prime Portfolio - Uniondale Whole Loan and the Long Island Prime Portfolio - Uniondale Mezzanine Loan) with respect to the remaining Long Island Prime Portfolio - Uniondale Properties being no less than the greater of (a) 10.21% and (b) the debt yield immediately prior to the release; (iii) the lender has received confirmation that the defeasance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Uniondale Pari Passu Companion Loan with respect to the ratings of such securities; (iv) the lender receives a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. CBRE Venture Debt REIT, LLC, a related entity of CBRE Global Investors (the “Long Island Prime Portfolio - Uniondale Mezzanine Lender”) funded a $45,970,000 mezzanine loan (the “Long Island Prime Portfolio - Uniondale Mezzanine Loan”) to RXR Uniondale Mezz LLC, a Delaware limited liability company owning 100.0% of each borrower under the Long Island Prime Portfolio - Uniondale Whole Loan (collectively, the “Long Island Prime Portfolio - Uniondale Mezzanine Borrower”). The Long Island Prime Portfolio - Uniondale Mezzanine Loan is secured by a pledge of the Long Island Prime Portfolio - Uniondale Mezzanine Borrower’s interest in the borrowers under the Long Island Prime Portfolio - Uniondale Whole Loan. The Long Island Prime Portfolio - Uniondale Mezzanine Loan accrues interest at a rate of 9.575% per annum and requires interest-only payments through the maturity date of June 6, 2027. The rights of the Long Island Prime Portfolio - Uniondale Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Preferred Equity. CNI RXR Prime Investor, LLC, a related entity of Colony NorthStar, Inc., had made a preferred equity investment in RXR LI Prime Property Venture LP in an amount equal to $85,000,000, of which $40,525,135 is attributable to the 100.0% preferred interest in the Long Island Prime Portfolio - Uniondale Mezzanine Borrower. Pursuant to the limited partnership agreement of RXR LI Prime Property Venture LP, the preferred equity interest is payable only from excess cash after the payment of amounts due under the Long Island Prime Portfolio - Uniondale Whole Loan and the Long Island Prime Portfolio - Uniondale Mezzanine Loan. See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity” in the Preliminary Prospectus.

Permitted Future Industrial Development Agency (“IDA”) Lease. The borrower is permitted to convey its current leasehold interest in either of the Long Island Prime Portfolio – Uniondale Properties (but not its reversionary interest) to the Industrial Development Agency (“IDA”), subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the future IDA lease is satisfactory to lender; (iii) the leasehold interest in the applicable property is subject to the Long Island Prime Portfolio - Uniondale Whole Loan; (iv) no material adverse effect as determined under the Long Island Prime Portfolio - Uniondale Whole Loan documents; and (v) the lender has received confirmation that the conveyance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Uniondale Pari Passu Companion Loan with respect to the ratings of such securities. The conveyance is to be by virtue of an assignment of the leasehold interest in the applicable ground lease to the IDA and the sublease of such ground lease from the IDA to the applicable borrower for the purpose of facilitating the granting of economic benefits to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

Ground Lease. The Long Island Prime Portfolio – Uniondale Properties are subject to ground leases with the County of Nassau. The ground lease at the RXR Plaza property expires in April 2083 and the borrower is currently obligated to pay ground rent at the rate of $68,271 per month, of which $15,324 is reimbursed by a third party who is sub-leasing a portion of the land (approximately 22.5% of the acreage). The ground lease at the Omni property expires in January 2088 and the borrower is currently obligated to pay ground rent at the rate of $57,293 per month. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The Long Island Prime Portfolio - Uniondale Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Long Island Prime Portfolio - Uniondale Properties. The Long Island Prime Portfolio - Uniondale Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. If TRIPRA or a similar statute is no longer in effect, borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the property and business/rental interruption coverage.

Windstorm Insurance. The Long Island Prime Portfolio - Uniondale Whole Loan documents require windstorm insurance covering the full replacement cost of the Long Island Prime Portfolio - Uniondale Properties during the loan term. At origination, the Long Island Prime Portfolio - Uniondale Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

OLD NAVY

BIG LOTS!

STAPLES
OLD NAVY

Sprint

Empire Cinemas
Party City
MODELL'S
carter's
PETLAND
Party City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

EMPIRE CINEMAS
LOWER LEVEL
LA FITNESS
VACANT
EMPIRE CINEMAS
SHOPPERS WORLD
BIG LOTS!
PETLAND DISCOUNTS
ShopRite
CASA DE BUFFET
VACANT
SHOP 123
DOLLAR POWER
COLUMBIA PARK LIQUOR
The UPS Store
OLD NAVY
Party City
THE DISCOUNT PARTY SUPER STORE
VACANT
GAP FACTORY
MODELL'S
Gotta Go To Mo's
The footMate System
carter's
OshKosh B'gosh
GameStop
power to the players
495
31ST STREET
Pizza Hut
Sprint
JOHN F. KENNEDY BOULEVARD
N
Anchor
Major
In-Line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

Columbia Park Shopping Center
3129-3131 John F. Kennedy Boulevard
North Bergen, NJ 07047
Meadowlands Racetrack
MetLife Stadium
Meadowlands Arena
MEADOWLANDS SPORTS COMPLEX
New Jersey Turnpike
Geo. Wash. Bridge 7 miles
BERGEN COUNTY
Hackensack River
Swan Plaza Shopping Center
Meadowlands Hospital
Secaucus
The Mall at Mill Creek
Walmart
Sam's Club
Meadowlands Expo Center
Harmon Meadow
Home Depot
Best Buy
Paterson Plank Rd.
North Bergen
West New York
Guttenberg
Home Depot
Target
West Side Ave.
Tonnelle Avenue
Bergenline Avenue
Port Imperial
HBLR
NEW JERSEY
NEW YORK
Hudson River
Henry Hudson Parkway
Upper West Side
Weehawken
Lincoln Tunnel
Union City
Lincoln Harbor
The Shops at Lincoln Harbor
LINCOLN HARBOR FERRY
Port Authority-West 30th Street Midtown Heliport
Jacob Javits Convention Center
HUDSON YARDS
Midtown West
Midtown
TIMES SQUARE
Chelsea
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Madison Square Garden
PENN STATION
HERALD SQUARE
HIGH LINE
Washington Park
JERSEY CITY
Hoboken
Stevens Institute of Technology
Hoboken Univ. Medical Center
Sinatra Park Amphitheater
Downtown Hoboken
HOBOKEN TERMINAL
Newport Plaza
NEWPORT CENTRE
HOLLAND TUNNEL
PATH
MANHATTAN
West Village
Greenwich Village
New York University
Newark Intl. Airport 8 miles
JOURNAL SQUARE
St. Peter's University
SECAUCUS JUNCTION
NJ TRANSIT
Clifton
Passaic
Rutherford
Nutley
Belleville
Kearny
NEWARK
JERSEY CITY
Elizabeth
Bayonne
STATEN ISLAND
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Columbia Park Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:		Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Property Type:	Retail
Original Principal Balance(1):		$50,000,000		Specific Property Type:	Anchored
Cut-off Date Balance(1):		$50,000,000		Location:	North Bergen, NJ
% of Initial Pool Balance:		4.4%		Size:	345,703 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$181.37
Borrower:		Columbia Park Retail Owner, LLC; Columbia Park Development Owner, LLC		Year Built/Renovated:	1999/NAP
Borrower Sponsor:		Forest City Realty Trust, Inc.		Title Vesting:	Fee
Mortgage Rate:		4.802%		Property Manager:	Self-managed
				4th Most Recent Occupancy (As of):	85.0% (12/31/2013)
Note Date:		May 10, 2017		3rd Most Recent Occupancy (As of):	85.5% (12/31/2014)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	88.9% (12/31/2015)
Maturity Date:		June 6, 2027		Most Recent Occupancy (As of):	91.7% (12/31/2016)
IO Period:		120 months		Current Occupancy (As of):	94.8% (7/1/2017)
Loan Term (Original):		120 months
Seasoning:		2 months		Underwriting and Financial Information:
Amortization Term (Original):		NAP		4th Most Recent NOI (As of):	$4,270,727 (12/31/2014)
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of):	$4,518,482 (12/31/2015)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$4,878,816 (12/31/2016)
Call Protection(2):		L(26),D(91),O(3)		Most Recent NOI (As of):	$5,021,875 (TTM 3/31/2017)
Lockbox Type:		Hard/Upfront Cash Management
Additional Debt(1):		Yes		U/W Revenues:	$8,241,386
Additional Debt Type(1):		Pari Passu; Mezzanine		U/W Expenses:	$2,949,849
				U/W NOI:	$5,291,537
Escrows and Reserves(3):				U/W NCF:	$4,963,119
				U/W NOI DSCR(1):	1.73x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.63x
Taxes	$434,093	$144,698	NAP	U/W NOI Debt Yield(1):	8.4%
Insurance	$62,164	$8,881	NAP	U/W NCF Debt Yield(1):	7.9%
Deferred Maintenance	$39,086	$0	NAP	As-Is Appraised Value:	$103,900,000
Replacement Reserves	$0	$5,762	$350,000	As-Is Appraisal Valuation Date:	April 3, 2017
TI/LC Reserve	$0	$21,606	$1,200,000	Cut-off Date LTV Ratio(1):	60.3%
Environmental Reserve	$175,000	$0	NAP	LTV Ratio at Maturity or ARD (1):	60.3%

(1)	See “The Mortgage Loan” section. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Columbia Park Shopping Center Whole Loan (as defined below). See “Subordinate and Mezzanine Indebtedness” sections. As of the Cut-off Date, the Cut-off Balance per SF, UW NCF DSCR, UW NCF Debt Yield, Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Columbia Park Shopping Center Whole Loan and the mezzanine indebtedness were $204.39, 1.21x, 7.0%, 68.0%, and 65.6%, respectively.

(2)	The lockout period will be at least 26 payments, beginning with and including the first payment date of July 6, 2017. Defeasance of the Columbia Park Shopping Center Whole Loan is permitted at any time after the earlier to occur of (i) March 6, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized

(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Columbia Park Shopping Center Mortgage Loan”) is part of a whole loan (the “Columbia Park Shopping Center Whole Loan”) that is evidenced by two pari passu promissory notes (A-1 and A-2) secured by a first mortgage encumbering the fee interest in a grocery anchored retail property located in North Bergen, New Jersey (the “Columbia Park Shopping Center Property”). The Columbia Park Shopping Center Whole Loan was originated on May 10, 2017 by Argentic Real Estate Finance LLC. The Columbia Park Shopping Center Whole Loan had an original principal balance of $62,700,000, has an outstanding principal balance as of the Cut-off Date of $62,700,000 and accrues interest at an interest rate of 4.802% per annum. The Columbia Park Shopping Center Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the Columbia Park Shopping Center Whole Loan. The Columbia Park Shopping Center Whole Loan matures on June 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the controlling interest in the Columbia Park Shopping Center Whole Loan. The non-controlling Note A-2, which had an original principal balance of $12,700,000, is expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool-The Whole Loans-The Serviced Whole Loans” In the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	WFCM 2017-C39	Yes
A-2	12,700,000	Argentic Real Estate Finance LLC	No
Total Sources	$62,700,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Columbia Park Shopping Center Whole Loan in whole or in part (see “Partial Release” section), on any payment date before April 6, 2027. In addition, the Columbia Park Shopping Center Whole Loan is prepayable without penalty on or after April 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$62,700,000	85.3%	Loan payoff(1)	$71,519,983	97.3%
Mezzanine loan	8,000,000	10.9	Closing costs	1,241,772	1.7
Sponsor’s new cash contribution	2,772,099	3.8	Reserves	710,343	1.0
Total Sources	$73,472,099	100.0%	Total Uses	$73,472,099	100.0%

(1)	The Columbia Park Shopping Center Property was previously securitized in the CGCMT 2007-C6 transaction.

The Property. The Columbia Park Shopping Center Property is a 345,703 square foot grocery anchored retail center located in North Bergen, New Jersey. The Columbia Park Shopping Center Property is located approximately one mile from Interstate 95 and the Lincoln Tunnel, which provides access to Midtown Manhattan, and seven miles north of Jersey City and the Holland Tunnel, which provides access to Downtown Manhattan. The Columbia Park Shopping Center Property is located along John F. Kennedy Boulevard and 31st Street, which functions as a State Route 495 on-ramp. These two major roadways have a combined average daily vehicle count of approximately 216,679. The Columbia Park Shopping Center Property contains 1,371 surface and garage parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area.

Developed in 1999 by the borrower sponsor, the Columbia Park Shopping Center Property consists of four one- and two-story buildings situated on a 16.1-acre site. The Columbia Park Shopping Center Property is anchored by a freestanding 66,000 square foot (19.1% of the net rentable area) ShopRite, on an initial lease term of 25 years that commenced in 1999 with two ten-year lease renewal options remaining. As of March 30, 2017, ShopRite reported sales at the Columbia Park Shopping Center Property of $796 per square feet and an occupancy cost of 3.7%. Wakefern Food Corp., the merchandising and distribution arm for ShopRite, is the largest retailer-owned cooperative in the United States and the largest employer in New Jersey. The cooperative is comprised of 50 members who individually own and operate supermarkets under the ShopRite banner. There are over 270 ShopRite locations in New Jersey, New York, Pennsylvania, Connecticut, Delaware and Maryland. The Columbia Park Shopping Center Property also features two inline retail buildings with Old Navy and Big Lots as the junior anchors as well as a 12-screen, 70,000 square feet movie theater (Empire 12 Cineplex). Approximately 11 new and renewal leases totaling 107,533 square feet (31.1% of the net rentable area) have been executed since 2015. As of July 1, 2017, the Columbia Park Shopping Center Property was 94.8% occupied by 21 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

The following table presents certain information relating to the tenancies at the Columbia Park Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
ShopRite	NR/NR/NR	66,000	19.1%	$22.96	$1,515,360	23.4%	$796	3.7%	9/30/2024(4)
Total Anchor Tenant		66,000	19.1%	$22.96	$1,515,360	23.4%

Major Tenants
Old Navy	NR/NR/NR	25,301	7.3%	$28.00	$708,428	10.9%	$271	13.7%	1/31/2020(5)
Empire 12 Cineplex	NR/NR/NR	70,000	20.2%	$8.57	$600,000	9.3%	$153,673(6)	32.5%	4/30/2029
Shoppers World	NR/NR/NR	26,260	7.6%	$20.00	$525,200	8.1%	$150	13.4%	11/30/2019
Big Lots	NR/NR/BBB	32,569	9.4%	$15.76(7)	$513,445(7)	7.9%	NAV	NAV	1/31/2025(8)(9)
Total Major Tenants		154,130	44.6%	$15.23	$2,347,073	36.2%

Non-Major Tenants		107,596	31.1%	$24.38	2,623,385	40.4%

Occupied Total		327,726	94.8%	$19.79	$6,485,818	100.0%

Vacant Space		17,977	5.2%

Collateral Total		345,703	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2017 totaling $16,103.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending in March 30, 2017 for ShopRite and December 31, 2016 for Old Navy, Empire 12 Cineplex and Shoppers World.

(4)	ShopRite has two, 10-year renewal options remaining.

(5)	Old Navy has two, 5-year renewal options remaining.

(6)	Empire 12 Cineplex has 12 screens at the Columbia Park Shopping Center Property. The number shown represents sales per screen.

(7)	Annual U/W Base Rent PSF and Annual U/W Base Rent represent the tenant’s average rent over the remaining lease term. The tenant’s current in-place annual base rent is $482,347 or $14.81 per square foot.

(8)	Big Lots has three, 5-year renewal options remaining.

(9)	Big Lots has the right to terminate its lease in the event that a closeout store is operated at the Columbia Park Shopping Center Property and the borrower fails to cure within 60 days upon Big Lots providing written notice. Big Lots has executed a waiver that allows The GAP (Factory Store) (2.6% of the net rentable area) to operate at the Columbia Park Shopping Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Columbia Park Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	5	41,424	12.0%	41,424	12.0%	$1,018,370	15.7%	$24.58
2020	2	28,501	8.2%	69,925	20.2%	$770,304	11.9%	$27.03
2021	2	26,050	7.5%	95,975	27.8%	$465,401	7.2%	$17.87
2022	4	21,523	6.2%	117,498	34.0%	$661,861	10.2%	$30.75
2023	0	0	0.0%	117,498	34.0%	$0	0.0%	$0.00
2024	1	66,000	19.1%	183,498	53.1%	$1,515,360	23.4%	$22.96
2025	4	48,358	14.0%	231,856	67.1%	$854,344	13.2%	$17.67
2026	2	25,870	7.5%	257,726	74.6%	$600,179	9.3%	$23.20
2027	0	0	0.0%	257,726	74.6%	$0	0.0%	$0.00
Thereafter	1	70,000	20.2%	327,726	94.8%	$600,000	9.3%	$8.57
Vacant	0	17,977	5.2%	345,703	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	345,703	100.0%			$6,485,818	100.0%	$19.79

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Columbia Park Shopping Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/1/2017(1)
85.0%	85.5%	88.9%	91.7%	94.8%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Columbia Park Shopping Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,067,012	$5,796,954	$6,201,987	$6,321,235	$6,485,818(1)	78.7%	$18.76
Grossed Up Vacant Space	0	0	0	0	589,041	7.1	1.70
Percentage Rent	0	12,295	54,646	54,646	28,816	0.3	0.08
Total Reimbursables	1,523,717	1,593,516	1,600,684	1,591,512	1,726,753	21.0	4.99
Rent Abatements	(356,066)	(17,208)	(154,049)	(191,686)	0	0.0	0.00
Other Income	6,750	78,788	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(4,545)	0	0	(589,041)(2)	(7.1)	(1.70)
Effective Gross Income	$7,241,414	$7,459,800	$7,703,268	$7,775,707	$8,241,386	100.0%	$23.84

Total Operating Expenses	$2,970,687	$2,941,317	$2,824,452	$2,753,833	$2,949,849	35.8%	$8.53

Net Operating Income	$4,270,727	$4,518,482	$4,878,816	$5,021,875	$5,291,537	64.2%	$15.31
TI/LC	0	0	0	0	259,277	3.1	0.75
Capital Expenditures	0	0	0	0	69,141	0.8	0.20
Net Cash Flow	$4,270,727	$4,518,482	$4,878,816	$5,021,875	$4,963,119	60.2%	$14.36

NOI DSCR(3)	1.40x	1.48x	1.60x	1.65x	1.73x
NCF DSCR(3)	1.40x	1.48x	1.60x	1.65x	1.63x
NOI DY(3)	6.8%	7.2%	7.8%	8.0%	8.4%
NCF DY(3)	6.8%	7.2%	7.8%	8.0%	7.9%

(1)	U/W Base Rent includes contractual rent steps through December 2017 totalling $16,103 and the straight-line rent though the lease term of the Big Lots, an investment-grade tenant.

(2)	The underwritten economic vacancy is 6.7%. The Columbia Park Shopping Center Property was 94.8% physically occupied as of July 1, 2017.

(3)	The debt service coverage ratios and debt yields are based on the Columbia Park Shopping Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

Appraisal. As of the appraisal valuation date of April 3, 2017, the Columbia Park Shopping Center Property had an “as-is” appraised value of $103,900,000.

Environmental Matters. According to a Phase I environmental assessment dated April 25, 2017, there was no evidence of any recognized environmental conditions at the Columbia Park Shopping Center Property; however, the report indicated that the borrower is obligated to comply with certain requirements related to use of institutional and engineering controls mandated by the New Jersey Department of Environmental Protection. The borrower has been out of compliance with such filing requirements since 1999. A reserve in the amount of $175,000 was collected at origination of the Columbia Park Shopping Center Whole Loan to pay for and monitor such filings and the compliance process. There is a recourse carve-out for losses incurred or suffered by the lender arising out of or in connection with the borrower’s failure to satisfy the requirements and such failure will constitute an event of default under the loan agreement. Additionally, the borrower purchased a $3.0 million environmental insurance policy with a 10-year term and 3-year tail and the lender is named as an additional insured on the borrower’s existing $5,000,000 environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition.  The Columbia Park Shopping Center Property is located in North Bergen, New Jersey, within the New York-Northern New Jersey-Long Island metropolitan statistical area. The Columbia Park Shopping Center Property is situated within a mile east of U.S. Route 9, within a mile east of State Route 3 and within two miles east of Interstate 95. The Columbia Park Shopping Center Property is located within an Urban Enterprise Zone, which provides incentives for businesses including consumer sales tax discounts and exemptions, corporate tax credits and various other corporate subsidies.

According to the appraisal, the 2016 population within a three- and five-mile radius of the Columbia Park Shopping Center Property was 556,717 and 1,823,800, respectively, and the average household income within the same radii was $116,138 and $123,972, respectively. According to the appraisal, the Columbia Park Shopping Center Property is located within the Hudson Waterfront retail submarket of the Northern New Jersey market. As of the first quarter of 2017, the retail submarket contained inventory totaling approximately 31.9 million square feet with an overall vacancy rate of 2.2% and an average rental rate of $30.65 per square foot.

The following table presents certain information relating to comparable retail properties for the Columbia Park Shopping Center Property:

Competitive Set(1)

Property	Year Built / Renovated	Total NRA (SF)	Occupancy	Distance to Subject	Property Type
Harmon Meadow	1940/NAV	465,596	99.0%	1.4 miles	Power Center
Kennedy Commons	1994/NAV	62,121	93.4%	1.5 miles	Community Center
Tonnelle Plaza	1990/NAV	347,752	97.0%	2.6 miles	Community Center
Tonelle Commons	2009/NAV	410,015	100.0%	3.0 miles	Power Center
Edgewater Commons	1996/NAV	434,795	100.0%	4.8 miles	Power Center
Hudson Commons	1985/NAV	236,024	100.0%	7.3 miles	Power Center

(1)    Information obtained from the appraisal.

The Borrower. The borrowers are Columbia Park Retail Owner, LLC and Columbia Park Development Owner, LLC, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Columbia Park Shopping Center Whole Loan. The borrowers are owned by Columbia Park Retail Mezzanine, LLC and Columbia Park Development Mezzanine, LLC, each a wholly-owned subsidiary of FC/TREECO Columbia Park, LLC and FC/TREECO Columbia Park Development, LLC. Forest City Realty Trust, Inc. is the guarantor of certain nonrecourse carveouts under the Columbia Park Shopping Center Whole Loan.

The Borrower Sponsor. The borrower sponsor, Forest City Realty Trust, Inc. (“Forest City”) (NYSE: FCE.A) is an operator, developer and manager of office, apartment and retail real estate and land throughout the United States. As of March 31, 2017, Forest City had approximately $8.2 billion of consolidated assets in 20 states and the District of Columbia. As of December 31, 2016, Forest City had ownership interest in 115 apartment complexes with over 31,000 units, 32 retail properties with gross leasable area of approximately 11.1 million square feet and 36 office buildings with 9.8 million square feet.

In August 2016, Forest City announced the disposition of the majority of its retail portfolio through the sale of 11 regional malls and 12 New York area shopping center assets, including the Columbia Park Shopping Center Property, to their existing partners, QIC and Madison International Realty. Madison NYC Core Retail Partners, LP, a subsidiary of Madison International Realty, currently owns a 36.9% non-controlling interest in the Columbia Park Shopping Center Property.

After the sale of the Columbia Park Shopping Center Property is completed, the lender will grant a free transfer of the remaining equity interest in the Columbia Park Shopping Center Property to a Madison International Realty-controlled entity, provided that certain conditions are satisfied including (i) no event of default has occurred or is continuing and (ii) such entity is a qualified transferee (i.e. an entity that has passed certain checks regarding Patriot Act offenses, felony convictions, bankruptcy and material judgements and litigations) and the lender has verified that such entity complies with the lender’s then applicable KYC procedures) and (iii) the replacement guarantors and indemnitors are satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

Since 2002, Madison International Realty has raised over $4.4 billion in capital commitments from more than 150 institutional investors around the world and has invested in more than 185 million square feet of commercial real estate.

The borrower sponsor was involved in one foreclosure and seven discounted payoffs. See “Description of the Mortgaged Pool-Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $434,093 for real estate taxes; $62,164 for insurance premiums; $39,086 for deferred maintenance and $175,000 for an environmental reserve described in the “Environmental Matters” section above. The loan documents also provide for ongoing monthly deposits of $144,698 for real estate taxes; $8,881 for insurance; $5,762 for replacement reserves (capped at $350,000) and $21,606 for tenant improvements and leasing commission (capped at $1,200,000).

Lockbox and Cash Management.  The Columbia Park Shopping Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires that the borrower and property manager direct all tenants to pay rent directly into such lockbox account. The Columbia Park Shopping Center Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. All funds in the lockbox account will be swept to a lender controlled cash management account. Prior to the occurrence of a Cash Trap Period and/or a Lease Sweep Period (each as defined below), all excess funds are required to be distributed to the borrowers. During the continuance of a Lease Sweep Period, all excess funds are swept into a lender-controlled account for tenant improvement and leasing commission expense. During a Cash Trap Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Period” will commence upon the occurrence of any of the following: (i) an event of default; or (ii) the combined debt service coverage ratio being less than 1.05x at the end of any calendar quarter. A Cash Trap Period will end, with respect to clause (i), upon the cure of such event of default and no other event of default having occurred or continuing; and, with respect to clause (ii), upon the combined debt service coverage ratio being equal to or greater than 1.10x for two consecutive quarters.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any lease (inclusive of renewal terms) at the Columbia Park Shopping Center Property that represents at least 50,000 square feet or by Shoppers World Stores Inc. (each, a “Major Lease”); (ii) the date under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (if such renewal has not been so exercised); (iii) the date any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (iv) the date any tenant under a Major Lease goes dark, discontinues its business or gives notice of its intent to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default under any Major Lease by the applicable tenant; or (vi) an insolvency proceeding with respect to a tenant under a Major Lease.

A Lease Sweep Period will end, (a) upon collecting $50 per square foot for the applicable space demised by the Major Lease, or (b) with respect to clauses (i), (ii), (iii) or (iv) above, on the date that (x) a tenant under a Major Lease exercises its renewal or extension option on a lease acceptable to the lender with respect to all of its space and the lender determines that funds accumulated in the special rollover reserve subaccount are sufficient to cover leasing expenses and rent abatement periods in connection with such extension or (y) the Major Lease space is fully leased to one or more replacement tenants acceptable to the lender and the lender determining that funds accumulated in the special rollover reserve subaccount are sufficient to cover leasing expenses and rent abatement periods under such acceptable lease; with respect to clause (v) above, the applicable default has been cured, and no default by any other tenant under a Major Lease has occurred for a period of six consecutive months following such cure; or with respect to clause (vi) above, the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Property Management. The Columbia Park Shopping Center Property is managed by an affiliate of the borrower sponsor.

Assumption. The borrower has the right to transfer the Columbia Park Shopping Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred or is continuing; (ii) the identity, experience, financial condition and creditworthiness of the transferee and the replacement guarantors and indemnitors are satisfactory to the lender; (iii) the proposed property manager and proposed management agreement are satisfactory to the lender and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2017-C39 Certificates.

Partial Release. Following the lockout period, the borrower may obtain the release of the Empire 12 Cineplex parcel (the “Empire Release Parcel”) in connection with either a bona fide third-party sale of the Empire Release Parcel or a conveyance of the Empire Release Parcel to an affiliate of the borrower for purposes of redevelopment as a multi-family property, provided certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) partial defeasance of a portion of the principal in an amount equal to the greater of (x) $8,864,100 and (y) 88.7% of the net sales proceeds; (iii) the combined net cash flow debt yield of the remaining Columbia Park Shopping Center Property following the release is no less than the greater of (x) 7.02% and (y) the combined net cash flow debt yield of the Columbia Park Shopping Center Property immediately prior to the release; (iv) the combined loan-to-value ratio of the remaining Columbia Park Shopping Center Property following the release is no more than the lesser of (x) 68.0% and (y) the loan-to-value ratio of the Columbia Park Shopping Center Property immediately prior to the release; (v) the combined debt service coverage ratio of the remaining Columbia Park Shopping Center Property following the release is no less than the greater of (x) 1.21x and (y) the combined debt service coverage ratio of the Columbia Park Shopping Center Property immediately prior to the release; (vi) receipt of a confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates; and (vii) the lender receives a legal opinion that the release satisfies REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLUMBIA PARK SHOPPING CENTER

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Argentic Real Estate Investment LLC, a Delaware limited liability company (the “Argentic Mezzanine lender”) originated a $8,000,000 mezzanine loan (the “Columbia Park Shopping Center Mezzanine Loan”) to Columbia Park Retail Mezzanine, LLC and Columbia Park Development Mezzanine, LLC, each a Delaware limited liability company (collectively, the “Columbia Park Mezzanine Borrower”). The Columbia Park Shopping Center Mezzanine Borrower is owned by FC/TREECO Columbia Park, LLC and FC/TREECO Columbia Park Development, LLC, which are managed by Forest City Commercial Holdings, LLC. The Columbia Park Mezzanine Loan had an initial term of 120 months and has a remaining term as of the cut-off date of 118 months. The Columbia Park Shopping Center Mezzanine Loan accrues interest at a rate of 10.000% per annum and amortizes based on a scheduled payment equal to $20,833.34 per month.

Ground Lease. None.

Terrorism Insurance. The Columbia Park Shopping Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Columbia Park Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
East River
Roosevelt Island
CENTRAL PARK
East Green
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
5TH AVE/ 59TH ST
Temple Emanu-El
Hunter College
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
57TH ST
The Peninsula New York
St. Regis New York
Museum of Modern Art
5TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
53RD ST
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
245 Park
51ST ST/ LEXINGTON
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
ROCKEFELLER CENTER
Exxon Building
GE Building
1 Rockefeller Plaza
Saks Fifth Avenue
ITT-American Building
Palmolive Building
ROCKEFELLER CTR
News Corp. Building
JPMorgan Chase Tower
565 Fifth Ave.
485 Lexington
747 Third Avenue
Japan Society
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
UNITED NATIONS
Condé Nast Bldg (4 Times Sq.)
SUNY College of Optometry
505 Fifth Ave.
GRAND CENTRAL TERMINAL
Chrysler Building
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Daily News
TIMES SQUARE
BRYANT PARK
Bryant Park
5TH AVE
New York Public Library
Lefcourt Manhattan Bldg.
HSBC Tower
260 Madison Ave.
450 Fifth Ave.
425 Fifth Ave.
The Setai Fifth Ave.
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
180 Madison Ave.
LONG ISLAND RAILROAD
Manhattan Mall
325 Fifth Ave.
33RD ST/ LEXINGTON
Tower 111
Textile Building
NYU Medical Center
FDR Drive
FERRY TO LONG ISLAND CITY
Queens Midtown Tunnel
495
Broadway
METRO NORTH
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5th Ave.
6th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
W. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Central Park
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 245 Park Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/BBB/NR			Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.0%			Size(5):	1,779,515 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1)(5):	$606.91
Borrower Names:	245 Park Avenue Property LLC			Year Built/Renovated:	1965/2006
Borrower Sponsor:	HNA Group			Title Vesting:	Fee
Mortgage Rate:	3.6694%			Property Manager:	Brookfield Properties Management LLC
Note Date:	May 5, 2017			4th Most Recent Occupancy (As of)(6):	93.6% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	93.6% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of)(6):	93.6% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	95.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6)(7):	91.2% (2/28/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(8):	$98,558,306 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(8):	$102,667,705 (12/31/2015)
Call Protection(2):	L(26),D(90),O(4)			2nd Most Recent NOI (As of)(8):	$106,715,962 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(8):	$107,676,675 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Subordinate Secured; Mezzanine
				U/W Revenues:	$177,756,680
				U/W Expenses:	$62,448,738
				U/W NOI(8):	$115,307,942
Escrows and Reserves(4):				U/W NCF:	$109,564,903
				U/W NOI DSCR(1):	2.87x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.73x
Taxes	$0	$3,878,518	NAP	U/W NOI Debt Yield(1):	10.7%
Insurance	$227,000	$113,500	NAP	U/W NCF Debt Yield(1):	10.1%
Replacement Reserves	$47,738	$47,738	NAP	As-Is Appraised Value:	$2,210,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Outstanding TI/LC Reserve	$10,298,441	$0	NAP	Cut-off Date LTV Ratio(1):	48.9%
MIO Partners Free Rent Reserve	$1,133,167	$0	NAP	LTV Ratio at Maturity or ARD(1):	48.9%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 245 Park Avenue Whole Loan, including the 245 Park Avenue Subordinate Companion Notes, are 54.3%, 2.45x and 9.6%, respectively.

(2)	The lockout period will be at least 26 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Size and Cut-off Date Balance Per SF represent the remeasured net rentable area of 1,779,515 in accordance with current Real Estate Board of New York (“REBNY”) standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 square feet as leased.

(6)	See “Historical Occupancy” section.

(7)	Occupancy is calculated based on the remeasured net rentable area of 1,779,515 square feet.

(8)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “245 Park Avenue Mortgage Loan”) is part of a whole loan (the “245 Park Avenue Whole Loan”) evidenced by 21 senior pari passu notes (the “245 Park Avenue Senior Notes”) and five subordinate notes (the “245 Park Avenue Subordinate Companion Notes”), secured by the fee interest in a 44-story office building located on Park Avenue between 46th and 47th streets in Manhattan, New York (the “245 Park Avenue Property”). On May 5, 2017, the 245 Park Avenue Whole Loan was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Deutsche Bank AG, New York Branch and Société Générale. The 245 Park Avenue Whole Loan had an original principal balance of $1,200,000,000, has an outstanding principal balance as of the Cut-off Date of $1,200,000,000 and accrues interest at an interest rate of 3.6694% per annum. The 245 Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the 245 Park Avenue Whole Loan. The 245 Park Avenue Whole Loan matures on June 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

Note A-2-B-3-A, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the 245 Park Avenue Whole Loan. Five pari passu notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E) and five subordinate notes (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5) with an aggregate original principal balance of $500,000,000 were contributed to the 245 Park Avenue 2017-245P Trust. Note A-1-A represents the controlling interest in the 245 Park Avenue Whole Loan. The non-controlling Note A-2-A-1, which had an original principal balance of $98,000,000, was contributed to the JPMCC 2017-JP6 Trust. The non-controlling Notes A-2-A-2 and A-2-C-1-A, which had an aggregate original principal balance of $93,750,000, were expected to be contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-2-A-3, which had an original principal balance of $75,000,000, was contributed to the JPMCC 2017-JP7 Trust. The non-controlling Note A-2-B-1, which had an original principal balance of $80,000,000, was contributed to the CSAIL 2017-C8 Trust. The non-controlling Note A-2-E-1, which had an original principal balance of $55,000,000 was contributed to the WFCM 2017-C38 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $253,250,000, are expected to be contributed to future securitization trusts. Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3-B, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-1, A-2-E-2, B-1, B-2, B-3, B-4 and B-5 collectively constitute the “245 Park Avenue Companion Loans”). The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—Non-Serviced AB Whole Loans—245 Park Avenue Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

245 Park Avenue Whole Loan ($1,200,000,000)
245 Park Avenue Pari Passu Companion Notes ($1,080,000,000)
Companion A Notes	Companion A Note	Companion A Note	Companion A Notes	Companion A Note	Companion A Note	Companion A Note	Companion A Notes
245 Park Avenue 2017-245P	WFCM 2017-C39	JPMCC 2017-JP6	DBJPM 2017-C6	CSAIL 2017-C8	JPMCC 2017-JP7	WFCM 2017-C38	Future Conduit Securitizations

$380,000,000	$45,000,000	$98,000,000	$93,750,000	$80,000,000	$75,000,000	$55,000,000	$253,250,000
Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	Note A-2-B-3-A	Note A-2-A-1	Notes A-2-A-2, A-2-C-1-A	Note A-2-B-1	Note A-2-A-3	Note A-2-E-1	Notes A-2-A-4, A-2-B-2, A-2-B-3-B, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-2

245 Park Avenue Subordinate Companion Notes ($120,000,000)
Subordinate Companion B Notes
245 Park Avenue 2017-245P
$120,000,000
Notes B-1, B-2, B-3, B-4, B-5

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$1,200,000,000	52.4%	Purchase price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000	10.3	Closing costs	70,356,233	3.1
Mezzanine Loan B	221,000,000	9.6	Reserves	11,706,346	0.5
Mezzanine Loan C	110,500,000	4.8
Sponsor cash equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

The Property. The 245 Park Avenue Property is a 44-story, 1,779,515 square foot, Class A office building located on Park Avenue in Manhattan, New York, between 46th and 47th Streets. The 44 stories comprise 42 office floors, 57,799 remeasured square feet of retail space and 1,580 remeasured square feet of lobby retail space. The 245 Park Avenue Property is one of 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal and within half a mile of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Terminal and other amenities. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured net rentable area. From 2007 to 2016, the 245 Park Avenue Property has demonstrated an average occupancy of 95.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants. The 245 Park Avenue Property serves as the U.S. headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2 and A by Moody’s and S&P, respectively). The 245 Park Avenue Property also features other investment grade and institutional tenants including JPMorgan Chase Bank, National Association (“JPMorgan Chase”) (13.4% of remeasured net rentable area, rated Aa3, A+ and AA- by Moody’s, S&P and Fitch, respectively), Major League Baseball (“MLB”) (12.6% of remeasured net rentable area), Angelo Gordon (6.4% of remeasured net rentable area) and Rabobank (6.3% of remeasured net rentable area, rated Aa2, A+, AA- by Moody’s, S&P and Fitch, respectively).

The 245 Park Avenue Property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its U.S. headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase for 562,347 contractual square feet through October 31, 2022. Furthermore, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013. As of December 31, 2016, Société Générale had offices in 66 countries, employed approximately 145,700 people and served approximately 31 million customers. The second largest tenant, JPMorgan Chase, leases 13.4% of the remeasured net rentable area through October 2022. The JPMorgan Chase space does not include the space subleased to Société Générale because Société Générale has executed a direct lease for such space, which commences November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The third largest tenant is MLB, who is headquartered at the 245 Park Avenue Property and leases 12.6% of the remeasured net rentable area through October 2022. MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022.

The following table presents certain information relating to the tenancy at the 245 Park Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Société Générale(4)	NR/A2/A	593,344	33.3%	$61.50	$34,584,340	27.4%	10/31/2032(5)
JPMorgan Chase(4)(6)	AA-/Aa3/A+	237,781	13.4%	$52.42	$11,817,255	9.4%	10/31/2022
MLB(7)	NR/NR/NR	224,477	12.6%	$124.75	$27,515,096	21.8%	10/31/2022
Angelo Gordon	NR/NR/NR	113,408	6.4%	$81.00	$9,185,805	7.3%	5/31/2026
Rabobank	AA-/Aa2/A+	112,662	6.3%	$138.00	$15,132,666	12.0%	9/30/2026
Total Major Tenants		1,281,672	72.0%	$79.77	$98,235,162	77.9%

Non-Major Tenants		341,270	19.2%	$82.51	$27,942,337	22.1%

Occupied Collateral Total		1,622,942	91.2%	$80.36	$126,177,500	100.0%

Vacant Space		156,573	8.8%

Collateral Total		1,779,515	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on remeasured net rentable square feet of 1,779,515.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 square feet to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase’s direct lease.

(5)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(6)	The JPMorgan Chase space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease, which begins November 1, 2022. Of the 225,438 contractual square feet of the JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022 to the following tenants: Houlihan Lokey Inc. (90,556 contractual square feet), The Nemec Agency (49,133 contractual square feet), Pierpont Capital Holdings LLC (34,058 contractual square feet) and JLL (15,939 contractual square feet). The JPMorgan Chase space includes 17,813 contractual square feet of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase in the table above are based on its direct lease. JPMorgan Chase may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(7)	MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. The terms shown for MLB in the table above are based on its direct lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF(3)	Cumulative Expiring NRSF(3)	Cumulative % of Total NRSF(3)	Annual U/W Base Rent(3)	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	2	13,352	0.8%	13,352	0.8%	$1,282,100	1.0%	$96.02
2019	0	0	0.0%	13,352	0.8%	$0	0.0%	$0.00
2020	1	22,502	1.3%	35,854	2.1%	$1,597,404	1.3%	$70.99
2021	1	38,382	2.2%	74,236	4.3%	$3,224,088	2.6%	$84.00
2022(4)	6	505,781	29.3%	580,017	33.6%	$45,017,995	35.7%	$89.01
2023	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2024	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2025	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2026	6	376,592	21.8%	956,609	55.5%	$36,765,311	29.1%	$97.63
2027	1	10,538	0.6%	967,147	56.1%	$937,882	0.7%	$89.00
Thereafter(5)	2	602,931	35.0%	1,570,078	91.1%	$37,352,719	29.6%	$61.95
Vacant	0	153,915	8.9%	1,723,993	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	1,723,993	100.0%			$126,177,500	100.0%	$80.36(6)

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022, for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Thereafter includes 2,661 square feet of building office space.

(6)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 245 Park Avenue Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)(2)	2/28/2017(2)(3)(4)
93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2016 to February 28, 2017 is a result of the 245 Park Avenue Property being remeasured in accordance with current REBNY standards.

(3)	Information obtained from the underwritten rent roll.

(4)	Occupancy as of February 28, 2017 includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners, which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 245 Park Avenue Property:

Cash Flow Analysis

	2014(1)	2015(1)(2)	2016(2)	TTM 3/31/2017(3)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF(4)
Base Rent	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	71.0%	$73.19
Grossed Up Vacant Space	0	0	0	0	16,425,575	9.2	9.53
Rent Steps	0	0	0	0	10,341,838	5.8	6.00
Total Reimbursables(5)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.0	23.73
Other Income(6)	488,183	704,333	1,901,893	1,888,513	318,732	0.2	0.18
Less Vacancy & Credit Loss	0	0	0	0	(16,425,575)	(9.2)	(9.53)
Effective Gross Income	$150,892,259	$160,661,056	$167,638,950	$168,887,445	$177,756,680	100.0%	$103.11

Total Operating Expenses	$52,333,953	$57,993,351	$60,922,988	$61,210,770	$62,448,738	35.1%	$36.22

Net Operating Income	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$115,307,942	64.9%	$66.88
TI/LC	0	0	0	0	5,191,362	2.9	3.01
Capital Expenditures	0	0	0	0	551,678	0.3	0.32
Net Cash Flow	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$109,564,903	61.6%	$63.55

NOI DSCR(7)	2.45x	2.56x	2.66x	2.68x	2.87x
NCF DSCR(7)	2.45x	2.56x	2.66x	2.68x	2.73x
NOI DY(7)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF DY(7)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	The increase in Net Operating Income from 2014 to 2015 is primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot.

(2)	The increase in Net Operating Income from 2015 to 2016 is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to Underwritten is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Case base rent of $61.50 per square foot through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per square foot through the remainder of the loan term.

(4)	U/W $ per SF is based on the 1,723,993 contractual square feet.

(5)	Total Reimbursables are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase lease. Upon the commencement of the Société Générale’s direct modified gross lease in October 2022, the tenant will reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes.

Appraisal. As of the appraisal valuation date of April 1, 2017, the 245 Park Avenue Property had an “as-is” appraised value of $2,210,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 19, 2017 there was no evidence of any recognized environmental conditions at the 245 Park Avenue Property.

Market Overview and Competition. The 245 Park Avenue Property is located in the Park Avenue submarket of the Plaza District in Midtown Manhattan and adjacent to Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

As of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million square feet of office inventory, direct weighted average Class A asking rents of $102.15 per square foot and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 per square foot to $125.00 per square foot, which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in-place office rent of $80.72 per square foot is approximately $14.58 per square foot lower than the appraiser’s concluded weighted average in-place market rent of $95.30 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable leases to the 245 Park Avenue Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
277 Park Avenue New York, NY	1964/2001	50	50th	1,529,945	0.1 miles	Visa	April 2016 / 10 Yrs	24,618	$116.00	Gross

280 Park Avenue New York, NY	1962/1968	35/43	40th	1,283,145	0.1 miles	Orix USA Corporation	March 2017 / 10 Yrs	20,123	$110.00	Gross
520 Madison Avenue New York, NY	1982	43	36 - 37	849,600	0.5 miles	CIC Union Europeene International et Cie	January 2017 / 15 Yrs	46,822	$127.00	Gross
1177 Avenue of the Americas New York, NY	1992	50	22 - 30	960,050	0.5 miles	Kramer Levin Naftalis & Frankel LLP	March 2017 / 15 Yrs	219,000	$80.00	Gross
280 Park Avenue New York, NY	1962/1968	35/43	27th	1,283,145	0.1 miles	Wells Fargo	February 2017 / 10 Yrs	49,316	$110.00	Gross
237 Park Avenue New York, NY	1981	21	19 – 20	1,142,196	0.1 miles	Permanent Mission of Canada to the UN	September 2016 / 15 Yrs	77,873	$79.00	Gross
599 Lexington Avenue New York, NY	1986	47	17 – 18	955,274	0.3 miles	Vroom	February 2017 / 11 Yrs	31,337	$85.00	Gross
90 Park Avenue New York, NY	1964	41	12 – 15	785,000	0.5 miles	Alston & Bird	May 2016 / 10 Yrs	122,000	$80.00	Gross
75 Rockefeller Plaza New York, NY	1947/2016	32	GL, 2-5	635,917	0.5 miles	Merrill Lynch Wealth Management	June 2016 / 15 Yrs	124,063	$82.50	Gross
399 Park Avenue New York, NY	1961	39	12, 23-24	1,250,000	0.4 miles	Morgan Stanley	July 2016 / 15 Yrs	110,025	$108.50	Gross
1285 Avenue of the Americas New York, NY	1960	42	GL, 2-5, 8, 19, 37-39	1,473,950	0.7 miles	UBS	May 2016 / 15 Yrs	891,000	$79.00	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrowing entity for the 245 Park Avenue Whole Loan is 245 Park Avenue Property LLC, a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The Borrower Sponsor. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA has a real estate group that focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, had 34 real estate investments in over 40 cities. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $10,298,441 for outstanding tenant improvements and leasing commissions, $1,133,167 for free rent, $227,000 for insurance reserves and $47,738 for replacement reserves. The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (which currently equates to $3,878,518 per month), one-twelfth of the estimated annual insurance premiums (which currently equates to $113,500 per month) and $47,738 for replacement reserves.

Commencing on May 1, 2025 and continuing on a monthly basis, the borrower is required to deposit $446,775 ($3.00 per remeasured square foot annually) with the lender for costs related to tenant improvements and leasing commissions. The borrower is also required to deposit with the lender any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

In lieu of depositing reserve amounts required under the loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

Lockbox and Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the 245 Park Avenue Property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Cash Sweep Event” means the occurrence of (i) an event of default under the 245 Park Avenue Whole Loan or an event of default under the mezzanine loans, (ii) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (iii) the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and mezzanine loans based on underwritten net cash flow falling below 1.15x at the end of any quarter, based on the trailing three-month period or (iv) MLB not renewing all or substantially all of its premises at least 12 months before its lease expiration date or MLB vacating or abandoning all or substantially all of its premises (provided that any sweep in the case of (iv), the cash swept will be capped at $85.00 per square foot with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event will end, with respect to clause (i), upon the acceptance of a cure by the applicable lender of the related event of default; with respect to clause (ii), if the borrower replaces such manager within 60 days of such action in accordance with the loan documents; with respect to (iii), upon either (I) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (II) the borrower effecting a “DSCR Cure” (as defined below); and with respect to clause (iv), upon the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by the bankruptcy or insolvency of the borrower.

A “DSCR Cure” means the satisfaction of the following conditions: (i) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; and (ii) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (i) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leaseable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppels certificate or (ii) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is required to be deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Property Management. The 245 Park Avenue Property is managed by Brookfield Properties Management LLC (“Brookfield”) on an interim basis subject to a property management agreement in place until October 31, 2017. The borrower has indicated that it expects to replace Brookfield and select a long term property manager on or before the expiration of the current management agreement. Under the loan documents, the sponsor may replace the property manager with a qualified manager, which will include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the 245 Park Avenue Property), including at least 5.0 million rentable square feet under management in office properties in New York City.

Assumption. The borrower has, at any time (other than the period 60 days prior to and 60 days after the securitization of the 245 Park Avenue Whole Loan, provided that the aforementioned is not applicable from and after July 1, 2020) the right to transfer the 245 Park Avenue Property or more than 49.0% of the aggregate interests in the borrower, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with 30 days’ prior written notice; (iii) the proposed transferee qualifies as a qualified transferee under the loan documents; (iv) the payment of a 0.50% assumption fee of the outstanding principal balance of the 245 Park Avenue Whole Loan at the time of such transfer; and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C39 certificates and similar confirmations from each rating agency rating any securities backed by any of the 245 Park Avenue Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 245 Park Avenue Subordinate Companion Notes had an aggregate original balance of $120,000,000, have a cut-off date balance of $120,000,000 and are coterminous with the 245 Park Avenue Senior Notes. The 245 Park Avenue Subordinate Companion Notes require interest-only payments through maturity. The 245 Park Avenue Subordinate Companion Notes were contributed to the 245 Park Avenue 2017-245P Trust, pursuant to which the 245 Park Avenue Whole Loan is serviced and administered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

The $568,000,000 mezzanine debt consists of a $236,500,000 mezzanine loan A, a $221,000,000 mezzanine loan B and a $110,500,000 mezzanine loan C. The mezzanine loan A has a 5.0000% coupon, the mezzanine loan B has a 5.7000% coupon and the mezzanine Loan C has a 6.8500% coupon. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Senior Notes, 245 Park Avenue Subordinate Companion Notes and the mezzanine loans, the cumulative cut-off date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

Ground Lease. None.

Terrorism Insurance. The 245 Park Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, that the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the casualty and business interruption policies insuring the 245 Park Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO INDEPENDENCE SQUARE

NASA Headquarters
Space Operations Center

NASA

TWO INDEPENDENCE SQUARE
National Aeronautics and
Space Administration

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO INDEPENDENCE SQUARE

WASHINGTON D.C.
Two Independence Square
300 E Street Southwest
Washington, DC 20024
NASA
THE NATIONAL MALL
Downtown Washington DC 1 mile
Ronald Reagan Bldg. and Intl. Trade Center
FEDERAL TRIANGLE
IRS
Dept. of Justice
Natl. Records and Archives Administration
ARCHIVES-NAVY MEMORIAL
Superior Court of DC
DC Dept. of Motor Vehicles
Labor Department
Embassy of Canada
US District Court
Federal Trade Commission
Pennsylvania Ave NW
Louisiana Ave NW
Taft Memorial
Union Station Plaza
Delaware Ave NE
Russell Building
Constitution Ave NW
Museum of American History
Museum of Natural History
National Gallery
East Gallery
Ulysses S. Grant Memorial
Capitol Reflecting Pool
U.S. Capitol
First St SE
METRO YELLOW, GREEN LINES
BLUE, ORANGE, SILVER LINES
Smithsonian
SMITHSONIAN
Freer Sackler Gallery
Natl. Museum of African Art
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
Independence Ave SW
Agriculture Department
US Dept. of Energy
Federal Aviation Admin.
U. S. Department of Education
US Dept of Health & Human Services
Rayburn House Office Bldg.
Longworth House Office Bldg.
New Jersey Ave SE
C St SW
C St SW
Hancock Park
AMTRAK
Holiday Inn
4th St SW
3rd St SW
Food and Drug Administration
The Spirit of Justice Park
METRO BLUE, ORANGE, SILVER LINES
Bureau of Engraving
12th St SW
Aerospace Center
Dept. of Homeland Security
L'ENFANT PLAZA
FEDERAL CENTER SW
Ford House Office Building
Capitol Hill
US Postal Service Hdqtrs.
Federal Communications Commission
Dept. of Housing and Urban Dev.
E St SW
ITC Building
E St SE
Southwest Frwy
Southeast Frwy
Ronald Reagan Washington Natl. Airport 2 miles
Benjamin Banneker Park
G St SW
Jefferson Recreation Center
Town Square Towers
Blind Whino SW Arts Club
Randall Recreation Center
Randall Jr. High School
S. Capitol St
FRANCIS CASE MEMORIAL BRIDGE
METRO YELLOW LINE
Jefferson Jr. High School
Maine Ave SW
7th St SW
6th St SW
I St SW
I St SE
Southwest Duck Pond
Southwest Washington
Washington Channel
Delaware Ave SW
Lansburgh Park
K St SW
L St SW
Half St SE
1st St SE
Wash. DC Office - Planning
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
East Potomac Park Golf Course
M St SW
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
Navy Yard
King Greenleaf Recreation Center
N St SW
N St SE
Canal St SW
Half St SW
Nationals Park
O St SW
P St SW
Diamond Teague Park
Q St SW
Potomac Ave SW
2nd St SW
R St SW
Capitol St SW
FREDERICK DOUGLAS MEM. BRIDGE
Fort McNair
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Beltsville
Silver Spring
College Park
Greenbelt
Chevy Chase
Takoma Park
Bethesda
Seabrook
Hyattsville
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Seat Pleasant
Largo
Merrifield
ARLINGTON
Suitland
Forestville
Upper Marlboro
Annandale
Hillcrest Heights
ALEXANDRIA
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Burke
Groveton
Clinton
Franconia
Mount Vernon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Two Independence Square

Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	A-/BBB-/Ba3			Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	Washington, DC
% of Initial Pool Balance:	4.0%			Size:	605,897 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$270.67
Borrower Name:	Two Independence Hana OW, LLC			Year Built/Renovated:	1992/2014
Borrower Sponsor(2):	NAP			Title Vesting:	Fee
Mortgage Rate:	3.230%			Property Manager:	OW Management Services, Inc.
Note Date:	July 5, 2017			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	July 6, 2022			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (7/31/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$20,670,983 (12/31/2014)
Call Protection(3):	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$20,576,410 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$20,939,551 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$21,189,590 (TTM 3/31/2017)
Additional Debt Type(1)(4):	Pari Passu; Subordinate Secured
				U/W Revenues:	$31,593,604
				U/W Expenses:	$11,035,326
				U/W NOI:	$20,558,277
				U/W NCF:	$20,418,701
				U/W NOI DSCR(1):	3.83x
Escrows and Reserves(5):				U/W NCF DSCR(1):	3.80x
				U/W NOI Debt Yield(1):	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$375,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 5, 2017
GSA Replacements Reserves	$2,500,000	$250,000	$4,000,000	Cut-off Date LTV Ratio(1):	43.7%
Replacement Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	43.7%
TI/LC Reserve	$0	Springing	NAP
Garage Replacements Reserve	$871,097	$0	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Two Independence Square Senior Loans (as defined below) only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the Two Independence Square Whole Loan, including the Two Independence Square Subordinate Companion Loan (as defined below), are 60.2%, 2.76x and 9.1%, respectively.

(2)	See “The Sponsor” section.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of August 6, 2017. Defeasance of the Two Independence Square Whole Loan is permitted at any time after two years after the closing date of the securitization that includes the last note to be securitized.

(4)	See “Subordinate and Mezzanine Indebtedness” section.

(5)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Two Independence Square Mortgage Loan”) is a part of a whole loan (the “Two Independence Square Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3-A and A-3-B, collectively the “Two Independence Square Senior Loans”) and one subordinate note (Note B or the “Two Independence Square Subordinate Companion Loan”), secured by a first mortgage encumbering the nine-story, Class A office building totaling 605,897 square feet located in Washington, District of Columbia (DC), just south of the National Mall and the Capitol Building (the “Two Independence Square Property”). The Two Independence Square Whole Loan was originated on July 5, 2017 by Column Financial, Inc. Note A-3-A and Note A-3-B were purchased by Natixis Real Estate Capital LLC on July 14, 2017. The Two Independence Square Whole Loan had an original principal balance of $225,700,000, has an outstanding principal balance as of the Cut-off Date of $225,700,000 and accrues interest at an interest rate of 3.230% per annum. The Two Independence Square Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of interest-only through the term of the Two Independence Square Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO INDEPENDENCE SQUARE

The Two Independence Square Mortgage Loan is evidenced by the non-controlling Note A-3-A, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $45,000,000 and has an outstanding principal balance of $45,000,000 as of the Cut-off Date. The controlling Note A-1 and the Two Independence Square Subordinate Companion Loan, which had an aggregate original principal balance of $125,700,000, were contributed to the CSMC 2017-MOON Trust. The remaining non-controlling Notes A-2 and A-3-B, which had an aggregate original principal balance of $55,000,000, are expected to be contributed to one or more future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Two Independence Square Whole Loan” in the Preliminary Prospectus.

Two Independence Square Whole Loan ($225,700,000)
Two Independence Square Senior Loans ($164,000,000)
Senior A Note	Senior A Note	Senior A Notes
CSMC 2017-MOON	WFCM 2017-C39	Future Conduit Securitizations
$64,000,000	$45,000,000	$55,000,000
Note A-1	Note A-3-A	Notes A-2, A-3-B

Two Independence Square Subordinate Companion Loan ($61,700,000)
Subordinate Companion B Note
CSMC 2017-MOON
$61,700,000
Note B

Following the defeasance lockout period, on any date before April 6, 2022, the borrower has the right to defease the Two Independence Square Whole Loan in whole, but not in part. The defeasance lockout period will expire two years after the closing date of the securitization that includes the last Two Independence Square Senior Loans note to be securitized. The Two Independence Square Whole Loan is prepayable without penalty on or after April 6, 2022.

Sources and Uses

Sources			Uses
Original Whole Loan Amount	$225,700,000	60.3%	Purchase Price	$354,701,303	94.8%
Sponsor equity	148,576,402	39.7	Closing Costs	16,204,002	4.3
			Reserves	3,371,097	0.9
Total Sources	$374,276,402	100.0%	Total Uses	$374,276,402	100.0%

The Property. The Two Independence Square Property is a 605,897-square foot, nine-story, Class A office building located on a 2.3-acre site on the southeast corner of E Street SW and 4th Street SW in Washington, DC. The Two Independence Square Property is the headquarters for the National Aeronautics and Space Administration (“NASA”). The Two Independence Square Property is LEED Gold Certified and Level IV secured and contains an underground parking garage permitted for 796 spaces (1.3 spaces per 1,000 square feet of net rentable area), which is leased to NASA and operated by a third party garage operator. Major required security features include among others: vehicle barriers and gates at parking entrances, bollards/posts and rails on perimeter with decorative walls and fencing; screening equipment, visitor processing with ID badges, access control systems, reinforced door and window glass to resist explosive blasts; magnetometers and X-ray machines at building entrances, armed security guards, with ballistic protective barriers around central or other security stations.

Amenities in the NASA space include an auditorium for 200+ people with 14 levels of stadium seating and a 20 foot ceiling, which is located on the first floor adjacent to the main lobby, a daycare center for approximately 100 children with related outdoor space, a fitness facility of 4,500 square feet with separate male/female locker rooms, showers, saunas, and towel service, and two ninth floor rooftop terraces with seating, planters and views of the Washington Monument and U.S. Capitol.

As of July 31, 2017, the Two Independence Square Property is 100.0% occupied. NASA has been a tenant at the Independence Square Property since it was built in 1992. In 2013, the United States Government Services Administration (“GSA”) (Fitch/Moody’s/S&P: AAA/Aaa/AA+), on behalf of NASA, renewed its lease for 15 years through August 2028. As part of the renewal, the seller has invested approximately $86.3 million ($142 per square foot) to date to renovate the building, including $45.4 million ($76 per square foot) expended on tenant improvements in the NASA space. NASA occupies 597,253 square feet or 98.6% of the net rentable area, and the balance of 8,644 square feet is leased to three ground floor retail tenants, including the Grand Deli & Café (7,292 square feet), Independence Lobby Shop (718 square feet), and Cleaner of Cleaners (634 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO INDEPENDENCE SQUARE

The following table presents certain information relating to the tenancy at the Two Independence Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NASA(2)	AAA/Aaa/AA+	597,253	98.6%	$44.87	$26,797,263	99.1%	8/3/2028(2)
Grand Deli & Café	NR/NR/NR	7,292	1.2%	$26.75	$195,068	0.7%	7/31/2027
Independence Lobby Shop	NR/NR/NR	718	0.1%	$44.35	$31,843	0.1%	5/31/2023
Cleaner of Cleaners	NR/NR/NR	634	0.1%	$35.11	$22,260	0.1%	3/31/2026
Occupied Collateral Total		605,897	100.0%	$44.64	$27,046,434	100.0%

Vacant Space		0	0.0%

Collateral Total		605,897	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	NASA can go dark in a portion or all of its space without terminating its lease. Upon NASA going dark, the GSA receives annual rent reductions of: $1.00 per square foot for less than one full floor, with a minimum of one-half floor; $2.00 per square foot for a full floor or more; and $3.00 per square foot for the entire premises, with proper notice. There is no adjustment for vacating less than one-half floor.

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2023	1	718	0.1%	718	0.1%	$31,843	0.1%	$44.35
2024	0	0	0.0%	718	0.1%	$0	0.0%	0.00
2025	0	0	0.0%	718	0.1%	$0	0.0%	0.00
2026	1	634	0.1%	1,352	0.2%	$22,260	0.1%	$35.11
2027	1	7,292	1.2%	8,644	1.4%	$195,068	0.7%	$26.75
Thereafter	1	597,253	98.6%	605,897	100.0%	$26,797,263	99.1%	$44.87
Vacant	0	0	0.0%	605,897	100.0%	$0	0.0%	0.00
Total/Weighted Average	4	605,897	100.0%			$ 27,046,434	100.0%	$44.64

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Two Independence Square Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/31/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO INDEPENDENCE SQUARE

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Two Independence Square Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$26,646,134	$27,002,748	$26,990,943	$27,001,926	$27,046,434	85.6%	$44.64
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Rent Steps	0	0	0	0	0	0.0	0.00
Total Reimbursables(1)	1,143,975	605,679	561,455	675,196	1,592,642	5.0	2.63
Other Income(2)	2,527,602	2,664,809	2,849,061	2,926,794	2,954,528	9.4	4.88
Less Vacancy & Credit Loss	0	0	0	0	0	0.0	0.00
Effective Gross Income	$30,317,711	$30,273,236	$30,401,458	$30,603,916	$31,593,604	100.0%	$52.14

Total Operating Expenses	$9,646,728	$9,696,826	$9,461,907	$9,414,326	$11,035,326	34.9%	$18.21

Net Operating Income	$20,670,983	$20,576,410	$20,939,551	$21,189,590	$20,558,277	65.1%	$33.93
Capital Expenditures	0	0	0	0	121,179	0.4	0.20
TI/LC	0	0	0	0	18,397	0.1	0.03
Net Cash Flow	$20,670,983	$20,576,410	$20,939,551	$21,189,590	$20,418,701	64.6%	$33.70

NOI DSCR(3)	3.85x	3.83x	3.90x	3.95x	3.83x
NCF DSCR(3)	3.85x	3.83x	3.90x	3.95x	3.80x
NOI DY(3)	12.6%	12.5%	12.8%	12.9%	12.5%
NCF DY(3)	12.6%	12.5%	12.8%	12.9%	12.5%

(1)	Total Reimbursables are based on contractual lease recoveries. 2016 and TTM ending 3/31/2017 included a prior year reimbursement of $628,781.

(2)	Other Income consists of parking income and other miscellaneous items.

(3)	Debt service coverage ratios and debt yields are based on the Two Independence Square Senior Loans.

Appraisal. As of the appraisal valuation date of January 5, 2017, the Two Independence Square Property had an “as-is” appraised value of $375,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 5, 2017, there was no evidence of any recognized environmental conditions at the Two Independence Square Property.

Market Overview and Competition. The Two Independence Square Property is located in the Southwest submarket of downtown Washington, DC, a business district predominantly occupied by branches of the federal government and many of the Smithsonian Museums. In addition to leasing the majority of the office space in this submarket, the federal government owns over 5.0 million square feet of property in this submarket. The Two Independence Square Property is within a few blocks of the United States Capitol, the District’s most recognizable landmark. The Two Independence Square Property is situated just east of the heavily trafficked entrance to Interstates 395 and 695, has excellent visibility and access, and is one block southwest of the Federal Center SW MetroRail station.

According to the appraiser, the Southwest submarket is undergoing significant new mixed-use development and gentrification. Major projects include The Wharf, a $2.3 billion landmark waterfront development to contain 3.2 million square feet and located one-mile south, the $300 million, 20,000 seat, DC United pro soccer team Stadium at Buzzard Point expected to open in 2018, and the $400.0 million Museum of the Bible re-development to open in 2017. The L’Enfant Plaza complex is located 0.6 miles west and contains four office towers above the “La Promenade” shopping mall, the 370-key Loews L’Enfant Plaza Hotel and L’Enfant MetroRail station, all totaling 1.2 million SF. The retail promenade is undergoing a $60.0 million renovation, and the International Spy Museum with 600,000 annual visitors are expected to move to the Plaza in 2018, at an estimated cost of $100.0 million.

Per the appraisal, as of year-end 2016, the Southwest office submarket contained 11,853,498 square feet of inventory, with an 11.1% vacancy rate, unchanged from year-end 2015, and had an average asking rent of $47.81 per square foot. The year-end 2016 Class A vacancy was 11.0%, a 10bps decline from year-end 2015, with an average asking rent of $50.87 per square foot, a 5.1% increase over $48.38 per square foot for yearend 2015. The appraisal concluded a market rent of $48.00 per square foot for office space at the Two Independence Square Property, which is 7.0% higher than the underwritten rent for NASA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO INDEPENDENCE SQUARE

The following table presents certain information relating to comparable office leases to the Two Independence Square Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Area (SF)	Lease Date/Term	Base Rent PSF	Lease Structure	TI’s PSF	Annual Escal.
Patriots Plaza II 375 E Street SW, Washington, DC	2009	321,499	GSA – FBI GSA – DOL	45,034 58,143	Jul-16/5.0 Yrs Feb-15/5.0 Yrs	$48.25 $47.50	Base Year Stop Base Year Stop	$25.00 $10.00	CPI CPI
One Patriots Plaza 395 E Street SW, Washington, DC	2005	280,001	GSA – FBI	49,804	Mar-16/8.0 Yrs	$46.50	Full Service	$28.38	$2.00 PSF in Yr 6
Capitol View 425 3rd Street SW, Washington, DC	2007	249,334	GSA – HUD	76,200	Sep-14/10.0 Yrs	$44.05	Full Service	$30.00	Flat
Aerospace Center 370 L’Enfant Promenade SW, Washington, DC	1987	400,215	GSA Bureau of Prisons	114,000	Feb-16/15.0 Yrs	$45.00	Full Service	$71.09	Flat
Three & Four Constitution Square 175 N Street NE, Washington, DC	2014	839,000	GSA – DOJ	839,000	Oct-15/15.0 Yrs	$49.00	Full Service	$150.97	Flat GSA

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Two Independence Hana OW, LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Independence Square Whole Loan.

The Sponsor. The borrower, Two Independence Hana OW, LLC, is the sole party liable for any breach or violation of the non-recourse provisions in the loan documents. There is no separate nonrecourse carve-out guarantor. Two Independence Hana OW, LLC is newly formed, indirectly owned by Two Independence Hana, LLC (the “REIT”), a public U.S. REIT and a Delaware LLC, and indirectly owned by two Korean Investment Trusts (one public and one private), which are both managed by Hana Asset Management Co., Ltd., a wholly owned subsidiary of Hana Financial Group Inc. (“Hana”) (KRX:086790), with year-end 2016 revenues of $7.7 billion, total assets of $288.2 billion, total equity of $19.4 billion, and a market cap of $12.7 billion as of July 20, 2017. Hana Asset Management Co., Ltd. will be the REIT’s asset manager in Korea, and Ocean West Capital Partners will serve as the REIT’s U.S. asset and property manager. Ocean West Capital Partners is an experienced real estate investment and management firm with a history of operating Class A assets. Since inception in 2009, Ocean West Capital Partners has acquired and operated investments valued at over $550.0 million, and its principals have completed over $50.0 billion of real estate transactions.

Escrows. The loan documents provide for upfront reserves in the amount of $2,500,000 for painting, floor covering replacements, mechanical repairs and replacements required to be made to the Two Independence Square Property pursuant to the GSA lease (the “GSA Replacements Reserve”) and $871,097 for repairs and improvements to the parking garage at Two Independence Square Property (the “Garage Replacements Reserve”). Ongoing monthly escrows for real estate taxes, insurance premiums, tenant improvements and leasing commissions and replacement are not required prior to a Cash Sweep Period (as defined below). Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to escrow on each payment date: (i) one-twelfth of the taxes that lender estimates will be payable during the next twelve months; (ii) one-twelfth of the insurance premiums that lender estimates will be payable during the next twelve months; (iii) $75,737 (approximately $1.50 per square foot annually) for tenant improvements and leasing commissions; and (iv) one-twelfth of $151,474 for the replacement reserve. The loan documents also provide for ongoing monthly deposits of $250,000 for the GSA Replacements Reserve until a cap of $4,000,000 is met.

Lockbox and Cash Management. The Two Independence Square Whole Loan is structured with a hard lockbox and in-place cash management. Tenants have been directed to remit all payments due under their leases directly into such lockbox account. The borrower will, and will cause the manager to, deposit all amounts received constituting rents into the lockbox account within one business day after receipt. All funds in the lockbox account will be swept to a lender-controlled cash management account. Upon the occurrence of a Cash Sweep Period, all excess cash flow will be swept to the lender-controlled account.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Two Independence Square Whole Loan documents; (ii) the occurrence of any bankruptcy action of the borrower or the manager; (iii) the debt yield being less than 7.5% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12-month period immediately preceding such date of determination, as determined by the lender; or (iv) the occurrence of a GSA Trigger Event (as defined below). A Cash Sweep Period will end, with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii), if the borrower replaces the manager with a qualified manager under a replacement management agreement following such bankruptcy action; with respect to clause (iii), if (a) no event of default is continuing and (b) the debt yield is at least 7.5% for the two consecutive calendar quarters immediately preceding the date of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO INDEPENDENCE SQUARE

determination based upon the trailing 12-month period immediately preceding such date of determination; and with respect to clause (iv), upon the occurrence of a GSA Cure (as defined below).

A “GSA Trigger Event” will commence if (a) GSA ceases operation and/or “goes dark” with respect to more than 50.0% of its space or (b) GSA vacates, abandons or ceases to occupy more than 50.0% of its space.

A “GSA Cure” will occur if (a) GSA has recommenced operations within 45 days of going dark or (b) the borrower replaces GSA with a new tenant or tenants acceptable to the lender pursuant to a new lease acceptable to the lender such that GSA and the replacement tenant(s) collectively occupy more than 50.0% of the GSA space.

Property Management. The Two Independence Square Property is managed by OW Management Services, Inc.

Assumption. The borrower has a one-time right to transfer the Two Independence Square Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s standards, taking into consideration the transferee’s identity, experience, financial condition and creditworthiness; and (iii) the lender has received confirmation from each rating agency rating the WFCM 2017-C39 Certificates and each rating agency rating any securities backed by any of the Two Independence Square Whole Loan that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Certificates and any such other securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Two Independence Square Subordinate Companion Loan had an aggregate original principal balance of $61,700,000, has an outstanding balance as of the cut-off date of $61,700,000 and is coterminous with the Two Independence Square Senior Loans. The Two Independence Square Subordinate Companion Loan requires interest-only payments through maturity. The Two Independence Square Subordinate Companion Loan was contributed to the CSMC 2017-MOON Trust, pursuant to which the Two Independence Square Whole Loan is serviced and administered. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Two Independence Square Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy, business interruption, commercial general liability and umbrella, and excess liability policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Two Independence Square Property and 18 months of business interruption insurance together with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

215 Lexington Avenue

2520 Amsterdam Avenue

245 Lexington Avenue

253 Lexington Avenue

2495 Amsterdam Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

Fort Tyron Park
Harlem River Park
Hudson Heights
Yeshiva University
Morris Heights
Cross Bronx Expwy.
Claremont Park
Grand Concourse
W. 181st St.
W. 179th St.
W. 178th St.
Wash. Br.
MANHATTAN
BRONX
Highbridge
Highbridge Park
Harlem River
Hudson River
George Washington Bridge
Fort Washington Park
New York Presbyterian Hosp.
W. 168th St.
Amsterdam Ave.
Broadway
Harlem River Drive
Major Deegan Expwy.
Sedgwick Ave.
University Ave.
Jerome Ave.
Mullaly Park
Henry Hudson Parkway
E. Tremont Ave.
E. 169th St.
W. 170th St.
Webster Ave.
Morris Ave.
Melrose Ave.

BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND

Yeshiva University Portfolio

1	215 Lexington Avenue	New York, NY
2	245 Lexington Avenue	New York, NY
3	253 Lexington Avenue	New York, NY
4	2495 Amsterdam Avenue	New York, NY
5	2520 Amsterdam Avenue	New York, NY

TIMES SQUARE
4 Times Square
W. 42nd St.
Grand Central Terminal
Chrysler Building
E. 42nd St.
UNITED NATIONS
Bryant Park
New York Public Library
Daily News
East Side
Midtown
Murray Hill
Garment District
QUEENS-MIDTOWN TUNNEL
FDR Drive
Broadway
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
W. 34th St.
Empire State Building
E. 34th St.
FERRY TO LONG ISLAND CITY
LONG ISLAND RAILROAD
One Penn Plaza
Manhattan Mall
Kips Bay
NYU Medical Center
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Textile Building
Lexington Avenue Campus, Touro College
NYU School of Medicine
Bellevue Hospital Center
Lexington Ave.
Madison Ave.
Park Ave.
5th Ave.
6th Ave.
7th Ave.
3rd Ave.
2nd Ave.
1st Ave.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 Yeshiva University Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.0%			Size:	696,371 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$201.04
Borrower Name:	Y Properties Holdings, LLC			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Yeshiva University			Title Vesting:	Fee
Mortgage Rate:	4.324%			Property Manager:	Self-managed
Note Date:	April 21, 2017			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	May 6, 2027			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	May 6, 2032			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	48 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2017)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	NAV
Call Protection:	L(27),D(92),O(1)			3rd Most Recent NOI (As of)(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(3):	NAV
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	NAV
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$18,026,336
				U/W Expenses:	$0
				U/W NOI:	$18,026,336
				U/W NCF:	$16,400,766
				U/W NOI DSCR(1):	2.16x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.97x
				U/W NOI Debt Yield(1):	12.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value(4):	$346,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 6, 2017
Replacement Reserves	$0	$19,402	NAP	Cut-off Date LTV Ratio(1):	40.5%
Deferred Maintenance	$275,625	$0	NAP	LTV Ratio at Maturity or ARD(1):	36.1%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Yeshiva University Portfolio Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

(4)	The appraisal also concluded a hypothetical “go-dark” value of $189,100,000 as of February 6, 2017, which equates to a 74.0% loan-to-dark-value ratio. With respect to the Yeshiva University Portfolio Property located at 253 Lexington Avenue, the “as is” Appraised Value included in the Appraised Value above represents the land value less demolition costs.

The Mortgage Loan. The mortgage loan (the “Yeshiva University Portfolio Mortgage Loan”) is part of a whole loan (the “Yeshiva University Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4) secured by a first mortgage encumbering the fee interest in five central business district office buildings totaling 696,371 square feet, located in New York, New York (collectively, the “Yeshiva University Portfolio Properties” and each individually, a “Yeshiva University Portfolio Property”). The Yeshiva University Portfolio Whole Loan was originated on April 21, 2017 by Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc. The Yeshiva University Portfolio Whole Loan had an original principal balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at a rate of 4.324% per annum (the “Initial Interest Rate”). The Yeshiva University Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The anticipated repayment date (“ARD”) is May 6, 2027 and the final maturity date is May 6, 2032. In the event that the Yeshiva University Portfolio Whole Loan is not repaid in full on or prior to the ARD, the Yeshiva University Portfolio Whole Loan will accrue interest at a per annum rate equal to the greater of (i) 4.0% above the interpolated U.S. treasury rate and (ii) 8.324% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Yeshiva University Portfolio Properties after the payment of reserves

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

and interest calculated at the Initial Interest Rate will be applied (i) first to repay the principal balance of the Yeshiva University Portfolio Whole Loan until paid in full and (ii) second to the payment of accrued interest.

The Yeshiva University Portfolio Mortgage Loan, evidenced by the non-controlling Note A-2, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $45,000,000 and has an outstanding principal balance as of the Cut-Off Date of $45,000,000. The controlling Note A-1, which had an original principal balance of $45,000,000, and the non-controlling Note A-3, which had an original principal balance of $15,000,000, were contributed to the MSC 2017-H1 Trust. The non-controlling Note A-4, which was purchased by Cantor Commercial Real Estate Lending, L.P. after origination, had an original principal balance of $35,000,000 and was contributed to the CFCRE 2017-C8 Trust. See “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Whole Loans-Yeshiva University Portfolio Whole Loan” in the Preliminary Prospectus.

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$45,000,000	MSC 2017-H1	Yes
A-2	$45,000,000	WFCM 2017-C39	No
A-3	$15,000,000	MSC 2017-H1	No
A-4	$35,000,000	CFCRE 2017-C8	No
Total	$140,000,000

Following the lockout period, the borrower has the right to defease the Yeshiva University Portfolio Whole Loan in whole or in part (see “Partial Release” section) on any date before May 6, 2027. In addition, the Yeshiva University Portfolio Mortgage Loan is prepayable without penalty on or after May 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$140,000,000	100.0%	Loan payoff	$136,146,875	97.2%
			Closing costs	2,623,001	1.9
			Return of equity	954,499	0.7
			Reserves	275,625	0.2
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

The Properties. The Yeshiva University Portfolio Properties consist of five central business district office buildings totaling 696,371 square feet, all of which are located in New York, New York. The Yeshiva University Portfolio Properties are 100.0% occupied as of August 1, 2017 by Yeshiva University and are used for classroom, laboratory, library, administrative, faculty office, gymnasium and cafeteria space.

At origination of the Yeshiva University Portfolio Whole Loan, Yeshiva University transferred the Yeshiva University Portfolio Properties to the borrower and executed a twenty-year, triple-net unitary lease (the “Yeshiva University Lease”) that expires in April 2037, covering all of the Yeshiva University Portfolio Properties. Prior to origination of the Yeshiva University Portfolio Whole Loan, the Yeshiva University Portfolio Properties were owned and occupied by Yeshiva University. Per the terms of the Yeshiva University Lease, base rent is $27.42 per square foot, increases by 5.0% effective May 1, 2027 and increases by an additional 5.0% every five years thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

The following table presents certain information relating to the Yeshiva University Portfolio Properties:

Property Name	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value(1)	Allocated Cut-off Date LTV(1)
2495 Amsterdam Avenue(2)	$53,233,892	38.0%	100.0%	1969/NAP	295,694	$108,000,000	49.3%
215 Lexington Avenue(2)	$29,409,130	21.0%	100.0%	1962/2006	111,270	$78,700,000	37.4%
2520 Amsterdam Avenue(2)(3)	$28,290,790	20.2%	100.0%	1967/2016	163,321	$60,000,000	47.2%
245 Lexington Avenue	$21,528,737	15.4%	100.0%	1969/NAP	87,927	$56,300,000	38.2%
253 Lexington Avenue(2)	$7,537,451	5.4%	100.0%	1911/NAP	38,159	$43,000,000(4)	17.5%
Total/Weighted Average	$140,000,000	100.0%	100.0%		696,371	$346,000,000	40.5%

(1)	The appraiser assigned a hypothetical “go-dark” value of $189,100,000. The Cut-off Date LTV Ratio based on the hypothetical “go-dark” value is approximately 74.0%.

(2)	Each of the 2495 Amsterdam Avenue property, the 2520 Amsterdam Avenue property and the 253 Lexington property is currently operating without a valid or permanent certificate of occupancy. In addition, it is unclear whether the use of the 215 Lexington Avenue Property as a classroom is in compliance with the related certificate of occupancy on file. Pursuant to the loan documents, within 180 days of origination of the Yeshiva University Portfolio Whole Loan (the “C/O Cure Period”), the borrower is required to (i) cause a valid temporary or permanent certificate of occupancy to be issued for each of the 253 Lexington, 2495 Amsterdam and 2520 Amsterdam properties and, to the extent any floors at the 215 Lexington property are used for classrooms, obtain an updated valid temporary or permanent certificate of occupancy permitting such classroom use on such floors and deliver copies of such new temporary or permanent certificates of occupancy to the lender, (ii) cause a “Letter of No Objection” to be issued by the New York City Department of Buildings with respect to occupancy or (iii) deliver to the lender a memorandum with respect to the applicable property from a code consultant or land use counsel (in either case as reasonably acceptable to the lender), setting forth such person’s determination that such property complies with all applicable legal requirements without the need to obtain any new or different certificate of occupancy. If, notwithstanding the borrower’s good faith and commercially reasonable diligent compliance with the obligations detailed above, the borrower is not able to complete such obligations within the C/O Cure Period, the C/O Cure Period will be extended for such time as is necessary for the borrower, with the exercise of commercially reasonable diligence, to complete such obligations.

(3)	The borrower is party to a certain revocable consent agreement with the New York City Department of Transportation and the Department of Information, Technology and Telecommunications (collectively, the “NYC Departments”) dated April 21, 2009 (the “Revocable Consent Agreement”), which provides the 2520 Amsterdam Avenue property with access to certain utility services. The Revocable Consent Agreement is revocable at any time by the NYC Departments. The loan documents require the borrower, prior to the expiration of the Revocable Consent Agreement, to (i) petition for a renewal of such Revocable Consent Agreement or (ii) take such steps in the ordinary course of business to provide the necessary utilities for the operation of the 2520 Amsterdam Avenue property and ensure that such utility services are not interrupted due to the expiration of the Revocable Consent Agreement. The related title policy provides affirmative coverage over the Revocable Consent Agreement.

(4)	The appraiser concluded an “as-is” Appraised Value, which represents the land value less demolition costs.

2495 Amsterdam Avenue Property (42.5% of portfolio NRA)

Built in 1969, the 2495 Amsterdam Avenue Property is a 295,694 square foot, 18-story office building located on Amsterdam Avenue at West 184th Street in the Washington Heights area of northern Manhattan. Also known as Belfer Hall, the 2495 Amsterdam Avenue Property is a building located in the Wilf Campus, which is home to the men’s campus of Yeshiva University, Yeshiva College and the Sy Syms School of Business (men’s division). The building includes classrooms, labs, common areas, the office of the Yeshiva University president, and administrative and faculty offices.

215 Lexington Avenue Property (16.0% of portfolio NRA)

Built in 1962 and renovated in 2006, the 215 Lexington Avenue Property is an 111,270 square foot, 8-story commercial condominium unit situated within a 21-story office building that contains one additional condominium unit that is not collateral for the Yeshiva University Portfolio Whole Loan. The condominium association board is controlled by the sponsor with a 63.3% interest in the condominium association. The 215 Lexington Avenue Property is located on the southeast corner of East 33rd Street and Lexington Avenue in midtown Manhattan. The 215 Lexington Avenue Property is located in the Israel Henry Beren Campus of Yeshiva University, which is home to the Stern College for Women and Sy Syms School of Business (women’s division). The building includes classrooms, offices, common areas and a cafeteria.

2520 Amsterdam Avenue Property (23.5% of portfolio NRA)

Built in 1967 and most recently renovated in 2016, the 2520 Amsterdam Avenue Property is a 163,321 square foot, 6-story office building located on Amsterdam Avenue between West 185th and 186th Streets in the Washington Heights area of northern Manhattan. The building is utilized as the Mendel Gottesman Library on floors 1-5.

245 Lexington Avenue Property (12.6% of portfolio NRA)

Built in 1969, the 245 Lexington Avenue Property is an 87,927 square foot, 12-story school building located on Lexington Avenue between East 34th and 35th Streets in midtown Manhattan. The building is utilized as classroom and office space, and also contains a cafeteria, library and gymnasium. The 245 Lexington Avenue Property is interconnected with the 253 Lexington Avenue Property by way of walkways located on the second, third and fifth floors as well as the basement.

253 Lexington Avenue Property (5.5% of portfolio NRA)

Built in 1911, the 253 Lexington Avenue Property is a 38,159 square foot, 5-story school building located on the southeast corner of East 35th Street and Lexington Avenue in midtown Manhattan. The building has classroom and lab space, as well as an auditorium and office space. The 253 Lexington Avenue Property is interconnected with the 245 Lexington Avenue Property by way of walkways located on the second, third and fourth floors as well as the basement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

The following table presents certain information relating to the tenancies at the Yeshiva University Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
Yeshiva University	NR/B3/NR	696,371	100.0%	$27.42	$19,094,070	100.0%	4/30/2037
Total Major Tenant		696,371	100.0%	$27.42	$19,094,070	100.0%

Vacant Space		0	0.0%

Collateral Total		696,371	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Yeshiva University Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
Thereafter	1	696,371	100.0%	696,371	100.0%	$19,094,070	100.0%	$27.42
Vacant	0	0	0.%	696,371	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	696,371	100.0%			$19,094,070	100.0%	$27.42

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Yeshiva University Portfolio Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	8/1/2017(2)
100%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Yeshiva University Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$19,094,070	105.9%	$27.42
Grossed Up Vacant Space	0.00	0.0	0.00
Total Reimbursables	0.00	0.0	0.00
Less Vacancy & Credit Loss	(1,067,734)(2)	(5.9)	(1.53)
Effective Gross Income	$18,026,336	100.0%	$25.89

Total Operating Expenses(3)(4)	$0.00	0.0%	$0.00

Net Operating Income	$18,026,336	100.0%	$25.89
TI/LC	1,392,742	7.7	2.00
Capital Expenditures	232,828	1.3	0.33
Net Cash Flow	$16,400,766	91.0%	$23.55

NOI DSCR(5)	2.16x
NCF DSCR(5)	1.97x
NOI DY(5)	12.9%
NCF DY(5)	11.7%

(1)	Historical financial information is not available as the Yeshiva University Lease was executed at origination of the Yeshiva University Portfolio Whole Loan. Prior to the Yeshiva University Lease, the Yeshiva University Portfolio Properties were owned and occupied by Yeshiva University. The Yeshiva University lease is a twenty-year, triple-net unitary lease that expires in April 2037, covering all of the Yeshiva University Portfolio Properties. Per the terms of the Yeshiva University Lease, base rent is $27.42 per square foot, increases by 5.0% effective May 1, 2027 and increases by an additional 5.0% every five years thereafter. The Yeshiva University Lease is structured with no renewal options and no termination options (other than in connection with certain casualty and condemnation events).

(2)	The underwritten economic vacancy is 5.6%, which represents a 6.0% vacancy on the Amsterdam Avenue Properties and a 5.0% vacancy on the Lexington Avenue Properties. The Yeshiva University Portfolio Properties were 100.0% physically occupied as of August 1, 2017 by Yeshiva University.

(3)	The Yeshiva University Portfolio Properties are leased to Yeshiva University pursuant to a triple-net lease; the single tenant, Yeshiva University, is responsible for the payment of property expenses.

(4)	Prior to the conveyance of the Yeshiva University Portfolio Properties to the borrower, the Yeshiva University Portfolio Properties were afforded a tax exemption pursuant to Section 420-a of the NYS Real Property Law. The borrower has filed the necessary paperwork to maintain the tax exemption. However, there is no assurance that a tax exemption will be granted. In the event that all real estate taxes are no longer abated, the cumulative amount of real estate taxes for the Yeshiva University Portfolio Properties would be approximately $3,872,443.

(5)	The debt service coverage ratios and debt yields are based on the Yeshiva University Portfolio Whole Loan.

Appraisal. As of the appraisal valuation date of February 6, 2017, the Yeshiva University Portfolio Properties had an aggregate “as-is” appraised value of $346,000,000. In addition, the appraisal for Yeshiva University Portfolio Properties concluded a hypothetical “go-dark” appraised value of $189,100,000 as of February 6, 2017.

Environmental Matters. According to the Phase I environmental assessments dated February 7, 2017, there was no evidence of any recognized environmental conditions at the Yeshiva University Portfolio Properties.

Market Overview and Competition.  The Yeshiva University Portfolio Properties are comprised of five office properties located in New York, New York.

The Amsterdam Avenue Properties

The Amsterdam Avenue properties consist of the 2495 Amsterdam Avenue property and the 2520 Amsterdam Avenue property (together, the “Amsterdam Avenue Properties”). The Amsterdam Avenue Properties are located in the Washington Heights neighborhood of northern Manhattan. Washington Heights is bounded to the south by 155th Street and to the north by Fairview Avenue and extends from the Harlem River on the east to the Hudson River on the west. The Amsterdam Avenue Properties are located within the main campus of Yeshiva University, which is comprised of the area between Audubon Avenue and Laurel Hill Terrace between 181st and 187th Streets. In addition to school buildings, there are various apartment buildings owned by Yeshiva University in the immediate area. This has brought additional residents into the area, many of whom are affiliated with Yeshiva University. Primary access is provided by all major avenues, including Broadway, Henry Hudson Parkway and the Harlem River Drive as well as public transportation via the 1/A subway lines and M101/M3 bus service.

According to the appraisal, the Amsterdam Avenue Properties are located in the Northern Manhattan/Harlem office submarket of the Manhattan office market. Within the Northern Manhattan/Harlem office submarket, there is approximately 6.7 million square feet of inventory, with a reported vacancy of 5.2% and an average asking rent of $35.04 per square foot. According to the appraisal, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

2016 population and median household income within the 10033 zip code were 57,011 and $36,820, respectively. The appraiser concluded gross market rents for the 2520 Amsterdam Avenue property and 2495 Amsterdam property of $38.00 per square foot and $40.00 per square foot, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Amsterdam Avenue Properties:

Competitive Set(1)

Property Name/Location	Year Built / Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
313 West 125th Street New York, NY	1910/2011	27,105	100.0%	3.1 miles	College of New Rochelle	April 2016	21,684	$45.00	Modified Gross
2090 Adam Clayton Powell Jr. Blvd New York, NY	1913/NAP	163,440	NAV	3.3 miles	Legal Aid Society; Center for Alternative Sentencing & Employment	July 2016 June 2014	20,881 13,871	$38.50 $29.33	Modified Gross
145 East 125th Street New York, NY	1900/2006	35,970	100.0%	3.9 miles	Salvation Army	February 2015	30,000	$31.00	Modified Gross
4 West 125th Street New York, NY	1910/2004	44,495	100.0%	3.7 miles	Children’s Aid Society	December 2014	25,300	$39.00	Modified Gross
88 Pine Street New York, NY	1973/NAP	624,000	97.0%	11.3 miles	Cornell University (Expansion)	May 2016	21,750	$50.00	Modified Gross
17 Battery Place South New York, NY	1903/1998	446,501	79.7%	11.3 miles	John V. Lindsay Wildcat Academy	June2016	23,050	$50.00	Modified Gross

(1)	Information obtained from the appraisal.

The Lexington Avenue Properties

The Lexington Avenue properties consist of the 215 Lexington Avenue property, the 245 Lexington Avenue property and the 253 Lexington Avenue property (together, the “Lexington Avenue Properties”). According to the appraisal, the Lexington Avenue Properties are located in the northern area of the Park Avenue South submarket of Manhattan and the immediate area surrounding the Lexington Avenue Properties is primarily a mixture of commercial and residential development. The Lexington Avenue Properties have direct access to the 6/B/D/F/M/N/Q/R subway lines. Additionally, Penn Station and Grand Central Terminal are located nearby, providing access to commuters from New Jersey, Long Island, Westchester and Putnam Counties and Western Connecticut. As of the fourth quarter of 2016, the Park Avenue South/Madison Square office submarket had a reported vacancy of 6.2% and an average asking rent of $66.33 PSF. According to the appraisal, the 2016 population and median household income within the 10016 zip code were 57,766 and $99,589, respectively. The appraiser concluded gross market rents for the 215 Lexington Property, 245 Lexington Property and 253 Lexington Property of $55.00 PSF, $50.00 PSF and $46.00 PSF, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Lexington Avenue Properties:

Competitive Set(1)

Property Name/Location	Year Built / Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
180 Madison Avenue New York, NY	1927/NAP	280,863	88.7%	0.2 miles	New York University	December 2016	99,132	$60.00	Modified Gross
31-35 West 27th Street New York, NY	1910/NAP	137,358	100.0%	0.7 miles	Stella Adler Conservator	June 2016	23,156	$58.30	Modified Gross
900 Broadway New York, NY	1887/2008	98,146	96.7%	0.9 miles	Tutor Associates, Inc.	November 2015	4,500	$53.00	Modified Gross
1250 Broadway New York, NY	1968/NAP	770,000	96.0%	0.5 miles	Prometric Technology Center	June 2015	11,628	$64.77	Modified Gross
22 West 21st Street New York, NY	1907/NAP	125,100	86.4%	1.0 miles	Journee	April 2015	5,170	$50.00	Modified Gross
180 Maiden Lane New York, NY	1984/NAP	1,192,893	45.2%	3.2 miles	MicroTek Business Education	September 2016	20,396	$58.32	Modified Gross
88 Pine Street New York, NY	1973/NAP	624,000	97.0%	3.2 miles	Cornell University (Expansion)	May 2016	21,750	$50.00	Modified Gross
17 Battery Place South New York, NY	1903/1998	446,501	79.7%	3.5 miles	John V. Lindsay Wildcat Academy	June 2016	23,050	$50.00	Modified Gross

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

The Borrower. The borrower is Y Properties Holdings, LLC, a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Yeshiva University Portfolio Whole Loan. Yeshiva University, the sole tenant at the Yeshiva University Portfolio Properties, is the guarantor of certain nonrecourse carveouts under the Yeshiva University Portfolio Whole Loan. Yeshiva University is the sole member of the borrower.

The Borrower Sponsor. Yeshiva University is a private Jewish university founded in 1886 with approximately 3,000 undergraduate and 3,500 graduate students across four campuses. Yeshiva University is divided into three undergraduate colleges: Yeshiva College, the Stern College for Women and the SY Syms School of Business. In addition to its undergraduate programs, the school includes the Albert Einstein College of Medicine (a joint entity between Montefiore Medical Center and Yeshiva University), the Benjamin N. Cardozo School of Law and the Wurzweiler School of Social Work. Yeshiva University has experienced recent operating deficits and student enrollment declined 7.5% between 2012 and 2017. In 2017, Yeshiva University reported long-term investments with a market value of greater than $550 million.

Escrows. The Yeshiva University Portfolio Whole Loan documents provide for upfront escrows in the amount of $275,625 for immediate repairs. The Yeshiva University Portfolio Whole Loan documents do not require ongoing monthly escrows for real estate taxes provided a tax exemption is in effect for the Yeshiva University Portfolio Properties. The Yeshiva University Portfolio Whole Loan documents do not require monthly ongoing escrows for insurance premiums as long (x) (i) Yeshiva University pays the insurance premiums directly, (ii) the borrower furnishes evidence of the renewal of any expiring policy, (iii) the Yeshiva University Lease is in full force and effect, (iv) no default under the Yeshiva University Lease has occurred or is continuing, and (iv) no Cash Trap Period (as defined below) has occurred or is continuing and (y) the balance of the insurance account is equal to one-half of the annual insurance premiums. Pursuant to the Yeshiva University Lease, Yeshiva University, as tenant thereunder, is required to deposit $19,402 ($0.33 per square foot annually) into a replacement reserve account that is held by the lender but is subject to the tenant’s rights under the Yeshiva University Lease.

Lockbox and Cash Management. The Yeshiva University Portfolio Whole Loan requires a lender-controlled hard lockbox, which is already in place, and requires that the borrower directs the tenant to pay rent directly into such lockbox account. The Yeshiva University Portfolio Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept to a lender-controlled cash management account. Prior to the occurrence of a Cash Trap Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) an event of default by Yeshiva University under the Yeshiva University Lease; (iii) an insolvency proceeding with respect to Yeshiva University; (iv) a default by Yeshiva University under the Yeshiva University Lease of any obligation thereunder to a third party that is for an amount equal to or greater than $15,000,000; (v) Yeshiva University going dark in more than 25% of the space demised under the Yeshiva University Lease; or (vi) the ARD.

A Cash Trap Period will end, with respect to clause (i), (ii) and (iv), upon the cure of such event of default; with respect to clause (iii), if the applicable insolvency proceeding has terminated and the Yeshiva University Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and with respect to clause (v), on the date that Yeshiva University resumes its normal business operations in at least 75% of the demised space.

In the event that a Cash Trap Period is triggered by clauses (iv) and/or (v) above, the cash flow sweep is subject to a monthly cap of $600,000 and an aggregate cap of $18,000,000.

Property Management. The Yeshiva University Properties are self-managed.

Assumption. Not permitted.

Right of First Refusal. Each of the two condominium unit owners (one of which is the borrower) of the 215 Lexington Avenue Property has a right of first offer to purchase the other condominium unit, provided that, among other conditions, the unit owner that intends to sell (the “selling unit”) provides the other condominium unit owner (the “purchasing unit”) with written notice of the selling unit’s intent to sell, along with a copy of the proposed contract of sale. The purchasing unit then has 10 business days to notify the selling unit if it intends to accept such offer. The right of first refusal does not apply in connection with (i) a sale to an affiliate of the unit owner, (ii) a foreclosure or deed-in-lieu of foreclosure or (iii) the transfer of the unit to a permitted mortgagee or its designee as further described under the related condominium association documents.

Partial Release. On any payment date following the lockout period, the borrower is permitted to partially release any of the Amsterdam Avenue Properties in connection with a refinancing or a bona fide third-party sale, with partial defeasance of 125% of the released property’s allocated loan amount, subject to certain conditions including (i) no event of default has occurred or is continuing; (ii) after giving effect to such defeasance, the net operating income debt yield with respect to the remaining Yeshiva University Portfolio Properties being no less than the greater of (a) 10.96% and (b) the net operating income debt yield immediately preceding such release; and (iii) the REMIC loan-to-value ratio of the remaining Yeshiva University Portfolio Properties is no greater than 125%.

Upon release of the 2495 Amsterdam Avenue Property, the rent due to the borrower, as landlord under the Yeshiva University Lease, will be reduced by an amount that is not greater than $7,375,149 ($24.94 per square foot) per year.

Upon release of the 2520 Amsterdam Avenue Property, the rent due to borrower, as landlord under the Yeshiva University Lease, will be reduced by an amount that is not greater than $3,927,891($24.05 per square foot) per year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YESHIVA UNIVERSITY PORTFOLIO

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Yeshiva University Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Yeshiva University Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LINCOLNSHIRE COMMONS

FIFTH THIRD BANK

NorthShore
University HealthSystem

at&t

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LINCOLNSHIRE COMMONS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LINCOLNSHIRE COMMONS

Lincolnshire Commons
900, 910, 920, 930, 940, 950, 960, 970 Milwaukee Avenue;
225 Aptakisic Road
Lincolnshire, IL 60069
Libertyville
Mundelein
Lake Bluff
Great Lakes Naval Training Center
Rockland Rd
Countryside Golf Course
White Deer Run Golf Course
Hawthorn Mall
Townline Rd
Vernon Hills
Marketplace at Vernon Mills
Oak Creek Shopping Center
Lake Forest
Lake Forest College
Barat College
Lake Michigan
Conway Farms Golf Club
LAKE COUNTY
Granger Woods Forest Preserve
Gilmer Rd
Lincolnshire
Half Day Rd
The Marriott Theatre
Trinity Intl. University
Renaissance Gardens
Twin Orchard Country Club
Cuba Rd
Aptakisic Rd
Regal Cinemas
Long Grove
Buffalo Grove
Riverwoods
Highland Park
Port Clinton Square
Exmoor Country Club
Deerfield Rd
Deerfield
Deerbrook Shopping Center
Northbrook Court
Ravinia Festival
Buffalo Grove Golf Club
Lake Cook Rd
Wheeling
Dundee Rd
Sportsmans Country Club
Glencoe
Hintz Rd
Chicago Executive Airport
Northbrook
Techny Rd
Northpoint Shopping Mall
Palatine
Palatine Rd
Annex of Arlington
Town & Country Ctr.
Prospect Heights
Willow Rd
Winnetka
Arlington Heights
Randhurst Village
Northfield
Glenview
Wilmette
Kensington Rd
Mt. Prospect Plaza
Oakton Community College
COOK COUNTY
Glen View Club
Old Orchard
Golf Rd
Golf Mill Shopping Center
Morton Grove
Dempster St
Thacker St
Des Plaines
Niles
Skokie
Park Ridge
Allstate Arena
Talcott Rd
Chicago O'Hare Intl. Airport
CHICAGO
Chicago Loop 11 miles
Tri-State Tollway
Edens Expwy
Milwaukee Ave
Skokie Hwy
Hicks Rd
Meacham Rd
Elmhurst Rd
Rand Rd
Harlem Ave
St. Marys Rd
METRA MILW-NORTH LINE
METRA UP-NORTH LINE
NCS LINE
METRA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Lincolnshire Commons

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ KBRA/Moody’s)	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$43,500,000			Specific Property Type:	Office/Retail
Cut-off Date Balance:	$43,500,000			Location:	Lincolnshire, IL
% of Initial Pool Balance:	3.8%			Size:	133,024 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$327.01
Borrower:	Lincolnshire Propco, LLC			Year Built/Renovated:	2005/2016
Borrower Sponsors:	Andrew Hochberg; Marc Blum			Title Vesting:	Fee
Mortgage Rate:	4.460%			Property Manager:	Self-managed
Note Date:	July 18, 2017			4th Most Recent Occupancy(2):	NAV
Maturity Date:	August 11, 2027			3rd Most Recent Occupancy (As of):	93.8% (1/1/2015)
IO Period:	60 months			2nd Most Recent Occupancy (As of):	92.2% (1/1/2016)
Loan Term (Original):	120 months			Most Recent Occupancy (As of):	90.5% (1/1/2017)
Seasoning:	0 months			Current Occupancy (As of):	91.1% (7/12/2017)
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)			4th Most Recent NOI (As of):	$3,442,170 (Annualized 4 – 12/31/2014)
Lockbox Type:	Springing			3rd Most Recent NOI (As of):	$3,300,503 (12/31/2015)
Additional Debt:	None			2nd Most Recent NOI (As of)(2):	$2,162,750 (12/31/2016)
Additional Debt Type:	NAP			Most Recent NOI (As of)(2):	$2,749,839 (TTM 4/30/2017)

				U/W Revenues:	$4,715,610
				U/W Expenses:	$921,885
				U/W NOI:	$3,793,726
Escrows and Reserves(1):				U/W NCF:	$3,598,532
				U/W NOI DSCR:	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.37x
Taxes	$152,381	$41,025	NAP	U/W NOI Debt Yield:	8.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.3%
Replacement Reserves	$0	$2,332	$100,000	As-Is Appraised Value:	$58,300,000
TI/LC Reserve	$0	$13,857	$500,000	As-Is Appraisal Valuation Date:	June 2, 2017
Rent Concession Reserve	$330,677	$0	NAP	Cut-off Date LTV Ratio:	74.6%
Tenant Specific TI/LC Reserve	$1,412,951	$0	NAP	LTV Ratio at Maturity:	68.2%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” and “Cash Flow Analysis” sections.

The Mortgage Loan. The mortgage loan (the “Lincolnshire Commons Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use center located in Lincolnshire, Illinois (the “Lincolnshire Commons Property”). The Lincolnshire Commons Mortgage Loan was originated on July 18, 2017 by Wells Fargo Bank, National Association. The Lincolnshire Commons Mortgage Loan had an original principal balance of $43,500,000, has an outstanding principal balance as of the Cut-off Date of $43,500,000 and accrues interest at an interest rate of 4.460% per annum. The Lincolnshire Commons Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The Lincolnshire Commons Mortgage Loan matures on August 11, 2027.

Following the lockout period, the borrower has the right to defease the Lincolnshire Commons Mortgage Loan in whole, but not in part, on any date before May 11, 2027. In addition, the Lincolnshire Commons Mortgage Loan is prepayable without penalty on or after May 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LINCOLNSHIRE COMMONS

Sources and Uses

Sources			Uses
Original Loan Amount	$43,500,000	73.5%	Purchase Price	$57,800,000	97.7%
Sponsor Equity Contribution	15,657,269	26.5	Upfront Tax Reserve(1)	152,381	0.3
			Closing Costs	1,204,888	2.0
Total Sources	$59,157,269	100.0%	Total Uses	$59,157,269	100.0%

(1)	Upfront reserves collected at the origination of the Lincolnshire Commons Mortgage Loan totalled $1,896,009; however, the seller provided the borrower sponsor credits in the amount of $1,412,951 for outstanding tenant improvement and leasing commission (“TI/LC”) and $330,677 for outstanding rent concessions.

The Property. The Lincolnshire Commons Property is a nine-building, mixed-use open air center totaling 133,024 square feet located in Lincolnshire, Illinois, approximately 32.2 miles north of Chicago. Constructed in 2005 and most recently renovated in 2016, the Lincolnshire Commons Property is situated on a 17.1-acre parcel and contains a 2-story office building totaling 34,848 square feet (26.2% of net rentable area) and eight, one-story retail buildings totaling 98,176 square feet (73.8% of net rentable area). The Lincolnshire Commons Property contains 829 parking spaces, resulting in a parking ratio of 6.2 spaces per 1,000 square feet of rentable area. As of July 12, 2017 the Lincolnshire Commons Property was 91.1% leased to 20 tenants.

The largest tenant at the Lincolnshire Commons Property is NorthShore University HealthSystem, IL (“NSUH”) (rated Aa2 by Moody’s), which represents approximately 26.2% of the net rentable area and 25.4% of the underwritten base rent and is the only office tenant in the center. Headquartered in Evanston, Illinois, NSUH is a healthcare delivery system serving the Chicago region. The NSUH system includes four hospitals, operating as the principal teaching affiliate for the University of Chicago Pritzker School of Medicine, has annual revenues of $1.9 billion, employs approximately 10,000 people and has approximately 2,100 affiliated physicians. NSUH’s office space at the Lincolnshire Commons Property is utilized for various services including orthopedics, hand therapy, immediate care, neurological, and rehab services. NSUH invested approximately $7.0 million ($201 per square foot) into their space.

The second largest tenant at the Lincolnshire Commons Property is DSW, which represents approximately 10.8% of the net rentable area and is currently paying 4.0% of gross sales as a result of a previous anchor (Barnes and Noble) going dark in January 2016. No base rent was underwritten for the DSW space. The third largest tenant at the Lincolnshire Commons Property is Cheesecake Factory, which represents approximately 7.7% of the net rentable area and 11.1% of the underwritten base rent and is an original tenant since 2005. Aside from the aforementioned tenants, no tenant at Lincolnshire Commons Property comprises more than 6.0% of the net rentable area or 8.8% of the underwritten base rent. Approximately 45.1% of the net rentable area at the Lincolnshire Commons Property has been in occupancy for over 10 years, and nine tenants accounting for 49.9% of the net rentable area have signed new or renewal leases since July 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LINCOLNSHIRE COMMONS

The following table presents certain information relating to the tenancy at the Lincolnshire Commons Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
NSUH(4)	NR/Aa2/NR	34,848	26.2%	$26.89	$936,997	25.4%	NAV	NAV	9/30/2031(5)
Cheesecake Factory	NR/NR/NR	10,231	7.7%	$40.00	$409,240	11.1%	$753	6.2%	1/31/2026
Fifth Third Bank	A/Baa1/BBB+	4,130	3.1%	$78.97	$326,144	8.8%	NAV	NAV	1/31/2021
Kona Sushi, Inc.	NR/NR/NR	6,850	5.1%	$45.00	$308,250	8.4%	$500	10.3%	1/31/2022
Talbots Inc.	NR/B2/B-	6,228	4.7%	$34.00	$211,752	5.7%	$164	24.6%	1/31/2019
Chico’s	NR/NR/NR	4,480	3.4%	$43.00	$192,640	5.2%	$373	11.5%	12/31/2021
OSI/Fleming’s LLC	NR/Ba2/BB	8,005	6.0%	$23.30	$186,506	5.1%	$412	7.2%	12/31/2020
White House|Black Market	NR/NR/NR	3,426	2.6%	$43.00	$147,318	4.0%	$434	9.9%	12/31/2021
Marigold Maison Indian Cuisine	NR/NR/NR	3,472	2.6%	$42.00	$145,824	4.0%	NAV	NAV	3/31/2027
Noodles & Company	NR/NR/NR	2,453	1.8%	$45.00	$110,385	3.0%	$387	13.3%	6/30/2021
Total Major Tenants		84,123	63.2%	$35.37	$2,975,056	80.7%

Total Other Tenants		37,006	27.8%	$19.24(6)	$711,895	19.3%

Occupied Collateral Total		121,129	91.1%	$30.44(6)	$3,686,951	100.0%

Vacant Space		11,895	8.9%

Collateral Total		133,024	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2016.
(4)	NSUH’s Annual U/W Base Rent and Annual U/W Base Rent PSF represent the tenant’s average rent over the term of the Lincolnshire Commons Mortgage Loan. As of July 12, 2017, NSUH’s current rental rate is $24.00 per square foot.
(5)	NSUH has three, five-year lease extension options.

(6)	Includes 14,404 square footage attributed to DSW, which has no attributed underwritten base rent as the tenant is currently paying percentage rent in lieu of base rent (see “Cash Flow Analysis” section). The Other Tenants Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF excluding this square footage are $31.50 per square foot and $34.55 per square foot, respectively.

The following table presents certain information relating to the lease rollover schedule at the Lincolnshire Commons Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
2017	1	2,340	1.8%	2,340	1.8%	$93,600	2.5%	$40.00
2018	0	0	0.0%	2,340	1.8%	$0	0.0%	$0.00
2019	2	10,551	7.9%	12,891	9.7%	$319,827	8.7%	$30.31
2020	2	11,215	8.4%	24,106	18.1%	$227,434	6.2%	$20.28
2021	5	16,221	12.2%	40,327	30.3%	$857,025	23.2%	$52.83
2022	1	6,850	5.1%	47,177	35.5%	$308,250	8.4%	$45.00
2023(3)	1	14,404	10.8%	61,581	46.3%	$0	0.0%	$0.00
2024	2	5,183	3.9%	66,764	50.2%	$205,448	5.6%	$39.64
2025	2	4,335	3.3%	71,099	53.4%	$135,431	3.7%	$31.24
2026	2	11,710	8.8%	82,809	62.3%	$457,115	12.4%	$39.04
2027	1	3,472	2.6%	86,281	64.9%	$145,824	4.0%	$42.00
Thereafter	1	34,848	26.2%	121,129	91.1%	$936,997	25.4%	$26.89
Vacant	0	11,895	8.9%	133,024	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	20	133,024	100.0%			$3,686,951	100.0%	$30.44

(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(3)	Includes 14,404 square footage attributed to DSW Shoe Warehouse (“DSW”), which has no attributed underwritten base rent as the tenant is currently paying percentage rent in lieu of base rent (see “Cash Flow Analysis” section).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LINCOLNSHIRE COMMONS

The following table presents historical occupancy percentages at the Lincolnshire Commons Property:

Historical Occupancy

1/1/2015(1)(2)	1/1/2016(2)	1/1/2017(2)	7/12/2017(3)
93.8%	92.2%	90.5%	91.1%

(1)	The Lincolnshire Commons Mortgage Loan represents acquisition financing. As such, historical occupancy prior to January 1, 2015 is not available.

(2)	Information obtained the borrower sponsor.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Lincolnshire Commons Property:

Cash Flow Analysis

	Annualized 4 – December 2014(1)	2015	2016(2)	TTM 4/30/2017(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,598,473	$3,350,632	$2,088,385	$2,637,523	$3,686,951	78.2%	$27.72
Grossed Up Vacant Space	0	0	0	0	267,398	5.7	2.01
Percentage Rent(3)	0	0	270,886	229,552	110,000	2.3	0.83
Total Reimbursables	787,695	848,240	678,184	767,078	883,942	18.7	6.64
Other Income	15,366	15,491	12,927	34,717	34,717	0.7	0.26
Less Vacancy & Credit Loss	0	0	0	0	(267,398)(4)	(5.7)	(2.01)
Effective Gross Income	$4,401,534	$4,214,363	$3,050,382	$3,668,870	$4,715,610	100%	$35.45

Total Operating Expenses	$959,364	$913,860	$887,632	$919,031	$ 921,885	19.5%	$6.93

Net Operating Income	$ 3,442,170	$3,300,503	$2,162,750	$2,749,839	$3,793,726	80.5%	$28.52
TI/LC	0	0	0	0	167,209	3.5	1.26
Capital Expenditures	0	0	0	0	27,985	0.6	0.21
Net Cash Flow	$ 3,442,170	$3,300,503	$2,162,750	$2,749,839	$3,598,532	76.3%	$27.05

NOI DSCR	1.31x	1.25x	0.82x	1.04x	1.44x
NCF DSCR	1.31x	1.25x	0.82x	1.04x	1.37x
NOI DY	7.9%	7.6%	5.0%	6.3%	8.7%
NCF DY	7.9%	7.6%	5.0%	6.3%	8.3%

(1)	The Lincolnshire Commons Mortgage Loan represents acquisition financing. As such, a full calendar year’s operating statement for 2014 is not available.

(2)	The decrease in Net Operating Income in 2016 and subsequent increase to U/W is a result of the previous retail anchor (Barnes and Noble) which went dark in January 2016 and triggered several co-tenancy clauses causing some tenants at the Lincolnshire Commons Property to pay percentage rent in lieu of base rent. The sponsor leased the former Barnes and Noble space to NSUH and all co-tenancy clauses have been resolved and the tenants are currently paying full base rent, except for DSW. NSUH’s lease commenced September 2016.

(3)	U/W Percentage Rent represents percentage rent in lieu of base rent for DSW, which has a lease expiration of January 31, 2023 and is currently paying 4.0% of gross sales as a result of a previous anchor (Barnes and Noble) going dark in January 2016. U/W Percentage Rent for DSW is estimated based on the 2016 gross sales and no Base Rent was underwritten for the DSW space.

(4)	The underwritten economic vacancy is 6.8%. As of July 12, 2017, the Lincolnshire Commons Property was 91.1% physically occupied by 20 tenants.

Appraisal. As of the appraisal valuation date of June 2, 2017, the Lincolnshire Commons Property had an “as-is” appraised value of $58,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 7, 2017, there are no recognized environmental conditions at the Lincolnshire Commons Property.

Market Overview and Competition. The Lincolnshire Commons Property is located at the intersection of Milwaukee Avenue and Aptakisic Road in Lincolnshire, Illinois. The Lincolnshire Commons Property benefits from its location with 178,403 daytime employees within a 5-mile radius exposure to over 65,000 vehicles per day passing the intersection of Milwaukee Avenue and Aptakisic Road. Complementary demand drivers, such as the Regal 14 Cinema and IMAX adjacent to the Lincolnshire Commons Property and the presence of 14 Fortune 500 companies within a 10-mile radius provides the Lincolnshire Commons Property help fuel consumer traffic in the immediate area. Additionally, directly across Milwaukee Avenue is a retirement community, which houses over 600 residents and over 350 daytime employees. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Lincolnshire Commons Property was 58,396 and 174,702, respectively, and average household income within the same radii was $144,653 and $132,754, respectively.

According to a third party market research report, the Lincolnshire Commons Property is located within the Central North submarket of the Chicago retail market. As of the second quarter of 2017, the submarket reported a total inventory of 1,209 properties totaling approximately 23.4 million square feet with a 7.5% vacancy rate and year to date net absorption of 18,500 square feet. The appraiser concluded to market rents for the Lincolnshire Commons Property of $20.00 per square foot for the junior anchor space and $30.00 to $40.00 per square foot for inline space depending on the location within the center, all on a triple net basis. The Lincolnshire Commons Property is located within the Central North submarket of the Chicago office market. As of the second quarter of 2017, the class B submarket reported a total inventory of 421 properties totaling approximately 16.9 million square feet with a 8.0% vacancy rate. The appraiser concluded to market rents for the Lincolnshire Commons Property of $24.00 per square foot triple net for the office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LINCOLNSHIRE COMMONS

The following table presents certain information relating to comparable properties to the Lincolnshire Commons Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Lincolnshire Commons Lincolnshire, IL	2005/2016	133,024	--	Cheesecake Factory	November 2005 / 20.2 Years	10,231	$40.00	NNN
100 W. Rand Road Mount Prospect, IL	2016/NAP	4,908	7.1 Miles	Potbelly	October 2016 / 10.0 Years	2,308	$40.00	NNN
Westlake Plaza, Wilmette, IL	1963/NAP	42,216	11.4 Miles	Sleepy’s	October 2016 / 10.0 Years	3,518	$37.50	NNN
Panera Bread Skokie, IL	2016/NAP	4,300	14.5 Miles	Panera Bread	October 2016 / 15.0 Years	4,300	$40.00	Absolute Net
SWC Skokie Blvd and Gross Point Road Skokie, IL	2016/NAP	5,200	13.2 Miles	Sleepy’s	April 2016 / 10.0 Years	4,000	$45.00	NNN
955 Rockland Road Lake Bluff, IL	2015/NAP	11,193	7.1 Miles	Sport Clips	November 2015 / 10.0 Years	1,324	$34.00	NNN
Marketplace South Vernon Hills, IL	2010/NAP	8,364	3.4 Miles	Sweet Lorraine Fabulous Mac & Cheese	October 2015 / 5.0 Years	1,864	$39.00	NNN

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents certain information relating to comparable properties to the Lincolnshire Commons Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Lincolnshire Commons Lincolnshire, IL	2005/2016	133,024	--	NSUH	September 2016 / 15.0 Years	34,848	$24.00(2)	NNN
Prairie Glen Medical Office Center Glenview, IL	2002/NAP	74,200	8.1 Miles	Pathways Pediatric Therapy Clinic	November 2017 / 5.0 Years	15,321	$26.00	NNN
555 Wilson Lane, Des Plaines, IL	1953/2016	85,000	10.1 Miles	Chicago Behavioral	July 2016 / 20.0 Years	85,000	$22.35	NNN
Corporate 520 Center Deerfield, IL	1986/NAP	186,857	4.8 Miles	Surgical Care Affiliates	June 2016 / 10.8 Years	28,410	$20.50	NNN
1630 Gateway Drive Sycamore, IL	2015/NAP	36,100	42.9 Miles	Hauser-Ross Eye Institute	May 2015 / 20.0 Years	36,100	$26.59	NNN

(1)	Information obtained from the appraisal and underwritten rent roll.
(2)	NSUH’s Annual U/W Base Rent of $26.89 PSF represents the tenant’s average rent over the term of the Lincolnshire Commons Mortgage Loan. As of July 12, 2017, NSUH’s current rental rate is $24.00 per square foot.

The Borrower. The borrower is Lincolnshire Propco, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lincolnshire Commons Mortgage Loan. Andrew S. Hochberg and Marc J. Blum are the guarantors of certain nonrecourse carveouts under the Lincolnshire Commons Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Andrew S. Hochberg and Marc J. Blum. Mr. Hochberg is the founder and Chief Executive Officer of Next Realty, LLC (“Next”), and Mr. Blum is the president and Chief Operating Officer of Next. Headquartered in Skokie, Illinois, approximately 16.9 miles from the Lincolnshire Commons Property, Next is a privately held, commercial real estate investment firm focused on retail and parking investment opportunities. Next has made over 60 investments nationwide, representing approximately $500.0 million in total asset value and has a current portfolio consisting of approximately 1.0 million square feet of retail space and more than 1,800 parking spaces nationwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LINCOLNSHIRE COMMONS

Escrows. The loan documents provide for upfront reserves in the amount of $152,381 for real estate taxes, $330,677 for rent concession reserves related to DSW Shoe Warehouse and $1,412,951 for outstanding TI/LC obligations, of which $1,276,477 is related to NSUH and $136,474 is related to Marigold Madison Indian Cuisine. The loan documents provide for ongoing monthly escrows of $41,025 for real estate taxes, $2,332 for replacement reserves (subject to a $100,000 cap) and $13,857 for general TI/LCs (subject to a $500,000 cap).

The Lincolnshire Commons Mortgage Loan does not require ongoing monthly escrows for insurance premiums so long as (i) no event of default; (ii) insurance requirements are being satisfied by a blanket policy acceptable to the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. Additional ongoing real estate tax escrows related to the NSUH space are not required so long as (i) no event of default has occurred and is continuing; (ii) the NSUH space is a separate tax parcel; (iii) NSUH is obligated to pay and is paying real estate taxes directly; (iv) the NSUH lease is in full force and effect with no defaults thereunder; (v) NSUH is not rated below investment grade by either S&P, Moody’s, Fitch, DBRS, Kroll and Morningstar; and (vi) the borrower provides the lender with timely proof of payments of such NSUH real estate taxes prior to delinquency. Additional ongoing replacement reserve escrows beyond the $100,000 cap are not required as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the borrower is properly maintaining the Lincolnshire Commons Property.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Cash Trap Event Period (as defined below), the Lincolnshire Commons Mortgage Loan documents requires that the borrower establish a lockbox account and the borrowers or property manager is required to deposit all rents into such lockbox account and such funds will be swept to the cash management account. During a Cash Trap Event Period, all excess cash flow after payment of all sums due and payable under the Lincolnshire Commons Mortgage Loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.10x at the end of any calendar quarter; (iii) the date upon which NSUH files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding (unless, within 15 business days of receipt of notice of the occurrence of any of the aforementioned events described in this subsection (iii), the borrower making the NSUH Trigger Avoidance Deposit (as defined below), in which case, no Cash Trap Event Period shall be deemed to have occurred in connection with such event). A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for a calendar quarter; or with respect to clause (iii), upon (A) the occurrence of a NSUH Re-Tenanting Event (as defined below) or (B) the bankruptcy or insolvency proceeding having terminated and NSUH having emerged therefrom in good standing and the NSUH lease having been affirmed on the same terms as the terms of such NSUH lease prior to the occurrence of such bankruptcy or insolvency proceeding.

An “NSUH Trigger Avoidance Deposit” shall mean that the borrower has deposited with the lender an amount equal to 12 months of projected excess cash flow (as determined by the lender in its sole discretion) in the form of cash or an acceptable letter of credit.

An “NSUH Re-Tenanting Event” shall mean that the lender has received satisfactory evidence that the NSUH space (either in its entirety or, if the debt service coverage ratio is then equal to or greater than 1.25x, in part) has been leased to one or more satisfactory replacement tenants that have taken occupancy of the applicable space, are conducting normal business operations in such space and are then paying full, unabated rent pursuant to the terms of a lease reasonably satisfactory to the lender under which all tenant improvement costs and leasing commissions have been paid or are adequately reserved for by the lender, such evidence to include, without limitation, a satisfactory estoppel from each such replacement tenant(s) affirming the foregoing.

Property Management. The Lincolnshire Commons Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Lincolnshire Commons Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and KBRA that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism insurance. The Lincolnshire Commons Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lincolnshire Commons Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

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Portland
WA
MT
ND
MN
ME
VT
NH
MA
NY
Boston
Norwich
New York
Boise
ID
OR
SD
WI
MI
Minneapolis
Mankato
Milwaukee
Grand Rapids
Detroit
Chico
Salt Lake City
WY
Cheyenne
Omaha
IA
NE
Chicago
Cleveland
PA
NJ
DE
Philadelphia
Baltimore
MD
San Francisco
Sacramento
NV
Milpitas
Campbell
CA
UT
Denver
UNITED STATES
Peoria
Indianapolis
IN
OH
Pittsburgh
Columbus
Washington, DC
Kansas City
CO
Bloomington
WV
Williamsburg
Las Vegas
KS
MO
St. Louis
Louisville
KY
VA
Norfolk
AZ
Los Angeles
Oklahoma City
Shawnee
Nashville
TN
Charlotte
NC
Morehead City
Albuquerque
Memphis
San Diego
Peoria
Phoenix
NM
OK
AR
Wichita Falls
Paris
Texarkana
Atlanta
SC
Atlantic Ocean
Charleston
Tucson
Sweetwater
Dallas
MS
AL
GA
Pacific Ocean
El Paso
TX
Waco
Tyler
Lufkin
LA
Jacksonville
Austin
MEXICO
Buda
New Orleans
San Antonio
Houston
Tampa
Orlando
FL
Gulf of Mexico
Miami
CUBA
Caribbean Sea

Starwood Capital Group Hotel Portfolio

No.	Hotel	Location
1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St. Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites South Bend	South Bend, IN
24	Hampton Inn Suites Kokomo	Kokomo, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Fairfield Inn Laurel	Laurel, MD
40	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
41	Courtyard Akron Stow	Stow, OH
42	Towneplace Suites Bloomington	Bloomington, IN
43	Larkspur Landing Roseville	Roseville, CA
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Starwood Capital Group Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment				Property Type:	Hospitality
(Fitch/KBRA/Moody’s):	NR/NR/NR			Specific Property Type:	Various – See Table
Original Principal Balance(1):	$40,000,000			Location:	Various – See Table
Cut-off Date Balance(1):	$40,000,000			Size:	6,366 Rooms
% of Initial Pool Balance:	3.5%			Cut-off Date Balance Per Room(1):	$90,680
Loan Purpose:	Refinance			Year Built/Renovated:	Various – See Table
Borrowers(2):	Various			Title Vesting:	Fee / Leasehold
Borrower Sponsor:	Starwood Capital Group, L.P.			Property Manager(4):	Various
Mortgage Rate:	4.4860%			4th Most Recent Occupancy (As of):	72.8% (12/31/2013)
Note Date:	May 24, 2017			3rd Most Recent Occupancy (As of):	73.7% (12/31/2014)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	74.8% (12/31/2015)
Maturity Date:	June 1, 2027			Most Recent Occupancy (As of):	74.7% (12/31/2016)
IO Period:	120 months			Current Occupancy (As of):	74.6% (3/31/2017)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP			4th Most Recent NOI (As of):	$76,532,121 (12/31/2014)
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$82,590,153 (12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$83,225,892 (12/31/2016)
Call Protection:	L(12),GRTR 1% or YM(105),O(3)			Most Recent NOI (As of):	$81,268,623 (TTM 3/31/2017)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$213,600,210
Additional Debt Type(1):	Pari Passu; Future Mezzanine			U/W Expenses:	$133,537,987
				U/W NOI:	$80,062,224
Escrows and Reserves(3):				U/W NCF:	$71,329,392
				U/W NOI DSCR(1):	3.05x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.72x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	13.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
FF&E	$0	4.0% of Rev.	NAP	As-Is Appraised Value(5):	$956,000,000
Larkspur Landing Capital Work:	$6,385,000	NAP	NAP	As-Is Appraisal Valuation Date(5):	April 23, 2017
Capital Work:	$5,883,991	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	60.4%
Ground Rent:	$0	Springing	NAP	LTV Ratio at Maturity(1)(5):	60.4%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the SCG Hotel Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	See “Escrows” section.

(4)	See “Property Management” section.

(5)	See “Appraisals” section. The As-Is Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio (as defined below) as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties (as defined below). The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 65.3%.

The Mortgage Loan. The mortgage loan (the “SCG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “SCG Hotel Portfolio Whole Loan”) that is evidenced by 21 pari passu promissory notes secured by first mortgages encumbering the fee and leasehold interests in a hospitality portfolio which is comprised of 65 properties and 6,366 rooms located across 21 states throughout the continental United States (the “SCG Hotel Portfolio” or “SCG Hotel Portfolio Properties”). The SCG Hotel Portfolio Whole Loan was originated on May 24, 2017 by Barclays Bank PLC, Bank of America, N.A., Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association. The SCG Hotel Portfolio Whole Loan had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.4860% per annum. The SCG Hotel Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the term of the SCG Hotel Portfolio Whole Loan. The SCG Hotel Portfolio Whole Loan matures on June 1, 2027.

Note A-6-1, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents a non-controlling interest in the SCG Hotel Portfolio Whole Loan. The controlling Note A-1 and the non-controlling Note A-7, which had an aggregate original principal balance of $80,000,000, were contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-2-1 and Note A-16-1, which had an aggregate original principal balance of $60,000,000, were contributed to the JPMCC 2017-JP7 Trust. The non-controlling Note A-3, which had an original principal balance of $72,500,000, was contributed to the BANK 2017-BNK5 Trust. The non-controlling Note A-4, which had an original principal balance of $59,317,500, was contributed to the BANK 2017-BNK6 Trust. The non-controlling Note A-5, which had an original principal balance of $50,000,000, was contributed to the WFCM 2017-C38 Trust. The non-controlling Note

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

A-8 and Note A-10, which had an aggregate original principal balance of $40,000,000, are expected to be contributed to the CD 2017-CD5 Trust. The non-controlling Note A-11, Note A-12 and Note A-13-2, which had an aggregate original principal balance of $37,500,000, are expected to be contributed to the UBS 2017-C2 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $137,952,500, are expected to be contributed to future securitization trusts (referred to herein collectively as the “SCG Hotel Portfolio Companion Loans”). The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1; A-7	$80,000,000	DBJPM 2017-C6	Yes(2)
A-2-1; A-16-1	$60,000,000	JPMCC 2017-JP7	No
A-2-2; A-9; A-14	$46,817,500	JPMorgan Chase Bank, National Association	No
A-3	$72,500,000	BANK 2017-BNK5	No
A-4	$59,317,500	BANK 2017-BNK6	No
A-5	$50,000,000	WFCM 2017-C38	No
A-6-1	$40,000,000	WFCM 2017-C39	No
A-6-2; A-17	$41,817,500	Barclays Bank PLC	No
A-8; A-10	$40,000,000	CD 2017-CD5 (expected)	No
A-11; A-12; A-13-2	$37,500,000	UBS 2017-C2 (expected)	No
A-13-1	$14,317,500	Deutsche Bank AG, New York Branch	No
A-15; A-16-2	$35,000,000	Starwood Mortgage Funding II LLC(3)	No
Total	$577,270,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Only the Note A-1, which had an original principal balance of $40,000,000, represents the controlling interest in the SCG Hotel Portfolio Whole Loan.

(3)	An affiliate of the borrower sponsor.

Following the lockout period, the borrower has the right to prepay the SCG Hotel Portfolio Whole Loan in whole or in part (see “Partial Release” section), on any date before April 1, 2027, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the SCG Hotel Portfolio Whole Loan is prepayable without penalty on or after April 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$577,270,000	100.0%	Loan payoff	$425,033,863	73.6%
			Reserves	12,268,991	2.1
			Closing costs	8,975,399	1.6
			Return of equity	130,991,748	22.7
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee simple and leasehold interests in the SCG Hotel Portfolio, which is comprised of 65 hospitality properties located across 21 states, totaling 6,366 rooms. The SCG Hotel Portfolio Properties offer a range of amenities, spanning the limited service, full service and extended stay hospitality sectors. The hotels range in size from 56 to 147 rooms with an average of 98 rooms. The SCG Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. None of the SCG Hotel Portfolio Properties account for more than 2.3% of total rooms or 5.8% of underwritten net cash flow on an individual basis. Further, the ten largest SCG Hotel Portfolio Properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 SCG Hotel Portfolio Properties are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels) (each as defined below). The SCG Hotel Portfolio Properties range in age from seven to 42 years old with an average age of approximately 16 years, while 59.0% of the SCG Hotel Portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Hotel Portfolio Properties and maintain competitiveness within each property’s market. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. On the origination date, the borrowers deposited approximately $5.9 million into escrow for capital expenditures related to brand mandated property improvement plans. Additionally, on the origination date, the borrowers deposited approximately $6.4 million ($5,000 per Larkspur Landing branded room) into escrow for any future capital work or FF&E associated with the 11 Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the SCG Hotel Portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a granular level, the majority of the SCG Hotel Portfolio Properties have outperformed their respective competitive sets on an individual basis, with 80.1% of the SCG Hotel Portfolio Properties based on room count achieving a RevPAR penetration in excess of 100.0% for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

trailing 12-month period ending March 31, 2017. Further, dividing the SCG Hotel Portfolio Properties by property sub-type, the SCG Hotel Portfolio has outperformed across the limited service, extended stay and full service hospitality sectors.

The following table presents certain summary information relating to the SCG Hotel Portfolio Properties:

Portfolio Summary

Property	City / State	Rooms	Year Built/ Renovated	Allocated Loan Amount	% of Total ALA	Appraised Value(1)	UW NCF	% of Total UW NCF	TTM Occ.	TTM RevPAR Penet.(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	$28,706,103	5.0%	$43,900,000	$3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	$25,240,446	4.4%	$38,600,000	$3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	$20,793,943	3.6%	$31,800,000	$2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	$20,336,214	3.5%	$31,100,000	$2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	$18,112,963	3.1%	$27,700,000	$2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	$13,535,680	2.3%	$20,700,000	$1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	$13,208,731	2.3%	$20,200,000	$1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	$13,208,731	2.3%	$20,200,000	$1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	$13,077,951	2.3%	$20,000,000	$1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	$12,554,833	2.2%	$19,200,000	$1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	$12,424,054	2.2%	$19,000,000	$1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	$11,900,936	2.1%	$18,200,000	$1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	$10,985,479	1.9%	$16,800,000	$1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	$10,789,310	1.9%	$16,500,000	$1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	$10,593,141	1.8%	$16,200,000	$1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	$10,593,141	1.8%	$16,200,000	$1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St. Paul Oakdale	Oakdale, MN	116	2005 / 2013	$10,462,361	1.8%	$16,000,000	$1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	$10,331,582	1.8%	$15,800,000	$1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	$10,266,192	1.8%	$15,700,000	$1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	$10,200,802	1.8%	$15,600,000	$1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	$10,004,633	1.7%	$15,300,000	$1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	$9,677,684	1.7%	$14,800,000	$1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	$9,677,684	1.7%	$14,800,000	$1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	$9,219,956	1.6%	$14,100,000	$1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	$8,958,397	1.6%	$13,700,000	$1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	$8,696,838	1.5%	$13,300,000	$1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin	Lufkin, TX	101	2009 / 2017	$8,304,499	1.4%	$12,700,000	$738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	$8,239,109	1.4%	$12,600,000	$1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	$8,239,109	1.4%	$12,600,000	$876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	$8,173,720	1.4%	$12,500,000	$1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	$7,977,550	1.4%	$12,200,000	$912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	$7,454,432	1.3%	$11,400,000	$951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	$7,258,263	1.3%	$11,100,000	$858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	$6,865,924	1.2%	$10,500,000	$667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	$6,800,535	1.2%	$10,400,000	$798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	$6,800,535	1.2%	$10,400,000	$944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	$6,604,365	1.1%	$10,100,000	$739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn & Suites	Cheyenne, WY	60	1994 / 2013	$6,146,637	1.1%	$9,400,000	$753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	$6,146,637	1.1%	$9,400,000	$657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	$6,015,858	1.0%	$9,200,000	$886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	$5,688,909	1.0%	$8,700,000	$786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	$5,688,909	1.0%	$8,700,000	$850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	$5,623,519	1.0%	$8,600,000	$728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	$5,558,129	1.0%	$8,500,000	$752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	$5,492,740	1.0%	$8,400,000	$650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	$5,492,740	1.0%	$8,400,000	$470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	$5,427,350	0.9%	$8,300,000	$853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	$5,427,350	0.9%	$8,300,000	$618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	$5,296,570	0.9%	$8,100,000	$603,823	0.8%	68.6%	154.1%
HI Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	$5,165,791	0.9%	$7,900,000	$687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	$4,904,232	0.8%	$7,500,000	$605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites	Houston, TX	96	1998 / 2016	$4,746,774	0.8%	$9,800,000	$379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	$4,708,062	0.8%	$7,200,000	$599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	$4,511,893	0.8%	$6,900,000	$689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	$4,119,555	0.7%	$6,300,000	$400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	$3,465,657	0.6%	$5,300,000	$541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	$3,269,488	0.6%	$5,000,000	$311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	$2,649,352	0.5%	$4,600,000	$211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	$2,354,031	0.4%	$3,600,000	$251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	$2,252,646	0.4%	$3,600,000	$180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	$2,086,036	0.4%	$4,100,000	$166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	$1,869,354	0.3%	$3,600,000	$149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	$1,445,301	0.3%	$2,600,000	$115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport	Humble, TX	62	2001 / 2017	$1,372,592	0.2%	$3,200,000	$109,807	0.2%	54.1%	86.8%
Total/Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6	123.3%

(1)	Appraised Value reflects the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties, as of April 23, 2017. The aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000, as of April 23, 2017. The appraisal also concluded an “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor.

(4)	The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents a summary of the SCG Hotel Portfolio Properties by property subtype:

Portfolio Sub-Types

Property Sub-Type	Properties	Rooms	% Total Rooms	UW NCF	% Total UW NCF	Appraised Value(1)	Appraised Value Per Room(1)	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total/Weighted	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

The following table presents a summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties:

Portfolio Historical and Budgeted Capital Expenditures(1)

	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

(1)	Information obtained from the borrowers.

The following table presents a summary of the franchise agreement expiration dates of the SCG Hotel Portfolio Properties:

Franchise Expiration Schedule(1)

Year Ending December 31,	No. of Franchise Agreements Expiring	Rooms	% of Total Rooms	Cumulative Rooms Expiring	Cumulative % of Total Rooms Expiring	UW NCF	% of Total UW NCF
2017	0	0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	427	8.4%	$2,892,322	6.2%
2020	0	0	0.0%	427	8.4%	$0	0.0%
2021	1	62	1.2%	489	9.6%	$603,823	1.3%
2022	21	2,025	39.8%	2,514	49.4%	$18,055,211	38.8%
2023	0	0	0.0%	2,514	49.4%	$0	0.0%
2024	0	0	0.0%	2,514	49.4%	$0	0.0%
2025	4	378	7.4%	2,892	56.8%	$4,634,247	10.0%
2026	1	128	2.5%	3,020	59.3%	$1,396,943	3.0%
2027	2	140	2.8%	3,160	62.1%	$1,022,042	2.2%
Thereafter	21	1,929	37.9%	5,089	100.0%	$16,729,941	36.0%
Total	54	5,089	100.0%			$46,492,556	100.0%

(1)	The above Franchise Expiration Schedule is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group, L.P. On the origination date, the borrowers deposited approximately $6.4 million into escrow for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio Properties benefit from strong brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with Marriott or Hilton affiliated flags, providing the SCG Hotel Portfolio with institutional quality brand affiliations across the majority of the SCG Hotel Portfolio Properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with the Larkspur Landing brand, all of which are located in California, Washington and Oregon. Larkspur Landing is an upscale select service and extended stay brand, which has developed guest loyalty since the brand’s inception in 1997. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group, L.P. (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual Larkspur Landing property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice by either the licensor or the licensee. Pursuant to the terms of the SCG Hotel Portfolio Whole Loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the SCG Hotel Portfolio Whole Loan unless the related borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined therein).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” below. Additionally, there is a recourse carve-out for losses incurred or suffered by the lender arising out of or in connection with any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents without the prior written consent of the lender.

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided in the table below:

Portfolio Flags

Brand	Properties	Rooms	% of Total Rooms	Allocated Loan Amount	Allocated Loan Amount Per Room	Appraised Value(1)	Cut-off Date LTV(1)	UW NCF	% of Total UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood Suites	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total/Weighted Average	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV of 65.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the SCG Hotel Portfolio:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	96.5%	$32,367
F&B Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	2.6	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	1.0	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	100.0%	$33,553

Total Departmental Expenses	49,228,191	49,537,243	51,301,086	51,520,462	52,386,303	24.5	8,229
Gross Operating Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	75.5%	$25,324

Total Undistributed Expenses	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	29.1	9,781
Profit Before Fixed Charges	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	46.3%	$15,544

Total Fixed Charges	16,980,221	17,649,712	17,832,901	17,734,359	18,887,712	8.8	2,967

Net Operating Income	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	37.5%	$12,577
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	4.1	1,372
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	33.4%	$11,205

NOI DSCR(2)	2.91x	3.15x	3.17x	3.10x	3.05x
NCF DSCR(2)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI DY(2)	13.3%	14.3%	14.4%	14.1%	13.9%
NCF DY(2)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

(2)	All statistical financial information related to debt service coverage ratios and debt yields is based on the SCG Hotel Portfolio Whole Loan.

Appraisals. As of the appraisal valuation date of April 23, 2017, the SCG Hotel Portfolio Properties had an aggregate “As-is” appraised value of $884,700,000. The appraisal concluded “As-Renovated” values for nine of the SCG Hotel Portfolio Properties which assumes that all amounts required for outstanding capital improvements at such properties is deposited into escrow on the origination date of the SCG Hotel Portfolio Whole Loan. On the origination date, the related borrowers deposited $5,883,991 into escrow for, among other things, the outstanding capital improvements to the aforementioned nine SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000. Additionally, the appraisal concluded an “As Portfolio” value of $956,000,000 which reflects an 8.1% premium attributable to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

Environmental Matters. According to Phase I environmental assessments with dates ranging from March 29, 2017 to April 28, 2017 (each an “ESA”), there was no evidence of any recognized environmental conditions at the SCG Hotel Portfolio Properties with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The related borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1,000,000 with a $25,000 deductible and an expiration date of May 24, 2030. The policy includes the lender as a named insured and was paid in full on the origination date. The SCG Hotel Portfolio Whole Loan documents require that any future environmental insurance policy include the same coverages, terms, conditions and endorsements as the lender environmental policy approved on the origination date (and may not be amended in without the prior written consent of the lender).

Market Overview and Competition. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located across 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the SCG Hotel Portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents the geographic concentration of the SCG Hotel Portfolio Properties:

Portfolio Geographic Concentration

State	Properties	Rooms	% of Total Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of Total UW NCF
California	10	1,068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$105.64	$74.18	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$107.72	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.62	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$130.98	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.84	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$105.14	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.04	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$119.08	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$122.88	$88.92	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$95.08	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total/Weighted Average	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017 and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports, and is weighted based on total rooms. The minor variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the SCG Hotel Portfolio’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Year	Competitive Set			SCG Hotel Portfolio			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	66.0%	$103.25	$67.56	73.7%	$112.28	$82.80	111.7%	108.7%	122.6%
12/31/2015	66.6%	$108.28	$71.42	74.8%	$116.76	$87.29	112.2%	107.8%	122.2%
12/31/2016	65.9%	$110.28	$71.95	74.7%	$119.48	$89.23	113.4%	108.3%	124.0%
3/31/2017 TTM	65.9%	$110.31	$72.05	74.6%	$119.07	$88.81	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

The Borrowers. The borrowers consist of 92 single purpose Delaware limited liability companies and 36 single purpose Delaware limited partnerships, each structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SCG Hotel Portfolio Whole Loan. SCG Hotel Investors Holdings, L.P. is the guarantor of certain nonrecourse carveouts under the SCG Hotel Portfolio Whole Loan. The liability of the guarantor under the non-recourse carveout provisions for breaches or violations related to bankruptcy or insolvency actions under the SCG Hotel Portfolio Whole Loan documents is capped at 20.0% of the outstanding principal balance of the SCG Hotel Portfolio Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the SCG Hotel Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor of the SCG Hotel Portfolio Whole Loan is Starwood Capital Group, L.P. (“SCG”). SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across major real estate asset classes. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies across offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Escrows. The SCG Hotel Portfolio Whole Loan documents provide for upfront escrows in the amount of $6,385,000 into a Larkspur Landing capital work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing properties and $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the SCG Hotel Portfolio Whole Loan documents.

The SCG Hotel Portfolio Whole Loan documents also provide for monthly escrows whereby upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that the lender reasonably estimates will be payable under the ground lease encumbering the Hilton Garden Inn Edison Raritan Center property.

Additionally, the SCG Hotel Portfolio Whole Loan documents provide that, on a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits into an FF&E reserve equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the SCG Hotel Portfolio Whole Loan, the borrowers are required to deposit into a future capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less (y) any amounts then on deposit in the FF&E reserve (provided that a capital work guaranty or a letter of credit may be provided by the guarantor in lieu of such deposit).

Lockbox and Cash Management. The SCG Hotel Portfolio Whole Loan requires a soft lockbox and springing cash management. At origination the borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable lender-controlled cash management account and then to the applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 2.00x as of the last day of any calendar quarter. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the SCG Hotel Portfolio Whole Loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents, (iv) the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 1.75x as of the last day of any calendar quarter or (v) any borrower being subject to an involuntary bankruptcy or insolvency action. A Trigger Period will cease to exist upon (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such debt service coverage ratio threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Property Management. The SCG Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents certain information relating to the management companies of the SCG Hotel Portfolio Properties:

Portfolio Management Companies

Management Company	Properties	Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Appraised Value Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4%	$12,107,023	17.0%	$137,400,000	$140,061
TMI	9	666	10.5%	$6,259,518	8.8%	$87,600,000	$131,532
Schulte	6	692	10.9%	$5,458,243	7.7%	$69,700,000	$100,723
Pillar	2	168	2.6%	$2,647,365	3.7%	$28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173

(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties as a whole. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

Assumption. The borrower has a right to transfer the SCG Hotel Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the SCG Hotel Portfolio Companion Loans with respect to the ratings of such securities.

Partial Release. After June 1, 2018, the borrowers may obtain the release of one or more individual SCG Hotel Portfolio Properties from the lien of the SCG Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided that the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with the lender in an amount reasonably determined by the lender to meet such test.

The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the Holiday Inn Express & Suites Terrell property upon the occurrence of certain events set forth in the recorded declaration, including, among other things, (i) the Holiday Inn Express & Suites Terrell property is abandoned or permanently closes or (ii) the use of the Holiday Inn Express & Suites Terrell property does not constitute a “permitted use” pursuant to the recorded declaration, for a continuous period of 60 days. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the Holiday Inn Express & Suites Terrell property in compliance with the release provisions described above (except that the applicable borrower may release the Holiday Inn Express & Suites Terrell property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan documents require that any release of the Holiday Inn Express & Suites Terrell property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing under the SCG Hotel Portfolio Whole Loan, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender and (vi) delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent increases every five years during the term of the ground lease. The SCG Portfolio Whole Loan provides for monthly escrows of ground rent equal to 1/12 of the ground rent that the lender reasonably estimates will be payable on such ground lease upon the occurrence and during the continuance of a Trigger Period. Please see the representation and warranty regarding ground leases and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

Terrorism Insurance. The SCG Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SCG Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The SCG Hotel Portfolio Whole Loan documents require windstorm insurance covering the full replacement cost of the SCG Hotel Portfolio Properties during the loan term. At origination, the SCG Hotel Portfolio Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Hilltop Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$39,600,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$39,600,000			Location:	Bowie, MD
% of Initial Pool Balance:	3.5%			Size(6):	181,529 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$218.15
Borrower:	Hilltop Borrower, LLC			Year Built/Renovated:	1970/2011
Borrower Sponsor:	Gary D. Rappaport			Title Vesting:	Fee
Mortgage Rate:	4.295%			Property Manager:	Self-Managed
Note Date:	July 5, 2017			4th Most Recent Occupancy (As of):	97.1% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.2% (12/31/2014)
Maturity Date:	July 6, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	97.4% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(7):	94.8% (6/19/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,303,042 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$3,530,359 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,560,415 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of)(8):	$3,702,388 (TTM 5/31/2017)
Additional Debt Type:	NAP

				U/W Revenues:	$4,522,110
				U/W Expenses:	$1,132,553
Escrows and Reserves:				U/W NOI(8):	$3,389,556
				U/W NCF:	$3,263,908
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.44x
Taxes	$0	$51,665	NAP	U/W NCF DSCR:	1.39x
Insurance(1)	$0	Springing	NAP	U/W NOI Debt Yield:	8.6%
Replacement Reserves(2)	$537,000	Springing	$100,000	U/W NCF Debt Yield:	8.2%
TI/LC Reserve(3)	$1,173,154	Springing	$550,887	As-Is Appraised Value:	$52,800,000
Free Rent Reserve(4)	$10,718	$0	NAP	As-Is Appraisal Valuation Date:	May 1, 2017
Dunkin Donuts Reserve(5)	$650,000	$0	NAP	Cut-off Date LTV Ratio:	75.0%
				LTV Ratio at Maturity:	65.3%

(1)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Hilltop Plaza Property (as defined below) is insured via an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)	Ongoing monthly replacement reserves are not required so long as no event of default has occurred and is continuing and to the extent that the balance of the replacement reserves is at least $100,000. However, if the balance of the replacement reserve is less than $100,000, then the borrower is required to make monthly payments of $2,295.

(3)	Ongoing monthly TI/LC reserves are not required so long as no event of default has occurred and is continuing and to the extent that the balance of the TI/LC reserves is at least $550,887. However, if the balance of the TI/LC reserve is less than $550,887, then the borrower is required to make monthly payments of $15,302. In conjunction with the acquisition, the seller of the Hilltop Plaza Property deposited $300,000 into escrow with the title company, for tenant improvements and leasing commission costs associated with the suite currently occupied by Jump! Zone, which is currently delinquent on rental payments.

(4)	The Initial Free Rent Reserve represents three months of contractual free rent for the CoreLife tenant, pursuant to its lease.

(5)	The Upfront Dunkin Donuts Reserve will be used in connection with the construction of the Dunkin Donuts/Basking Robbins building located on the Hilltop Plaza Property. Any deposits remaining in the Dunkin Donuts Reserve will be disbursed to the borrower (less any amounts owed to the prior owner of the Hilltop Plaza Property) provided the Dunkin Donuts tenant has moved into its space and has commenced paying rent.

(6)	The Total Size of 181,529 SF excludes the Dunkin Donuts/Basking Robbins space of 2,100 SF. As of the origination date, Dunkin Donuts/Baskin Robbins executed a 10-year lease at the Hilltop Plaza Property for 2,100 SF, and is awaiting approval from Prince George’s County in order to commence construction. On the origination date, $650,000 was held back by the lender in connection with the construction of the Dunkin Donuts/Baskin Robbins building.

(7)	Current Occupancy excludes the space occupied by Jump! Zone (5,817 SF). Jump! Zone is currently in occupancy at the Hilltop Plaza Property, but is delinquent on rent payments and has thus been underwritten as vacant. Jazzercise and CoreLife were underwritten as occupied, but will not begin paying rent until August 2017 and November 2017, respectively. All free rent amounts for CoreLife were deposited into escrow on the origination date.

(8)	See “Cash Flow Analysis” section.

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 181,529 square foot anchored retail center located in Bowie, Maryland (the “Hilltop Plaza Property”), approximately 18.0 miles northeast of Washington D.C.’s central business district. The Hilltop Plaza Property was built in 1970, renovated in 2011 and is situated on a 16.7-acre site. Major tenants at the Hilltop Plaza Property include Aldi, Walgreens, Planet Fitness, Dollar Tree and Advance Auto Parts. The Hilltop Plaza Property contains 785 surface parking spaces, resulting in a parking ratio of 4.3 spaces per 1,000 square feet of rentable area. As of June 19, 2017, the Hilltop Plaza Property was 94.8% occupied by 37 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILLTOP PLAZA

The Hilltop Plaza Property is located within Prince George’s County, east of Washington D.C. and south of Baltimore. According to the appraisal, the 2016 population within a three- and five-mile radius of the Hilltop Plaza Property was 47,684 and 113,646, respectively; and the average household income within the same radii was $126,202 and $132,716, respectively. The Hilltop Plaza Property benefits from its proximity to several transportation arteries, including U.S. Highway 50, Interstate-95/495 (the Capital Beltway), and Route 301. Additionally, the average daily traffic count along the Hilltop Plaza Property is approximately 47,000 vehicles. According to a third party market research report, the Hilltop Plaza Property is located within the Bowie submarket of the Washington, D.C. retail market. As of the first quarter of 2017, the submarket reported a total inventory of approximately 6.2 million square feet with a 5.5% vacancy rate and an average asking rent of $33.59 per square foot. The appraiser concluded to market rents for the Hilltop Plaza Property of $14.00 per square foot for the big box space, $15.00 per square foot for large inline space, $35.00 per square foot for the highly visible retail space, $19.00 per square foot for the less visible retail space, $65.00 per square foot for the bank pad space and $29.00 per square foot for the drug store space, all on a triple net basis.

Sources and Uses

Sources			Uses
Original loan amount	$39,600,000	74.6%	Purchase price(1)	$48,938,105	92.1%
Borrower sponsor’s new cash	13,515,199	25.4	Reserves	2,370,872	4.5
contribution			Closing Costs	1,806,222	3.4

Total Sources	$53,115,199	100.0%	Total Uses	$53,115,199	100.0%

(1)	The Purchase price is net of purchaser and seller credits.

The following table presents certain information relating to the tenancy at the Hilltop Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Walgreens(4)	BBB/Baa2/BBB	11,440	6.3%	$30.75	$351,774	9.1%	NAV	NAV	4/30/2031(5)
Bank of America(4)	A/Baa1/BBB+	6,277	3.5%	$50.76	$318,626	8.3%	NAV	NAV	7/31/2028(6)
SunTrust Bank(4)	A-/Baa1/BBB+	4,734	2.6%	$58.09	$275,000	7.1%	NAV	NAV	8/31/2020(7)
Planet Fitness	NR/NR/NR	19,895	11.0%	$13.80	$274,551	7.1%	NAV	NAV	12/31/2018(8)
Outback Steakhouse	NR/NR/NR	6,398	3.5%	$35.00	$223,930	5.8%	NAV	NAV	10/31/2018(9)
Aldi	NR/NR/NR	17,051	9.4%	$12.10	$206,317	5.4%	NAV	NAV	12/31/2019(10)
Total Major Tenants		65,795	36.2%	$25.08(11)	$1,650,199	42.8%

Non-Major Tenants		106,329	58.6%	$20.74	$2,205,610	57.2%

Occupied Collateral Total		172,124	94.8%	$22.40	$3,855,808	100.0%

Vacant Space(12)		9,405	5.2%

Collateral Total		181,529	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2018 totaling $149,513 and straight-lined rent for Walgreens and Bank of America.

(3)	Sales PSF and Occupancy Costs are not available as none of tenants at the Hilltop Plaza Property are required to report sales.

(4)	Walgreens, Bank of America and SunTrust Bank ground lease their pad sites from the borrower sponsor and own their own improvements.

(5)	Walgreens has five, five-year lease renewal options.

(6)	Bank of America has four, five-year lease renewal options.

(7)	SunTrust Bank has four, five-year lease renewal options.

(8)	Planet Fitness has two, five-year lease renewal options.

(9)	Outback Steakhouse, which is in occupancy and paying rent, has given notice to the borrower sponsor that they will be vacating their suite at the expiration of their lease in October 2018.

(10)	Aldi has four, five-year lease renewal options.

(11)	When excluding Walgreens, Bank of America and SunTrust Bank, who ground lease their pad sites from the borrower sponsor, the Total Major Tenants Annual U/W Base Rent PSF is $16.26.

(12)	Vacant Space includes the space occupied by Jump! Zone (5,817 SF). Jump! Zone is currently in occupancy at the Hilltop Plaza Property, but is delinquent on rent payments and has thus been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILLTOP PLAZA

The following table presents certain information relating to the lease rollover schedule at the Hilltop Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	4	28,451	15.7%	28,451	15.7%	$544,344	14.1%	$19.13
2019	8	41,373	22.8%	69,824	38.5%	$779,414	20.2%	$18.84
2020	6	29,823	16.4%	99,647	54.9%	$662,569	17.2%	$22.22
2021	3	5,593	3.1%	105,240	58.0%	$181,770	4.7%	$32.50
2022	6	14,228	7.8%	119,468	65.8%	$353,711	9.2%	$24.86
2023	1	2,799	1.5%	122,267	67.4%	$54,760	1.4%	$19.56
2024	1	2,684	1.5%	124,951	68.8%	$64,416	1.7%	$24.00
2025	1	7,812	4.3%	132,763	73.1%	$108,626	2.8%	$13.91
2026	3	12,331	6.8%	145,094	79.9%	$263,266	6.8%	$21.35
2027	1	2,684	1.5%	147,778	81.4%	$58,182	1.5%	$21.68
Thereafter	3	24,346	13.4%	172,124	94.8%	$784,751	20.4%	$32.23
Vacant(4)	0	9,405	5.2%	181,529	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	181,529	100.0%			$3,855,808	100.0%	$22.40

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Vacant Space includes the space occupied by Jump! Zone (5,817 SF). Jump! Zone is currently in occupancy at the Hilltop Plaza Property, but is delinquent on rent payments and has thus been underwritten as vacant.

The following table presents historical occupancy percentages at the Hilltop Plaza Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/19/2017(2)(3)
97.1%	95.2%	100.0%	97.4%	94.8%

(1)	Information obtained a third party market research report.

(2)	Information obtained from the underwritten rent roll.

(3)	Current Occupancy excludes the space occupied by Jump! Zone (5,817 SF). Jump! Zone is currently in occupancy at the Hilltop Plaza Property, but is delinquent on rent payments and has thus been underwritten as vacant. Jazzercise and CoreLife were underwritten as occupied, but will not begin paying rent until August 2017 and November 2017, respectively. All free rent amounts for CoreLife were deposited into escrow on the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILLTOP PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilltop Plaza Property:

Cash Flow Analysis

	2014	2015	2016	TTM 5/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$3,490,497	$3,633,565	$3,585,967	$3,599,390	$3,855,808(2)	85.3%	$21.24
Grossed Up Vacant Space	0	0	0	0	252,195	5.6	1.39
Total Reimbursables	780,384	953,783	1,083,194	1,119,742	999,445	22.1	5.51
Other Income	7,470	5,688	21,874	24,447	7,492(3)	0.2	0.04
Less Vacancy & Credit Loss	0	0	0	0	(592,831)(4)(5)	(13.1)	(3.27)
Effective Gross Income	$4,278,351	$4,593,036	$4,691,035	$4,743,579	$4,522,110	100.0%	$24.91

Total Operating Expenses	$975,309	$1,062,677	$1,130,620	$1,041,191	$1,132,553	25.0%	$6.24

Net Operating Income	$3,303,042	$3,530,359	$3,560,415	$3,702,388	$3,389,556	75.0%	$18.67
TI/LC	0	0	0	0	238,104	5.3	1.31
Capital Expenditures	0	0	0	0	27,544	0.6	0.15
Upfront TI/LC Reserve Credit	0	0	0	0	(140,000)(6)	(3.1)	(0.77)
Net Cash Flow	$3,303,042	$3,530,359	$3,560,415	$3,702,388	$3,263,908	72.2%	$17.98

NOI DSCR	1.41x	1.50x	1.51x	1.58x	1.44x
NCF DSCR	1.41x	1.50x	1.51x	1.58x	1.39x
NOI DY	8.3%	8.9%	9.0%	9.3%	8.6%
NCF DY	8.3%	8.9%	9.0%	9.3%	8.2%

(1)	Historical Base Rent is net of vacancy loss.

(2)	U/W Base Rent includes contractual rent steps through July 2018 totaling $149,513 and straight-lined rent for Walgreens and Bank of America.

(3)	Other Income includes percentage rent from Chesapeake Grille ($1,841), late fees and other miscellaneous income.

(4)	The underwritten economic vacancy is 13.1%. The Hilltop Plaza Property was 94.8% physically occupied as of June 19, 2017.

(5)	Outback Steakhouse (6,398 SF, 3.5% of net rentable area), which is in occupancy and paying rent, has given notice to the borrower sponsor that they will be vacating their suite at the expiration of their lease in October 2018.

(6)	Represents one-tenth of the upfront TI/LC reserve and the Jump! Zone escrow totaling $140,000.

The following table presents certain information relating to comparable properties to the Hilltop Plaza Property:

Comparable Properties(1)

	Hilltop Plaza (Subject)	Towne Centre at Laurel	Magothy Gateway	Village South at Waugh Chapel	Bowie Marketplace	Bowie Plaza
Location	Bowie, MD	Laurel, MD	Severna Park, MD	Crofton, MD	Bowie, MD	Bowie, MD

Distance from Subject	--	11.9 miles	13.8 miles	5.2 miles	0.5 miles	2.5 miles
Year Built/Renovated	1970/2011	2014/NAP	2016/NAP	2012/NAP	2016/NAP	1969/NAP
Anchors	Aldi, Planet Fitness	Harris Teeter, Regal Cinemas, Burlington Coat Factory, Sports Authority, Old Navy, Party City	Harris Teeter	--	Harris Teeter, Petco	Fitness 4 Less, CVS
Total GLA	181,529 SF	387,041 SF	115,102 SF	501,797 SF	133,575 SF	102,903 SF
Total Occupancy	94.8%	92.0%	91.0%	100.0%	92.0%	96.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – University Center Chicago

Loan Information				Property Information
Mortgage Loan Seller:		Well Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Property Type:	Multifamily
Original Principal Balance(1):		$35,000,000		Specific Property Type:	Student Housing
Cut-off Date Balance(1):		$35,000,000		Location:	Chicago, IL
% of Initial Pool Balance:		3.1%		Size:	1,732 Beds
Loan Purpose:		Acquisition		Cut-off Date Balance Per Bed(1):	$69,630
Borrower Name:		University Center Property LLC		Year Built/Renovated:	2004/NAP
Sponsors:		UCC Chicago Acquisition Partner LLC; Blue Vista Capital Management, LLC		Title Vesting:	Fee
Mortgage Rate:		3.920%		Property Manager:	Self-managed
Note Date:		July 20, 2017		4th Most Recent Occupancy(As of)(4):	94.4% (12/31/2013)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of)(4):	92.8% (12/31/2014)
Maturity Date:		August 11, 2027		2nd Most Recent Occupancy (As of) (4):	91.7% (12/31/2015)
IO Period:		120 months		Most Recent Occupancy (As of) (4):	88.7% (12/31/2016)
Loan Term (Original):		120 months		Current Occupancy (As of):	89.8% (7/17/2017)
Seasoning:		0 months
Amortization Term (Original):		NAP		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Balloon		4th Most Recent NOI (As of):	$15,800,231 (12/31/2014)
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of):	$14,762,415 (12/31/2015)
Call Protection:		L(24),D(89),O(7)		2nd Most Recent NOI (As of):	$14,452,181 (12/31/2016)
Lockbox Type:		Hard/Upfront Cash Management		Most Recent NOI (As of):	$14,263,985 (TTM 3/31/2017)
Additional Debt(1):		Yes
Additional Debt Type(1):		Pari Passu		U/W Revenues:	$23,284,431
				U/W Expenses:	$10,155,231
				U/W NOI:	$13,129,200
				U/W NCF:	$12,890,034
Escrows and Reserves:				U/W NOI DSCR(1) :	2.74x
				U/W NCF DSCR(1) :	2.69x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1) :	10.9%
Taxes	$0	$118,585	NAP	U/W NCF Debt Yield(1) :	10.7%
Insurance	$96,969	$16,162	NAP	As-Is Appraised Value:	$203,400,000
Replacement Reserves	$1,385,081	$14,700	NAP	As-Is Appraisal Valuation Date:	June 1, 2017
Tenant Specific TI/LC Reserves(2)	$485,951	$0	NAP	Cut-off Date LTV Ratio(1):	59.3%
Seasonality Reserve(3)	$0	$430,018	NAP	LTV Ratio at Maturity or ARD(1):	59.3%

(1)	The University Center Chicago Whole Loan (as defined below), which had an original principal balance of $120,600,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C39 Trust. The controlling Note A-1 had an original principal balance of $85,600,000 and will be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the University Center Chicago Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Includes existing tenant improvement and leasing commission obligations relating to Blaze Pizza ($185,951) and WiFi installation costs for Columbia College, DePaul University and Roosevelt University ($300,000).

(3)	Required monthly deposits for seasonality are adjustable based on the annual rent of the DePaul University, Columbia College, Roosevelt University and Robert Morris University master leases for the applicable academic year.

(4)	Historical occupancy is based on per bed occupancy for residential units only.

The University Center Chicago mortgage loan is part of a whole loan (the “University Center Chicago Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest of a student housing property located in downtown Chicago, Illinois (the “University Center Chicago Property”). See “Description of the Mortgage Pool—The Whole Loans—The University Center Chicago Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The University Center Chicago Property is located in the South Loop neighborhood of Chicago, along State Street just south of Congress Parkway, and is a class A student housing complex that contains 504 units and 1,732 beds (comprising 95.3% of the underwritten base rent) and 28,085 square feet of retail space that is 87.6% occupied (4.7% of underwritten base rent). Constructed in 2004, the University Center Chicago Property includes amenities such as a 30,000 square feet dining facility, 15,000 square feet of meeting space, on-site fitness center, game room, study room on every floor, laundry facilities, 24-hour security with key card access, student lounge with kitchen on every floor, meeting rooms, bicycle storage, computer center (providing access to printing and IT help) and a 20,000 square feet terrace garden on the 3rd floor. Over the past five years, the seller invested approximately $4.5 million ($2,598 per bed) into the University Center Chicago Property including residential unit renovations, corridor improvements and updates to the meeting rooms and lounges. The borrower sponsor plans to complete an approximately $6.7

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

University Center Chicago

million ($3,868 per bed) capital improvement plan over the next several years which will include updates to the residential units, lobby and leasing office renovations, LED retrofitting and IT upgrades. The University Center Chicago Property is located within three blocks of the Harold Washington Library, DePaul University, Robert Morris University, Roosevelt University, Columbia College, American Academy of Arts, Grant Park and three Chicago Transit Authority (“CTA”) train stations. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the University Center Chicago Property was 52,638, 311,966 and 743,479, respectively; and the 2016 estimated average household income within the same radii was $124,720, $108,624 and $95,730, respectively. The University Center Chicago Property is located in the Loop submarket of the Chicago apartment market, which as of first quarter 2017, contained a total inventory of 18,803 units and vacancy rate of approximately 7.3%.

The University Center Chicago Property is subject to five separate master leases (see “Master Lease Summary” below) with different universities, colleges and academies in the immediate area comprising a total of 1,538 beds. The campuses of all five master tenants are located within three blocks of the University Center Chicago Property. Master leases comprising approximately 83.2% of the master leased beds (or 73.9% of the total beds at the University Center Chicago Property) have lease expirations in 2027.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$85,600,000	Wells Fargo Bank, National Association	Yes
A-2	$35,000,000	WFCM 2017-C39	No
Total	$120,600,000

Sources and Uses

Sources			Uses
Original loan amount	$120,600,000	59.6%	Purchase price(1)	$198,608,753	98.1%
Sponsor’s new cash contribution	81,851,234	40.4	Reserves	1,968,001	1.0
			Closing costs	1,874,480	0.9
Total Sources	$202,451,234	100.0%	Total Uses	$202,451,234	100.0%

(1)	The total Purchase Price of the University Center Chicago Property was $201,000,000 subject to seller prorations totaling $2,391,247.

The following table presents certain information relating to the unit mix of the University Center Chicago Property:

Unit Mix Summary(1)

Unit Type	No. of Beds	No. of Units	% of Total Beds	Average Unit Size (SF)
Studio / 1 Bathroom	32	32	1.8%	500
1 Bedroom / 1 Bathroom	32	32	1.8%	365
2 Bedroom / 1 Bathroom	92	46	5.3%	365
4 Bedroom / 1 Bathroom	936	234	54.0%	730
2 Bedroom / 2 Bathroom	68	17	3.9%	1100
4 Bedroom / 2 Bathroom	572	143	33.0%	1300
Total/Weighted Average	1,732	504	100.0%	833

(1)	Information obtained from the appraisal and underwritten rent roll.

Master Lease Summary

Tenant Name	Contract Rent(2)	No. of Beds	Average Annual Rent per Bed	Average Monthly Rent per Bed	Lease Expiration
Columbia College	$6,695,556	636	$10,528	$877	5/14/2027(1)
DePaul University	$4,872,792	427	$11,412	$951	6/11/2027(1)
Roosevelt University	$2,531,016	217	$11,664	$972	5/12/2027(1)
American Academy of Arts	$64,152	8	$8,019	$668	4/22/2018
Robert Morris University	$2,302,120	250	$9,208	$767	7/13/2019
Total	$16,465,636	1,538	$10,706	$892

(1)	Tenant has one, 10-year renewal option.

(2)	Contract Rents for master leases are for Academic Year 2017/2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

University Center Chicago

The following table presents historical occupancy percentages at the University Center Chicago Property:

Historical Occupancy

12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)(2)	7/17/2017(3)
92.8%	91.7%	88.7%	89.8%

(1)	Information obtained from the borrower.

(2)	Occupancy is based on per bed occupancy for residential units only.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the University Center Chicago Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per Bed
Base Rent	$19,378,465	$18,416,594	$18,253,530	$18,140,770	$18,841,061(1)	80.9%	$10,878
Grossed Up Vacant Space	0	0	0	0	$2,242,666(2)	9.6	1,295
Total Reimbursement	294,736	287,601	277,796	237,426	292,698	1.3	169
Other Income(3)	4,245,340	4,492,586	4,398,444	4,439,554	4,150,671	17.8	2,396
Less Vacancy & Credit Loss	0	0	0	0	(2,242,666)(2)	(9.6)	(1,295)

Effective Gross Income	$23,918,541	$23,196,781	$22,929,770	$22,817,750	$23,284,431	100.0%	$13,444

Total Operating Expenses	$8,118,310	$8,434,366	$8,477,589	$8,553,765	$10,155,231	43.6%	$5,863

Net Operating Income	$15,800,231	$14,762,415	$14,452,181	$14,263,985	$13,129,200	56.4%	$7,580
Capital Expenditures	0	0	0		239,166	1.0	138
Net Cash Flow	$15,800,231	$14,762,415	$14,452,181	$14,263,985	$12,890,034	55.4%	$7,442

NOI DSCR(4)	3.30x	3.08x	3.02x	2.98x	2.74x
NCF DSCR(4)	3.30x	3.08x	3.02x	2.98x	2.69x
NOI DY(4)	13.1%	12.2%	12.0%	11.8%	10.9%
NCF DY(4)	13.1%	12.2%	12.0%	11.8%	10.7%

(1)	U/W Base Rent is comprised of $17,954,176 of residential income (95.3% of U/W Base Rent) and $886,886 of retail income (4.7% of U/W Base Rent).

(2)	The underwritten economic vacancy is 10.6%. The University Center Chicago Property was 89.8% physically occupied as of July 17, 2017.

(3)	Other income includes food services, conference income and other revenues.

(4)	The debt service coverage ratios and debt yields are based on the University Center Chicago Whole Loan.

The following table presents certain information relating to some comparable student housing multifamily properties for the University Center Chicago Property:

Competitive Set(1)

	University Center Chicago (Subject)	777 South State Student Apartments	Buckingham Student Apartments	Dwight Lofts Student Apartments	Tailor Lofts	Automatic Lofts Student Apartments	Infinite Student Apartments	ARC at Old Colony
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance to Subject	--	0.2 miles	0.2 miles	0.3 miles	1.4 miles	1.4 miles	0.3 miles	0.2 miles
Property Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Year Built/Renovated	2004/NAP	1985/NAP	1927/NAP	1911/2008	1920/NAP	1906/NAP	1912/2015	1911/2014
Number of Beds	1732	882	441	771	441	489	404	373
Average Rent (per bed)	$1,139	$1,616	$1,351	$1,025	$1,104	$1,049	$1,215	$1,271
Occupancy	89.8%	94.0%	81.0%	100.0%	98.0%	87.0%	82.0%	85.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Del Amo Fashion Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AA-/BBB-/Baa1			Property Type:	Retail
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$30,000,000			Location:	Torrance, CA
% of Initial Pool Balance:	2.6%			Size:	1,769,525 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$259.56
Borrower Names:	Del Amo Fashion Center Operating Company, L.L.C.			Year Built/Renovated:	1961/2017
Borrower Sponsor:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Title Vesting:	Fee
Mortgage Rate:	3.6575%			Property Manager:	Self-managed
Note Date:	May 12, 2017			4th Most Recent Occupancy (As of)(4):	93.5% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	86.1% (12/31/2015)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of) (4):	91.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of) (4):	85.2% (5/15/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	85.2% (5/15/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$28,984,156 (12/31/2014)
Call Protection:	L(26),D(87),O(7)			3rd Most Recent NOI (As of):	$35,039,436 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$51,101,092 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$53,218,707 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu; Subordinate Secured Debt
				U/W Revenues:	$81,259,520
				U/W Expenses:	$21,915,628
				U/W NOI(5):	$59,343,892
				U/W NCF(5):	$56,965,434
Escrows and Reserves:				U/W NOI DSCR(1):	3.48x
				U/W NCF DSCR(1):	3.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.9%
Taxes(2)	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value(6):	$1,155,000,000
Replacement Reserves(2)	$0	Springing	$446,400	As-Is Appraisal Valuation Date(6):	April 23, 2017
TI/LC Reserve(2)	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1)(6):	39.8%
Other(3)	$8,071,240	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	39.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Del Amo Fashion Center Senior Loan (as defined below).

(2)	During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrowers are required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrowers will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrowers fail to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges. A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

(3)	No upfront escrows were collected at origination. At loan origination, the Del Amo Fashion Center Whole Loan guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	As of the appraisal valuation date of April 23, 2017, the Del Amo Fashion Center Property had an “as-is” appraised value of $1,155,000,000. The appraiser also concluded to an “as-stabilized” value of $1,255,000,000 as of May 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 36.6% and an “as-stabilized” loan-to-value ratio at maturity of 36.6%.

The Mortgage Loan. The mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) that is evidenced by 17 pari passu promissory A-notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, 17 promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other (such A-Notes and B-Notes, collectively, the “Del Amo Fashion Center Senior Loan”) and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation (collectively, the “Del Amo Fashion Center Subordinate Loan”), which are secured by a first priority fee mortgage encumbering 1,769,525 square feet of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Notes A-2-2-A and B-2-2-A, in the aggregate principal amount of $30,000,000, are from each of the A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the WFCM 2017-C39 securitization trust.

The Del Amo Fashion Center Whole Loan was co-originated on May 12, 2017 by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale. The Del Amo Fashion Center Whole Loan had an original principal balance of $585,000,000, has an outstanding principal balance as of the Cut-off Date of $585,000,000 and accrues interest at an interest rate of 3.6575% per annum. The Del Amo Fashion Center Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the term of the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan matures on June 1, 2027.

Notes A-2-2-A and B-2-2-A, which will be contributed to the WFCM 2017-C39 Trust, had an aggregate original principal balance of $30,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000 and represent a non-controlling interest in the Del Amo Fashion Center Whole Loan. The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Note Summary(1)(2)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	BANK 2017-BNK6	No
A-1-4	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	DAFC 2017-AMO	No
A-2-2-A	$24,547,333	WFCM 2017-C39	No
A-2-2-B	$12,273,667	Barclays Bank PLC	No
A-2-3	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	DAFC 2017-AMO	No
A-3-2	$32,730,000	Société Générale	No
A-3-3(3)	$36,821,250	UBS 2017-C2	No
A-3-4	$12,273,750	Société Générale	No
A-4-1	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	BANK 2017-BNK6	No
B-1-1	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	BANK 2017-BNK6	No
B-1-4	$4,543,000	BANK 2017-BNK6	No
B-2-1	$2,700,000	DAFC 2017-AMO	No
B-2-2-A	$5,452,667	WFCM 2017-C39	No
B-2-2-B	$2,726,333	Barclays Bank PLC	No
B-2-3	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	DAFC 2017-AMO	No
B-3-2	$7,270,000	Société Générale	No
B-3-3(3)	$8,178,750	UBS 2017-C2	No
B-3-4	$2,726,250	Société Générale	No
B-4-1	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	BANK 2017-BNK6	No
Subordinate Loan	$125,700,000	DAFC 2017-AMO	No
Total	$585,000,000

(1)	The promissory notes currently held by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale and are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The B-Notes are subordinate to the A-Notes.

(3)	Notes A-3-3 and B-3-3 are expected to be contributed to the UBS 2017-C2 transaction.

Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Sources and Uses

Sources			Uses
Original whole loan amount(1)	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	3,288,487	0.6
			Return of Equity:	70,584,168	12.1
Total Sources	$585,000,000	100.0%	Total Uses	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of seventeen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, seventeen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000, and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 square feet of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million square feet Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel, restaurants including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant), entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open), as well as over 100 in-line retailers and brands including 25 first-to-market brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Collateral anchors include J.C. Penney and Nordstrom. The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. Included in the collateral are 11,892 parking spaces (approximately 6.7 spaces per 1,000 square feet).

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700, floor to ceiling living plant walls, skylights and lounge areas with complimentary Wi-Fi, (ii) the addition of approximately 350,000 square feet of in-line shops, the Nordstrom anchor and a multi-level parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads, BRIO Tuscan Grille and EMC Seafood & Raw Bar (which is expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s which is expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The following table presents certain information relating to the tenancy at the Del Amo Fashion Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$2.80	$457,325	0.9%	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(4)	$0(4)	0.0%(4)	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$39.93	$3,066,624	6.1%	$961,500(6)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$14.67(5)	$3,523,949	7.0%

Major Tenants
LA Fitness	NR/NR/NR	47,137	2.7%	$38.02	$1,792,237	3.6%	N/A	N/A	1/31/2022
Dave & Buster’s(7)	NR/NR/NR	42,336	2.4%	$34.00	$1,439,424	2.9%	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$16.25	$1,352,163	2.7%	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$42.90	$1,076,189	2.1%	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$39.20	$1,050,625	2.1%	$328	12.0%	10/31/2027
Burlington Coat Factory	NR/NR/NR	60,000	3.4%	$14.00	$840,000	1.7%	N/A	N/A	1/31/2025(8)
Marshalls(7)	NR/A2/A+	30,716	1.7%	$24.50	$752,542	1.5%	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$66.19	$741,858	1.5%	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$39.62	$712,799	1.4%	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$35.00	$707,595	1.4%	$377	13.4%	1/31/2018
Total Major Tenants		364,702	20.6%	$28.70	10,465,431	20.8%

Non-Major Tenants(9)		764,810	43.2%	$47.61	$36,415,851	72.2%

Occupied Collateral Total		1,507,658	85.2%	$33.43	$50,405,231	100.0%

Vacant Space		261,867	14.8%

Collateral Total		1,769,525	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 1, 2018.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 31, 2017 for Old Navy and XXI Forever, and 2016 for all other tenants.

(4)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(5)	The Total Anchor Tenants Annual U/W Base Rent PSF excludes Nordstrom square footage. Including Nordstrom, the Annual U/W Base Rent PSF is $9.32.

(6)	Sales PSF represents Sales per screen, based on 18 screens.

(7)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(8)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(9)	Non-Major Tenants include eleven tenants (2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

As of the trailing-twelve-month period that ended on March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. While the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales per square foot have grown from $441 per square foot to $611 per square foot, representing a 39% increase from 2013 to the trailing twelve month period that ended on March 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The following table presents a summary of historical comparable in-line sales at the Del Amo Fashion Center Property:

Comparable In-Line Sales Summary(1)

	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the borrower sponsor and only include tenants reporting comparable sales.

The following table presents certain information relating to the historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary

Tenant Name	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral) (2)(4)	$32,500,000	$30,200,000	NAV(5)	$96
Nordstrom(6)	NAV	NAV	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theaters(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales (PSF) reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center Property, totaling 423,307 square feet. Sales figures are representative of both stores. The 2014 sales figures represents three Macy’s stores.

(4)	Sears occupies 313,495 square feet, with approximately two levels being used for merchandizing and one level being used for office space. When excluding the office space, the adjusted estimated Sales figure is approximately $144 per square feet.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen, based on 18 screens.

The following table presents certain information relating to the lease rollover schedule at the Del Amo Fashion Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM/2017	8	26,342	1.5%	26,342	1.5%	$1,040,552	2.1%	$39.50
2018	11	204,233	11.5%	230,575	13.0%	$2,054,097	4.1%	$10.06
2019	16	45,696	2.6%	276,271	15.6%	$2,051,118	4.1%	$44.89
2020	12	88,993	5.0%	365,264	20.6%	$2,174,566	4.3%	$24.44
2021	10	115,598	6.5%	480,862	27.2%	$4,593,303	9.1%	$39.74
2022	11	67,982	3.8%	548,844	31.0%	$3,243,680	6.4%	$47.71
2023	4	75,763	4.3%	624,607	35.3%	$1,365,309	2.7%	$18.02
2024	17	51,974	2.9%	676,581	38.2%	$3,595,680	7.1%	$69.18
2025	44	176,862	10.0%	853,443	48.2%	$8,913,244	17.7%	$50.40
2026	56	222,472	12.6%	1,075,915	60.8%	$11,548,229	22.9%	$51.91
2027	22	202,821	11.5%	1,278,736	72.3%	$6,772,847	13.4%	$33.39
Thereafter	6	228,922	12.9%	1,507,658	85.2%	$3,052,606	6.1%	$13.33
Vacant	0	261,867	14.8%	1,769,525	100.0%	$0	0.0%	$0.00
Total/Weighted Average	217	1,769,525	100.0%			$50,405,231	100.0%	$33.43

(1)	Information was obtained from the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases that are not yet in occupancy (Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018)), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Del Amo Fashion Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	5/15/2017(2)(3)
93.5%	86.1%	91.5%	85.2%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)

The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). It also includes three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Del Amo Fashion Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	63.4%	$29.13
Grossed Up Vacant Space(3)	0	0	0	0	11,430,694	14.1	6.46
Total Reimbursables	12,142,979	15,224,540	25,514,526	26,374,801	25,211,150	31.0	14.25
Specialty Leasing Income(4)	1,960,645	2,348,117	3,373,175	3,266,342	3,366,899	4.1	1.90
Other Income(5)	584,173	964,983	1,396,597	1,359,783	1,135,576	1.4	0.64
Less Vacancy & Credit Loss	(316,274)	(134,368)	(441,700)	(630,344)	(11,430,694)	(-14.1)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	100.0%	$45.92

Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	27.0%	$12.39

Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	73.0%	$33.54
Capital Expenditures	0	0	0	0	223,460	0.3	0.13
TI/LC	0	0	0	0	2,154,999	2.7	1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	70.1%	$32.19

NOI DSCR(6)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(6)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI DY(6)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF DY(6)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	U/W Base Rent includes contractual rent steps through July 1, 2018.

(2)	The increase in U/W Base Rent from TTM 3/31/2017 Base Rent is partially due to the inclusion of ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(3)	Grossed up vacant space includes gross-up rent and recoveries.

(4)	Specialty leasing income includes income from temporary rental of available in-line space, kiosks, and carts as well as miscellaneous sources such as special events.

(5)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(6)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

The following table presents certain information relating to comparable properties to the Del Amo Fashion Center Property:

Competitive Set(1)

	Del Amo Fashion Center (Subject)	South Bay Galleria	Promenade on the Peninsula	Manhattan Village	South Bay Pavilion
Location	Torrance, CA	Redondo Beach, CA	Rancho Palos Verdes, CA	Manhattan Beach, CA	Carson, CA
Distance from Subject	--	3.5 miles	5.4 miles	7.5 miles	8.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1961/2017	1984/2014	1981/NAP	1981/NAP	1973/NAP
Anchors	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	Macy’s, Kohl’s, Cinemas	Equinox Fitness, Cinemas	Macy’s, Fry’s Electronics, Ralph’s/CVS	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas
Total GLA	1,769,525 SF	960,200 SF	374,186 SF	620,008 SF	1,016,554 SF
Total Occupancy	85.2%(2)	84.9%	80.6%	99.4%	82.2%

(1)	Information obtained from the appraisal.

(2)

As of May 15, 2017 which includes (i) ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and (ii) three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent. See “Cash Flow Analysis” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Cleveland East Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$30,000,000			Location:	Various – See Table
% of Initial Pool Balance:	2.6%			Size:	499,454 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$84.09
Borrower Name:	Shelbourne Cleveland East, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Shelbourne Global Solutions, LLC			Title Vesting:	Fee
Mortgage Rate:	5.217%			Property Manager:	Self-managed
Note Date:	June 27, 2017			4th Most Recent Occupancy (As of):	77.4% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.5% (12/31/2015)
Maturity Date:	July 6, 2022			2nd Most Recent Occupancy (As of):	90.8% (12/31/2016)
IO Period:	12 months			Most Recent Occupancy (As of):	91.6% (4/30/2017)
Loan Term (Original):	60 months			Current Occupancy (As of):	90.0% (5/22/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4) (As of):	$3,019,578 (12/31/2014)
Call Protection(2):	L(25),D(31),O(4)			3rd Most Recent NOI(4) (As of):	$2,876,786 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(4) (As of):	$4,256,701 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI(4) (As of):	$4,161,486 (TTM 4/30/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$9,717,961
				U/W Expenses:	$4,851,848
				U/W NOI(4):	$4,866,113
				U/W NCF:	$4,291,741
Escrows and Reserves:				U/W NOI DSCR(1):	1.75x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.55x
Taxes	$124,065	$124,065	NAP	U/W NOI Debt Yield(1)(3):	11.6%
Insurance	$69,859	$5,822	NAP	U/W NCF Debt Yield(1)(3):	10.2%
Replacement Reserves	$0	$6,243	NAP	As-Is Appraised Value:	$60,000,000
General TI/LC Reserve	$882,525	$41,621	$2,500,000	As-Is Appraisal Valuation Dates:	February 21, 2017
Landerbrook I Reserve(3)	$2,890,500	$0	$0	Cut-off Date LTV Ratio(1)(3):	70.0%
Deferred Maintenance	$196,507	$0	NAP	LTV Ratio at Maturity or ARD(1)(3):	65.9%

(1)	All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Cleveland East Office Portfolio Whole Loan (as defined below).

(2)	Following the lockout period, the borrower is permitted to partially release either the three Landerbrook Corporate Center buildings (collectively, the “Landerbrook Corporate Center Property”) or the Metropolitan Plaza Property in connection with a bona fide third party sale, subject to certain conditions, including (i) no event of default has occurred or is continuing; (ii) partial defeasance of the Cleveland East Office Portfolio Whole Loan in the amount equal to the greater of 120% of the released property’s allocated loan balance and 95% of the net sales proceeds; (iii) the debt service coverage ratio with respect to the remaining property will be no less than the greater of 1.55x and the debt service coverage ratio immediately prior to the release; (iv) the loan-to-value ratio with respect to the remaining property will be no greater than the lesser of 70.0% and the loan-to-value ratio immediately prior to the release; and (v) the debt yield with respect to the remaining property will be no less than the greater of 10.22% and the debt yield immediately prior to the release.

(3)	The loan documents provide for an upfront escrow at closing in the amount of $2,890,500 for a reserve related to suite 100 (18,050 square feet) and suite 150 (4,484 square feet) at the Landerbrook Corporate Center I property, which will be released to the borrower upon (i) the debt yield of the Cleveland East Office Portfolio Properties (as defined below) being no less than 11.0%; and (ii) the following leasing conditions being met: (a) the execution of a new lease for the entirety of the suite 100 space or suite 150 space for an initial term of at least five years with a minimum base rent of $23.50 per square foot (exclusive of any adjustments for free rent, if any), (b) all leasing expenses have been paid in full, and (c) the tenant under such lease has commenced paying full unabated rent. In the event that the borrower has only satisfied conditions (a) through (c) above with respect to one of the two spaces, the amount released will be based on the pro rata portion attributable to such space. Any funds not released to the borrower prior to April 6, 2022 may be used by the lender to partially prepay the loan. Assuming the full balance of $2,890,500 is applied to the Cleveland East Portfolio Whole Loan, the U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD are 12.4%, 11.0%, 65.2% and 61.1%, respectively.
(4)	See “Cash Flow Analysis” section.

The Cleveland East Office Portfolio Mortgage loan is part of a whole loan (the “Cleveland East Office Portfolio Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in one class A and one class B suburban office properties located in Mayfield Heights and Highland Hills, Ohio (the “Cleveland East Office Portfolio Properties”). The Cleveland East Office Portfolio Whole Loan was originated on June 27, 2017 by Argentic Real Estate Finance LLC. The Cleveland East Office Portfolio Whole Loan had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 5.217% per annum. The Cleveland East Office Portfolio Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND EAST OFFICE PORTFOLIO

interest-only payments for the first 12 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Cleveland East Office Portfolio Whole Loan matures on July 6, 2022.

The controlling Note A-1 had an original principal balance of $30,000,000, has an outstanding principal balance of $30,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C39 Trust. The non-controlling Note A-2 had an original principal balance of $12,000,000 and will be contributed to a future trust. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool-The Whole Loans-The Serviced Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	WFCM 2017-C39	Yes
A-2	12,000,000	Argentic Real Estate Finance LLC	No
Total Sources	$42,000,000

(1)	The lender provides no assurances that any non-securitized pari passu notes will not be split further.

Sources and Uses

Sources			Uses
Original whole loan amount	$42,000,000	69.4%	Purchase Price	$59,505,000	98.3%
Sponsor’s new cash contribution	18,527,011	30.6	Seller credit(1)	(3,773,025)	(6.2)
			Reserves	4,163,456	6.9
			Closing costs	631,580	1.0

Total Sources	$60,527,011	100.0%	Total Uses	$60,527,011	100.0%

(1)	A $3,773,025 credit was provided by the seller that was used to fund the Landerbrook I Reserve ($2,890,500) and a general TI/LC escrow ($882,525). As part of the sale, the seller master leased suite 100 (18,050 square feet) and suite 105 (4,484 square feet) at the Landerbrook Corporate Center I Property for a term of five years and cash collateralized the master lease with $2,890,500. No underwriting credit was given to such master lease.

The Cleveland East Office Portfolio Properties consist of two suburban office properties comprised of four separate buildings totaling 499,454 square feet. As of May 22, 2017, the Cleveland East Office Portfolio Properties were 90.0% leased to 27 tenants across a diverse spectrum of industries, including insurance, technology, financial services, real estate and healthcare.

The following table presents certain information relating to the Cleveland East Office Portfolio Properties:

Property Information

Property Name - Location	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut- off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut- off Date LTV
Landerbrook Corporate Center – Mayfield Heights, OH	$29,400,000	70.0%	85.3%	1997/NAP	336,349	$42,000,000	70.0%
Metropolitan Plaza – Highland Hills, OH	$12,600,000	30.0%	99.8%	2000/NAP	163,105	$18,000,000	70.0%
Total/Weighted Average	$42,000,000	100.0%	90.0%		499,454	$60,000,000	70.0%

(1)	Allocated Cut-Off Date Principal Balance based on Cleveland East Office Portfolio Whole Loan.

Landerbrook Corporate Center

Situated on a 20.0-acre site, the Landerbrook Corporate Center Property consists of three separate, three-story buildings (Landerbrook Corporate Center I, II and III) totaling 336,349 square feet (67.3% of net rentable area) located in Mayfield Heights, Ohio, approximately 12.2 miles east of Cleveland. Since 2014, approximately 175,511 square feet (52.2% of property net rentable area) of new or renewal leases have been executed at the Landerbrook Corporate Center Property. As of May 22, 2017, the Landerbrook Corporate Center Property was 85.3% leased to 15 tenants.

The 2016 estimated population within a three- and five-mile radius was 63,753, and 156,202, respectively, while the 2016 estimated average household income within the same radii was $92,895 and $93,129, respectively. According to a third party research report, the Landerbrook Corporate Center Property is located in the Lyndhurst/Landerhaven office submarket of the Cleveland office market, which, as of the third quarter of 2017, contained a total inventory of 2.5 million square feet, reported a vacancy rate of 5.6% and reported an average asking rental rate of $20.12 per square foot.

Metropolitan Plaza

Built in 2000 and situated on a 15.6-acre site, the Metropolitan Plaza Property consists of one, six-story building totaling 163,105 square feet (32.7% of net rentable area) located in Highland Hills, Ohio, approximately 10.7 miles southeast of Cleveland. Since 2014, approximately 42,808 square feet (26.2% of property net rentable area) of new or renewal leases have been executed at the Metropolitan Plaza Property. As of May 22, 2017, the Metropolitan Plaza Property was 99.8% leased to 12 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND EAST OFFICE PORTFOLIO

The 2016 estimated population within a three- and five-mile radius was 80,755, and 243,108, respectively, while the 2016 estimated average household income within the same radii was $79,117 and $71,661, respectively. According to a third party research report, the Metropolitan Plaza property is located in the Chagrin Corridor office submarket of the Cleveland office market, which, as of the third quarter of 2017, contained a total inventory of 6.1 million square feet, reported a vacancy rate of 5.9% and reported an average asking rental rate of $20.12 per square foot.

The following table presents certain information relating to the tenancy at the Cleveland East Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Progressive Insurance	A/A2/A	114,448	22.9%	$11.80(3)	$1,350,316(3)	15.7%	1/31/2023(4)(5)
Victoria Fire & Casualty Co.	NR/A1/NR	86,183(6)	17.3%	$20.83	$1,795,515	20.9%	9/30/2020(7)(8)
Park Place Technologies, LLC	NR/NR/NR	51,356	10.3%	$21.91	$1,125,060	13.1%	Various(9)(10)
ONX USA LLC	NR/NR/NR	23,464	4.7%	$22.50	$527,940	6.2%	3/31/2019(11)
COVERMYMEDS LLC	NR/NR/NR	20,896	4.2%	$21.50	$449,264	5.2%	1/31/2026(12)
Total Major Tenants		296,347	59.3%	$17.71	$5,248,095	61.2%

Non-Major Tenants		153,374	30.7%	$21.74	$3,333,757	38.8%

Occupied Collateral Total		449,721	90.0%	$19.08	$8,581,852	100.0%

Vacant Space		49,733(13)	10.0%

Collateral Total		499,454	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2018 totaling $78,522.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent represents the tenant’s average rent over the remaining lease term. The tenant’s current in-place annual base rent is $1,287,540 or $11.25 per square foot.

(4)	Progressive Insurance has two, three-year lease renewal options.

(5)	Progressive Insurance may terminate its lease on 38,486 square feet of its space on January 31, 2021 or January 31, 2022 with nine months’ written notice and payment of a termination fee equal to three months’ base rent and unamortized tenant improvements and leasing commissions (prorated for the 38,486 square feet only).

(6)	Victoria Fire & Casualty Co. is not utilizing approximately 10,200 square feet of its space.

(7)	Victoria Fire & Casualty Co. has one, five-year lease renewal option.

(8)	Victoria Fire & Casualty Co. may terminate its lease on 1,791 square feet of its space at any time upon providing 30 days’ written notice.

(9)	Park Place Technologies, LLC may terminate its lease with written notice, provided the tenant leases a minimum of 52,000 square feet within the Landerbrook Corporate Center Property. The tenant may also reduce its space by 6,155 square feet prior to November 31, 2019 with written notice, provided the tenant leases a minimum of 6,155 square feet within the Landerbrook Corporate Center Property.

(10)	Park Place Technologies, LLC has multiple leases that expire as follows: 4,156 square feet expiring December 31, 2017 and 47,200 square feet expiring November 30, 2022. Park Place Technologies, LLC lease has one, five-year lease renewal option for the 47,200 square feet expiring November 30, 2022.

(11)	ONX USA LLC has two, five-year lease renewal options.

(12)	COVERMYMEDS LLC has one, five-year lease renewal option.

(13)	Vacant space includes 7,750 square feet (1.6% of net rentable area) associated with one tenant that is dark but currently still paying rent. This tenant was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND EAST OFFICE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Cleveland East Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	5	20,830	4.2%	20,830	4.2%	$466,773	5.4%	$22.41
2018	6	25,443	5.1%	46,273	9.3%	$521,222	6.1%	$20.49
2019	5	40,360	8.1%	86,633	17.3%	$919,909	10.7%	$22.79
2020	4	96,894	19.4%	183,527	36.7%	$2,047,526	23.9%	$21.13
2021	4	37,473	7.5%	221,000	44.2%	$803,477	9.4%	$21.44
2022	4	55,601	11.1%	276,601	55.4%	$1,217,058	14.2%	$21.89
2023	4	141,272	28.3%	417,873	83.7%	$1,938,568	22.6%	$13.72
2024	1	10,952	2.2%	428,825	85.9%	$218,054	2.5%	$19.91
2025	0	0	0.0%	428,825	85.9%	$0	0.0%	$0.00
2026	2	20,896	4.2%	449,721	90.0%	$449,264	5.2%	$21.50
2027	0	0	0.0%	449,721	90.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	449,721	90.0%	$0	0.0%	$0.00
Vacant(4)	0	49,733	10.0%	499,454	100.0%	$0	0.0%	$0.00
Total/Weighted Average(5)	35	499,454	100.0%			$8,581,852	100.0%	$19.08

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration of date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Vacant space includes 7,750 square feet (1.6% of net rentable area) associated with one tenant that is dark but currently still paying rent. This tenant was underwritten as vacant.

(5)	The Cleveland East Office Portfolio Properties are occupied by 27 tenants subject to 35 leases.

The following table presents historical occupancy percentages at the Cleveland East Office Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	4/30/2017(1)	5/22/2017(2)(3)
77.4%	86.5%	90.8%	91.6%	90.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Occupancy does not include 7,750 square feet (1.6% of net rentable area) associated with one tenant that is dark but currently still paying rent and is required to pay rent through the term of their lease (February 29, 2020). This tenant was underwritten as vacant. Occupancy including this tenant is 91.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND EAST OFFICE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cleveland East Office Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 4/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,762,142	$7,605,396	$8,408,624	$8,551,513	$8,581,852(1)	88.3%	$17.18
Grossed Up Vacant Space	0	0	0	0	1,118,342	11.5	2.24
Total Reimbursables	1,167,559	942,628	1,417,220	1,211,969	1,162,567	12.0	2.33
Other Income	116,002	156,210	147,843	149,229	149,229	1.5	0.30
Rent Abatement	(428,762)	(1,371,734)	(1,149,542)	(967,891)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	(2,690)	(2,690)	(1,294,029)(2)	(13.3)	(2.59)
Effective Gross Income	$7,616,941	$7,332,501	$8,821,455	$8,942,130	$9,717,961	100.0%	$19.46

Total Operating Expenses	$4,597,362	$4,455,714	$4,564,755	$4,780,644	$4,851,848	49.9	$9.71

Net Operating Income	$3,019,578	$2,876,786(3)	$4,256,701(3)	$4,161,486(4)	$4,866,113(4)	50.1%	$9.74

TI/LC	0	0	0	0	499,454	5.1	1.00
Capital Expenditures	0	0	0	0	74,918	0.8	0.15
Net Cash Flow	$3,019,578	$2,876,786	$4,256,701	$4,161,486	$4,291,741	44.2%	$8.59

NOI DSCR(5)	1.09x	1.04x	1.54x	1.50x	1.75x
NCF DSCR(5)	1.09x	1.04x	1.54x	1.50x	1.55x
NOI DY(5)	7.2%	6.8%	10.1%	9.9%	11.6%
NCF DY(5)	7.2%	6.8%	10.1%	9.9%	10.2%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2018 totaling $78,522 and straight-line rent through the lease term of Progressive Insurance, an investment-grade tenant.

(2)	The underwritten economic vacancy is 11.9%. The Cleveland East Office Portfolio Properties were 90.0% physically occupied as of May 22, 2017.

(3)	The increase in Net Operating Income from 2015 to 2016 is primarily due to new and renewal leases totaling 74,143 square feet (14.8% of net rentable area) commencing between October 2015 and June 2016 as well as expiring abated rent periods from new and renewal leases signed in 2014 and 2015.

(4)	The increase in Net Operating Income from TTM 4/30/2017 to U/W is primarily due to abated rent periods associated with 141,819 square feet (28.4% of the net rentable area) of new and renewal leases that have expired.

(5)	The debt service coverage ratios and debt yields are based on the Cleveland East Office Portfolio Whole Loan.

The following table presents certain information relating to comparable retail properties to the Landerbrook Corporate Center Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Paragon Center I Mayfield Heights, OH	1988/NAV	53,676	100.0%	0.7 miles	Confidential	Dec 2016/ 5 Yrs	3,945	$19.95	NNN
Monarch Centre Mayfield Heights, OH	1988/NAV	88,000	80.0%	0.1 miles	Confidential	Sept 2016/ 5 Yrs	5,709	$22.50	MG
Landerbrook Office Park I Mayfield Heights, OH	1991/NAV	90,659	96.0%	0.2 miles	Confidential	Oct 2016/ 5 Yrs	2,448	$21.50	MG
Landerbrook Place Mayfield Heights, OH	1988/NAV	77,580	100.0%	0.1 miles	Confidential	Oct 2016/ 3 Yrs	1,718	$22.95	FSG
Landerbrook Place Mayfield Heights, OH	1988/NAV	77,580	100.0%	0.1 miles	Allied Dermatology	Aug 2016/ 11 Yrs	972	$24.41	MG

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND EAST OFFICE PORTFOLIO

The following table presents certain information relating to comparable retail properties to the Metropolitan Plaza Property

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Brulant Center Beachwood, OH	1978	96,006	92.2%	1.4 miles	Confidential	Oct 2016/ 5 Yrs	5,600	$20.00	FSG
Signature Square II Beachwood, OH	1989	82,000	90.8%	1.3 miles	Shimadzu	Aug 2016/ 3 Yrs	2,298	$22.50	MG
Executive Commons I Pepper Pike, OH	1971	36,880	89.8%	2.6 miles	Supreme Lending	May 2015/ 5 Yrs	508	$20.50	MG
Enterprise Place Beachwood, OH	1985	132,000	95.7%	1.7 miles	Aligned Health Center	Jan 2017/ 7 Yrs	2,175	$22.50	MG
Pepper Pike Place, Pepper Pike, OH	1980	72,000	97.7%	2.9 miles	Harvey Kotler Inc	Nov 2016/ 3 Yrs	829	$23.00	FSG

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Crowne Plaza Dallas

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$27,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$27,000,000			Location:	Dallas, TX
% of Initial Pool Balance:	2.4%			Size:	292 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$92,466
Borrower Name:	TOG Hotels Downtown Dallas LLC			Year Built/Renovated:	1969/2016
Sponsor:	Terry D. Tognazzini			Title Vesting:	Fee
Mortgage Rate:	4.660%			Property Manager:	Self-managed
Note Date:	June 19, 2017			4th Most Recent Occupancy (As of):	64.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	71.9% (12/31/2014)
Maturity Date:	July 4, 2027			2nd Most Recent Occupancy (As of):	79.6% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	78.9% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	78.8% (4/30/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,937,402 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$3,522,337 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,607,960 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$3,966,748 (TTM 4/30/2017)
Additional Debt Type:	NAP			U/W Revenues:	$13,158,749
				U/W Expenses:	$9,242,238
				U/W NOI:	$3,916,511
				U/W NCF:	$3,390,161
Escrows and Reserves:				U/W NOI DSCR:	2.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.03x
Taxes	$355,894	$50,842	NAP	U/W NOI Debt Yield:	14.5%
Insurance	$80,232	$26,744	NAP	U/W NCF Debt Yield:	12.6%
Replacement Reserves	$0	$43,863	NAP	As-If Complete Appraised Value(3):	$45,100,000
Deferred Maintenance	$122,000	$0	NAP	As-If Complete Appraisal Valuation Date(3):	March 21, 2017
PIP Reserve(1)	$4,765,255	Springing	NAP	Cut-off Date LTV Ratio(3):	59.9%
Seasonality Reserve(2)	$184,597	Springing	$184,597	LTV Ratio at Maturity or ARD(3):	52.6%

(1)	An upfront PIP Reserve of $4,765,255 for the Crowne Plaza Dallas Property was collected at closing for the proposed capital improvements required by the franchisor (“PIP Work”). In addition to this initial deposit, should any additional PIP Work be required by the franchisor, the borrower must deposit (within 30 days of receipt of notice from the franchisor) an amount equal to 115% of the estimated costs to complete such additional PIP Work, as reasonably determined by lender.
(2)	The Seasonality Reserve funds may be used for any monthly debt service payments occurring in June, July and August of each year if and only to the extent there is insufficient cash flow from the Crowne Plaza Dallas Property to make the monthly payments required; however, each disbursement can be no greater than $23,075. Any funds drawn down from the Seasonality Reserve will be replenished during the high season of February to June and October to December at a monthly amount equal to the lesser of $23,075 and the amount required for the Seasonality Reserve to be equal to the $184,597 cap. The cap may be adjusted annually by the lender based on the training 12-month operations to an amount that would result in a debt service coverage ratio of 1.25x for any shortfall months. If the monthly Seasonality Reserve is not sufficient to cover debt service shortfalls in any given month, the borrower will be required to deposit the difference.
(3)	The As-If Complete Appraised Value represents the value expected following the completion of renovations at the Crowne Plaza Dallas Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value of $38,900,000 are 69.4% and 61.0%, respectively.

The Crowne Plaza Dallas mortgage loan is evidenced by a first mortgage encumbering the fee interest in a 292-room full service hotel located in downtown Dallas, Texas (the “Crowne Plaza Dallas Property”). The Crowne Plaza Dallas Property was constructed in 1969, renovated in 2016 and is situated on a 0.7-acre site. The Crowne Plaza Dallas Property consists of 159 standard double full-size guestrooms, 83 standard king guestrooms, 30 two-bedroom suites, 16 double queen guestrooms and 4 king suites. Guestroom amenities include high definition television and complimentary high-speed WiFi. Amenities at the Crowne Plaza Dallas Property include a fitness center, business center, laundry service, valet parking, rooftop swimming pool, and 30,000 square feet of meeting space across 22 rooms, including the Dallas Grand Ballroom at 8,735 square feet accommodating up to 900 people. The Crowne Plaza Dallas Property also features Thrive Restaurant and Bar (“Thrive”) and Illume Nightclub. Thrive, which was recently renovated in September 2016 at approximately $500,000, offers a for-purchase breakfast and lunch buffet daily, as well as dinner offerings and room service. In total, approximately $1.9 million has been spent in capital expenditure upgrades at the Crowne Plaza Dallas Property over the past five years, which included renovations to the fitness center, Ilume Nightclub and Thrive as well as elevator maintenance and modernization of common areas.

The Crowne Plaza Dallas Property comprises a 480-space parking garage, resulting in a parking ratio of 1.6 spaces per guestroom. According to the appraisal, the market segmentation at the Crowne Plaza Dallas Property is 40% commercial, 35% meeting & group

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROWNE PLAZA DALLAS

and 25% leisure. The franchise agreement with Holiday Hospitality Franchising, LLC was recently extended and expires in October 2039. As part of the franchise extension, a property improvement plan (“PIP”) was required. A PIP reserve of approximately $4.8 million was escrowed at closing and is expected to be completed within approximately two years of loan closing.

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff	$18,482,643	68.5%
			Reserves	5,507,978	20.4
			Closing costs	739,801	2.7
			Return of equity	2,269,578	8.4
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Crowne Plaza Dallas			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 4/30/2017	63.5%	$138.65	$88.09	79.1%	$114.42	$90.47	124.5%	82.5%	102.7%
TTM 4/30/2016	63.9%	$135.07	$86.36	77.5%	$115.68	$89.60	121.1%	85.6%	103.7%
TTM 4/30/2015	66.4%	$124.53	$82.69	76.4%	$107.45	$82.10	115.1%	86.3%	99.3%

(1)	Information obtained from a third party hospitality report dated May 17, 2017. The competitive set includes the following hotels: Crowne Plaza Dallas Market Center, Doubletree Dallas Market Center, Autograph Collection the Adolphus, Hotel Indigo Dallas Downtown, Magnolia Dallas Downtown, Aloft Hotel Dallas Downtown.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Crowne Plaza Dallas Property:

Cash Flow Analysis

	2014	2015	2016	TTM 4/30/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	71.9%	79.6%	78.9%	78.8%	78.8%
ADR	$108.72	$112.30	$113.98	$113.86	$113.86
RevPAR	$78.20	$89.38	$89.88	$89.68	$89.68

Room Revenue	$8,378,637	$9,450,913	$9,619,518	$9,602,063	$9,602,063	73.0%	$32,884
F&B Revenue	2,757,951	2,428,661	2,083,751	2,373,393	2,373,393	18.0	8,128
Other Revenue	1,498,513	1,507,041	1,227,228	1,183,293	1,183,293	9.0	4,052
Total Revenue	$12,635,101	$13,386,614	$12,930,498	$13,158,749	$13,158,749	100.0%	$45,064

Total Department Expenses	4,461,737	4,524,988	4,123,717	4,025,953	4,025,953	30.6	13,788
Gross Operating Profit	$8,173,364	$8,861,626	$8,806,780	$9,132,796	$9,132,796	69.4%	$31,277

Total Undistributed Expenses	4,423,497	4,432,246	4,295,372	4,286,794	4,286,794	32.6	14,681
Profit Before Fixed Charges	$3,749,867	$4,429,380	$4,511,408	$4,846,002	$4,846,002	36.8%	$16,596

Total Fixed Charges	812,465	907,043	903,449	879,254	929,491	7.1	3,183

Net Operating Income	$2,937,402	$3,522,337	$3,607,960	$3,966,748	$3,916,511	29.8%	$13,413
FF&E	0	0	0	0	526,350	4.0	1,803
Net Cash Flow	$2,937,402	$3,522,337	$3,607,960	$3,966,748	3,390,161	25.8%	11,610

NOI DSCR	1.76x	2.11x	2.16x	2.37x	2.34x
NCF DSCR	1.76x	2.11x	2.16x	2.37x	2.03x
NOI DY	10.9%	13.0%	13.4%	14.7%	14.5%
NCF DY	10.9%	13.0%	13.4%	14.7%	12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C39	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.